OFFERING CIRCULAR

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

Amendment No. 1

REGULATION A OFFERING STATEMENT

UNDER THE SECURITIES ACT OF 1933

Alternative Securities

Market, LLC

Commission File Number: 0001626515

CALIFORNIA

UNITED STATES:

Alternative Securities Market, LLC

C/O: Alternative Securities Markets Group Corporation

4136 Del Rey Avenue

Marina Del Rey, California 90292

Phone: (800) 366-0908

6200 – Security & Commodity Brokers,                           _47-2395422______

    Dealers, Exchange Services

    (Primary Standard Industrial                                              (I.R.S. Employer Identification Number)

                                     Classification Code Number)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFED BY OPERATION OF THE TERM OF REGULATION A.

PART I - NOTIFICATION UNDER REGULATION A

Item 1.    Significant Parties

(a) (b)   Directors and Officers.

                Name and Address                                                               Position(s) Held

                Mr. Koorosh Rahimi                                               Senior Managing Member & Board of Directors Member

                Mailing: C/O: Alternative Securities Markets Group Corp., 4136 Del Rey Avenue, Marina Del Rey, CA 90292

                Mr. David Dobkin                                                 Managing Member & Board of Directors Member

                Mailing: C/O: Alternative Securities Markets Group Corp., 4136 Del Rey Avenue, Marina Del Rey, CA 90292

                Mr. Wes Johnson                                                   Managing Member & Board of Directors Member

                Mailing: C/O: Alternative Securities Markets Group Corp., 4136 Del Rey Avenue, Marina Del Rey, CA 90292

                Mr. Rich Moniac                                                    Managing Member & Board of Directors Member

                Mailing: C/O: Alternative Securities Markets Group Corp., 4136 Del Rey Avenue, Marina Del Rey, CA 90292

                Mr. Steven J. Muehler                                            Managing Member & Board of Directors Member

                Mailing: C/O: Alternative Securities Markets Group Corp., 4136 Del Rey Avenue, Marina Del Rey, CA 90292

(c) General Partners of the Issuer    N/A

(d) (e) Recorded and Beneficial owners of 5 percent or more of any class of the issuer’s equity securities.

The following provides the names and addresses of each of the Alternative Securities Market, LLC affiliates who own 5% or more of any class of our Equity Membership Units:

Name and Address of Record Owner	Membership Units of Record Owned	% of Membership Units of Record Owned
Alternative Securities Markets Group Corporation (1) (2) (3) (4) (5) (6) (7) (8) (9) (10) (11) (12)	750 Equity Membership Units	75%
Mr. Koorosh Rahimi (7) (8) (9)	125 Equity Membership Units	12.5%
Mr. David Dobkin (4) (5) (6)	125 Equity Membership Units	12.5%

(1)     Mr. Wes Johnson is the Chief Executive Officer and Board of Directors Member of Alternative Securities Markets Group Corporation (30% voting rights)

(2)     Mr. Wes Johnson a Managing Member of Alternative Securities Market, LLC

(3)     Mailing Address: Alternative Securities Markets Group Corporation, 4136 Del Rey Avenue, Marina Del Rey, California 90292

(4)     Mr. David Dobkin is the President of Investment Banking and Board of Directors Member of Alternative Securities Markets Group Corporation (5% voting rights)

(5)     Mr. David Dobkin is a Managing Member of Alternative Securities Market, LLC

(6)     Mailing Address: Alternative Securities Markets Group Corporation, 4136 Del Rey Avenue, Marina Del Rey, California 90292

(7)     Mr. Koorosh Rahimi is the President of Asset Management and Board of Directors Member for Alternative Securities Markets Group Corporation  (5% voting rights)

(8)     Mr. Koorosh Rahimi is the Senior Managing Member of Alternative Securities Market, LLC

(9)     Mailing Address: Alternative Securities Markets Group Corporation, 4136 Del Rey Avenue, Marina Del Rey, California 90292

(10)  Mr. Steven J. Muehler is the Founder, Chief Financial Officer and Board of Directors Member for Alternative Securities Markets Group Corporation (30% voting rights)

(11)  Mr. Steven J. Muehler is the Chief Financial Officer for Alternative Securities Market, LLC

(12)  Mailing Address: Alternative Securities Markets Group Corporation, 4136 Del Rey Avenue, Marina Del Rey, California 90292

(f) Promoters of the issuer

All Members of:

Company:

Alternative Securities Market, LLC

C/O: Alternative Securities Markets Group Corporation

4136 Del Rey Avenue

Marina Del Rey, California 90292

http://www.ASMGCorp.com

Phone: (213) 407-4386

Email: Legal@ASMGCorp.com

g) Affiliates of the issuer.

                                Alternative Securities Market, LLC is a wholly owned Subsidiaries of Alternative Securities Markets Group Corporation. Affiliates of Alternative Securities Corporation known as of the date of this filing are:

                Wholly Owned Subsidiaries:

•         Alternative Securities Market, LLC (Future Broker Dealer)

•         Alternative Securities Market Exchange, Inc. (Stock Exchange)

•         Alternative Securities Markets Group Limited (Bermuda Stock Exchange Broker / BSX Trading Member)

•         Samba Brazilian Gourmet Pizza Corporation

•         Alternative Securities Market Fixed Income Mortgage Fund(s) (Income Producing Real Estate Holdings)

•         Alternative Securities Markets Group Aviation & Aerospace Fund (Alt. Securities Market Fund)

•         Alternative Securities Markets Group Biofuels Market Fund, LLC (to be formed in 2015)

•         Alternative Securities Markets Group California Water Rights Market Fund, LLC (to be formed in 2015)

•         Alternative Securities Markets Group Commercial Mortgage Clearinghouse Fund, LLC (to be formed in 2015)

•         Alternative Securities Markets Group Energy Market Fund, LLC (to be formed in 2015)

•         Alternative Securities Markets Group Entertainment and Media Market Fund, LLC (to be formed in 2015)

•         Alternative Securities Markets Group Fashion and Textiles Market Fund, LLC (to be formed in 2015)

•         Alternative Securities Markets Group Financial Services Market Fund, LLC (to be formed in 2015)

•         Alternative Securities Markets Group Food and Beverage Market Fund, LLC (to be formed in 2015)

•         Alternative Securities Markets Group Hotel and Hospitality Market Fund, LLC (to be formed in 2015)

•         Alternative Securities Markets Group Life Settlement Market Fund, LLC (to be formed in 2015)

•         Alternative Securities Markets Group Medical Device and Pharmaceuticals Market Fund, LLC (to be formed in 2015)

•         Alternative Securities Markets Group Mining and Mineral Rights Market Fund, LLC (to be formed in 2015)

•         Alternative Securities Markets Group Oil and Natural Gas Market Fund, LLC (to be formed in 2015)

•         Alternative Securities Markets Group Residential Mortgage Clearinghouse Fund, LLC (to be formed in 2015)

•         Alternative Securities Markets Group Restaurant and Nightclub Market Fund, LLC (to be formed in 2015)

•         Alternative Securities Markets Group Retail and E-Commerce Market Fund, LLC (to be formed in 2015)

•         Alternative Securities Markets Group Technologies Market Fund, LLC (to be formed in 2015)

(h)  Counsel for Issuer and Underwriters.

                Underwriter:

                Alternative Securities Markets Group Corporation

                4136 Del Rey Avenue

                Marina Del Rey, California 90292

                Website: http://www.ASMGCorp.com

                Phone: (213) 407-4386

                Email: Legal@ASMGCorp.com

(i) through (m)    None

Item 2.  Application of Rule 262.

(a)  (b)  None of the persons identified in response to Item 1 are subject to any of the disqualification provisions set forth in Rule 262 and, as a result, no such application for a waiver if disqualification has been applied for, accepted or denied.

Item 3.  Affiliate Sales.

None of the proposed offering involves the resale of securities by affiliates of the issuer.

Item 4.  Jurisdictions in which Securities are to be offered.

(a)The Securities to be offered in connection with this proposed offering shall be offered by Licensed Securities Brokers of Alternative Securities Market, LLC and by Registered Investment Advisors of Alternative Securities Markets Group Corporation.

(b)The Securities in this proposed offering shall be offered in the following jurisdictions (but not limited to), subject to qualification in each State, as necessary:

•         California

•         Florida

•         New York

•         Illinois

•         Texas

•         Nevada

•         Arizona

The Securities to be offered with this proposed Offering shall be offered by the Company’s Managing Members: Mr. Wes Johnson, Mr. David Dobkin, and Mr. Koorosh Rahimi, through a web-based platform called the “Alternative Securities Market”. The Alternative Securities Markets Group Corporation is the Owner and Operator of the Alternative Securities Market, and the terms of its operations can be found in the “Description of Business” section of this Registration Statement. The Alternative Securities Market can be accessed at: http://www.ASMX.CO and/or http://www.AlternativeSecuritiesMarket.com.

This Offering Circular will be furnished to prospective Investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the website.

In order to subscribe to purchase the Units, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to Alternative Securities Market, LLC and mail or wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

The Investing Section of the Website Hosting this Offering will be coded to only allow access to invest to those prospective Investors that reside in jurisdictions where the Offering is registered and meet any State-Specific Investor Suitability Standards.

Item 5.  Unregistered Securities Issued or Sold Within One Year.

The Company was formed as a California Limited Liability Company in December of 2014. Since its formation, the Company has issued ONE THOUSAND (1,000) Equity Membership Units as illustrated below:

Name & Address

Amount Owned

Alternative Securities Markets Group Corporation
4050 Glencoe Avenue
Marina Del Rey, California 90292

Equity Membership Units:
1,000 Units (100%)

On July 15th, 2015, the Company sold SEVEN HUNDRED FIFTY EQUITY MEMBERSHIP UNITS to “Alternative Securities Markets Group Corporation” for a price of $1.00 USD per Equity Membership Unit ($750 USD Total).

On July 15th, 2015, the Company sold ONE HUNDRED TWENTY-FIVE EQUITY MEMBERSHIP UNITS to Mr. Koorosh Rahimi for a price of $1.00 USD per Equity Membership Unit ($125 USD Total).

On July 15th, 2015, the Company sold ONE HUNDRED TWENTY-FIVE EQUITY MEMBERSHIP UNITS to Mr. David Dobkin for a price of $1.00 USD per Equity Membership Unit ($125 USD Total).

Name and Address of Record Owner	Membership Units of Record Owned	% of Membership Units of Record Owned
Alternative Securities Markets Group Corporation	750 Equity Membership Units	75%
Mr. Koorosh Rahimi	125 Equity Membership Units	12.5%
Mr. David Dobkin	125 Equity Membership Units	12.5%

The issuance of all the foregoing shares was in reliance of the exception from registration afforded by Section 4(2) of the Securities Act of 1933, as amended.

Item 6.  Other Present or Proposed Offerings.

The Parent Company of Alternative Securities Market, LLC, “Alternative Securities Markets Group Corporation”, intends to offer and sell equity and/or debt securities related to additional financial services products it offers, or for products and services offered by one of its wholly owned subsidiaries. Alternative Securities Markets Group Corporation, through its wholly owned subsidiaries, expects to file one or more new Offering Statements on SEC Form 1-A covering the additional Offerings for qualification with the Securities and Exchange Commission, under the NASAA Coordinated Review Program and with any individual State, to the extent necessary

Item 7.  Marketing Arrangements.

a.        Neither the Company nor anyone named in Item 1 is aware of any arrangement:

a.        To limit or restrict the sale of other securities of the same class of those to be offered for the period of distribution;

b.        To stabilize the market for any of the securities to be offered; or

c.        For withholding commissions or otherwise to hold each underwriter or dealer responsible for the distribution of its participation

b.        Alternative Securities Markets Group Corporation, as Underwriter for the Offering, will confirm sales to all accounts.

Item 8.  Relationship with Issuer of Experts Named in Offering Statement.

No experts were employed on a contingent basis or otherwise, nor do they have any material interest in the Issuer or any of its affiliated companies (if any), their Executives, or their Agents.

Item 9.  Use of a Solicitation of Interest Document.

The Company has not used a publication, whether or not authorized by Rule 254, prior to the filing of this notification

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PART II – OFFERING CIRCULAR

Alternative Securities

Market, LLC

Best Efforts Offering of 200,000 Secured Investment Certificates

This Offering Circular relates to the offer and sale of up to $20,000,000 in principal amount (the “Offering”) of Secured Fixed-Rate Investment Certificates (the “Certificates”) of ALTERNATIVE SECURITIES MARKET, LLC, a California Limited Liability Company (the “Company”). The Company’s principal office is located at 4013 Del Rey Avenue, Marina Del Rey, California 90292, and its telephone number is (800) 366-.0908.

The Certificates will be issued in the minimum amount of $100 and in multiples of $100. The Certificates will be offered in maturities of 6 to 18 months from the date issued, with a fixed interest rate depending on the term. The Company will typically issue Certificates on the same or next day, after deposit by the Company of the Subscriber’s payment check and the check is collected by the Company’s Bank. See “Description of Certificates” on Page 129 of this Registration Statement. The Interest Rate for each Certificate will be based on the formula set forth below and varies according to the term of the Certificate. See “Description of Certificates – Principal, Maturity and Interest” on Page 129 of this Registration Statement. The Minimum and the Maximum Fixed Interest Rates which are offered will change from time to time in response to changes in the current “Wall Street Journal’s Prime Rate” data obtained from the Wall Street Journal, or a similar credible source. The “Prime Rate”, as reported by the Wall Street Journal’s Bank Survey, is among the most widely used benchmark in setting home equity lines of credit and credit card rates. It is in turn based on the Federal Funds Rate, which is set by the Federal Reserve. The Interest Rates for new Certificates are set on the First Monday of each month at the start of business based on the Wall Street Journal’s Prime Rate on that day. Such rates are paid on all Certificates issued between the start of business on that Monday and the close of business on the last day prior to the First Monday of the next month. The following table sets forth the formula for determining the Interest Rates for the Certificates and the Initial Interest Rate based on the most recent Wall Street Journal’s Prime Rate as of AUGUST 3rd, 2015.

TERM	WALL STREET JOURNAL’S PRIME RATE	INTEREST RATES AS OF AUGUST 3rd, 2015
6 MONTHS	Prime Plus 1.0%	4.25%
9 MONTHS	Prime Plus 2.0%	5.25%
12 MONTHS	Prime Plus 2.5%	5.75%
15 MONTHS	Prime Plus 3.0%	6.25%
18 MONTHS	Prime Plus 3.5%	6.75%

The Initial Rates set forth above will be effective only for Certificates issued between MONDAY, AUGUST 3rd, 2015 and FRIDAY, AUGUST 31st, 2015. The Interest Rates fluctuate based on the formula set forth above, and to determine the current rates, prospective investors in the Certificates should call the Company at (800) 366-0908, or consult the web page: http://www.ASMGCorp.com.

The Company may prepay some or all of the Certificates at any time prior to their Maturity without premium or penalty.

The Company will pay Interest on Certificates Quarterly, Semi-annually or at Maturity, at the Holder’s option. All Certificates will be issued in fully registered form.

The Certificates will be subject to automatic rollover. Fifteen business days before the maturity date of the Certificate, the Company will notify the Holder that the Certificate is going to mature and request whether the holder wishes to let the Certificate rollover, or to be repaid. The Company will repay holders who notify in ten business days before the Maturity Date that they wish to be repaid. Unless the holder notifies the Company ten business days before the maturity date that it does not wish to let the Certificate rollover and presents the Certificate for payment, or the Company otherwise elects to repay the Certificate, the Certificate rollover will be automatically rolled-over into a new Certificate at the Interest Rate then being offered by the Company based on the same term as the original Certificate. The Holder may elect to rollover all, or a portion of, the Certificates it owns. To determine the Interest Rate applicable to the rolled-over Certificate, Holders should call the Company at (213) 407-4386, or consult the web pages at: http://www.ASMGCorp.com; http://www.ASMX.CO and/or http://www.AlternativeSecuritiesMarket.com. The rolled-over Certificate will bear interest at the then current interest rate for newly issued Certificates, based on the formula described above, the maturity date will be extended for an additional term of identical length as the original Certificate, and the frequency of Interest Payments will be identical to the frequency of the Original Certificate.

Due to automatic rollover, Investors will not receive payment of principal at Maturity or subsequent payment dates unless the Investor complies with the procedures for notification and delivery of Certificates. See “Payment or Rollover at Maturity” on page 122 of this Registration Statement.

The Company, through its Managing Members: Mr. Koorosh Rahimi, Mr. Weslie W. Johnson and Mr. David Dobkin, are each offering the Certificates Investors through this Officering on an ongoing and continuous basis. The Certificates will be issued at their principal face value, without a discount, and are not being sold through commissioned sales agents or underwriters. See “Plan for Distribution” on page 27 of this Registration Statement.

The Certificates are being offered, and will be sold, pursuant to the exemption from registration provided by Section 3(b) of the Securities Act of 1933, as amended (the “Act”), and Regulation A promulgated thereunder. The Offering is not contingent upon sales of a minimum offering amount and there is no minimum aggregate amount of Certificates that must be sold in order for us to have access to the Offering proceeds. We may accept subscriptions as they are received. The Offering will terminate upon the earlier to occur of (i) the date that is not more than one year after the Offering is qualified by the United States Securities and Exchange Commission (The “Commission”), and (ii) the date on which $50,000,000 of Certificates qualified hereunder have been sold.

The Certificates will not be listed on any exchange or quoted on any automated dealer quotation system. Currently, there is no public market for the Certificates.

This Offering Circular shall not constitute an offer to sell or the solicitation to an offer to buy, nor shall there be any sales of these securities in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such State.

THERE IS AT THIS TIME, NO PUBLIC MARKET FOR THE SECURED INVESTMENT CERTIFICATES.

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

AUGUST 1st, 2015

ITEM 2: DISTRIBUTION SPREAD

	Number of Certificates	Offering Price	Selling Commissions	Proceeds to Company
Per Certificate	-------	$100.00	$0.00	$100.00
Total Minimum	001	$100.00	$0.00	$100.00
Total Maximum	200,000	$20,000,000	$0.00	$20,000,000

1)       We are offering a maximum of 200,000 Secured Fixed-Rate Investment Certificates at the price indicated

2)       Underwriter Expense paid to Alternative Securities Markets Group Corporation: $600,000 USD (3% of the Gross Offering)

3)       We expect to incur offering and registration expenses:

a.        California: $40,200

b.        New York: $1,200

c.        Texas: $20,100

d.        Florida: $1,000

4)       Additional Fees for Legal Review and Opinion(s), Accounting Costs related to the drafting of this Registration Statement and Escrow Fees should not exceed $25,000 USD. Any costs above $25,000 will be paid by the Managing Members of the Company.

5)       We do not intend to use a Broker-Dealer for this Offering.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSURER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.   THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICIATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICIATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OHER THAN AN INVESTMENT IN THE SECURED INVESTMENT CERTIFICATES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

THIS OFFERING IS SUBJECT TO WITHDRAWAL OR CANCELLATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE.   THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURITIES SUBSCRIBED FOR BY SUCH INVESTOR.

THE OFFERING PRICE OF THE SECURED INVESTMENT CERTIFICATES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURED INVESTMENT CERTIFICATES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURED INVESTMENT CERTIFICATES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE SECURED INVESTMENT CERTIFICATES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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PART II — OFFERING CIRCULAR

ITEM 3.  SUMMARY INFORMATION, RISK FACTORS AND DILUTION

GENERAL RISKS ASSOCIATED WITH INVESTMENT IN THE

ALTERNATIVE SECURITIES MARKET, LLC

Investing in the Company’s Secured Investment Certificates is very risky.  You should be able to bear a complete loss of your investment.  You should carefully consider the following factors, including those listed in this private securities offering.

Development Stage Business

Alternative Securities Market, LLC commenced operations in December of 2014. The Company was formed as a California Limited Liability Company. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that Alternative Securities Market, LLC will operate profitably.

Inadequacy of Funds

Gross offering proceeds of a maximum of $20,000,000 may be realized.  Management believes that such proceeds will capitalize and sustain the Company sufficiently to allow for the implementation of the Company’s Business Plans.  If only a fraction of this Offering is sold, or if certain assumptions contained in Management’s business plans prove to be incorrect, the Company may have inadequate funds to fully develop its business.

Dependence on Management

In the early stages of development the Company’s business will be significantly dependent on the Company’s three Managing Members: Mr. Koorosh Rahimi, Mr. David Dobkin; and Mr Weslie W. Johnson. Mr. Koorosh Rahimi is the Senior Managing Member of the Company, Mr. David Dobkin is a Managing Member of the Company, and Mr. Weslie W. Johnson is a Managing Member of the Company.

Mr. Wes Johnson is also the Chief Executive Officer of Alternative Securities Markets Group Corporation; Mr. David Dobkin is the President of Investment Banking of Alternative Securities Markets Group Corporation; Mr. Koorosh Rahimi is the President of Asset Management of Alternative Securities Markets Group Corporation. Mr. Johnson, Mr. Dobkin and Mr. Rahimi will each be dedicating his full time to the to the Management of the Company.

Mr. Dobkin and Mr. Rahimi will each be dedicating than their full time to the Company, and Mr. Johnson will only be able to dedicate 1-5 hours per week to the Management of the Company.

Risks of Borrowing

The Company does not intend to incur any additional debt beyond the debt commitments provided in this offering. Should the Company incur additional debt in the future, additional possible risks could arise.  If the Company incurs additional indebtedness, a portion of the Company’s cash flow will have to be dedicated to the payment of principal and interest on such new indebtedness.  Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility.  Such loan agreements could also provide for default under certain circumstances, such as failure to meet certain financial covenants.  A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of members of the Company.  A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

Unanticipated Obstacles to Execution of the Business Plan

The Company’s business plans may change significantly.  Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements.  Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors.  Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Management Discretion as to Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.”  The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Investors in order to address changed circumstances or opportunities.  As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the Company’s Managing Member with respect to application and allocation of the net proceeds of this Offering.  Investors for the Secured Investment Certificates offered hereby will be entrusting their funds to the Company’s Managing Member, upon whose judgment and discretion the investors must depend.

Minimum Amount of Capital to be Raised

There is no minimum amount of Secured Investment Certificates that need to be sold in this offering for the Company to access the investment funds is. All Investor funds will be transferred from the Company’s Investment Deposit Account to the Company’s General Business Operation Account. The Company cannot assure you that subscriptions for the entire Offering will be obtained. The Company has the right to terminate this offering of Secured Investment Certificates at any time, regardless of the number of Secured Investment Certificates that have sold. The Company’s ability to meet financial obligations, cash needs, and to achieve objectives, could be adversely affected if the entire offering of Secured Investment Certificates is not fully subscribed.

Control by Management

As of July 15th, 2015 the Alternative Securities Markets Group Corporation owned 75% of the Company’s outstanding Equity Membership Units, and Mr. Koorosh Rahimi and Mr. David Dobkin each owned 12.5% of the Company’s outstanding Equity Membership Units.

Mr. Wes Johnson, a Managing Member of Alternative Securities Market, LLC, is also the Chief Executive Officer of Alternative Securities Markets Group Corporation, and currently holds 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. Steven J. Muehler, the Chief Financial Officer of Alternative Securities Market, LLC, is also the Chief Financial Officer of Alternative Securities Markets Group Corporation, and currently holds 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. Koorosh Rahimi, the Senior Managing Member of Alternative Securities Market, LLC, is also the President of Asset Management of Alternative Securities Markets Group Corporation, and currently holds 5% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. David Dobkin, a Managing Member of Alternative Securities Market, LLC, is also the President of Investment Banking of Alternative Securities Markets Group Corporation, and currently holds 5% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Upon completion of this Offering, the Alternative Securities Markets Group Corporation will own 75% of the issued and outstanding Equity Membership Units of the Company, and Mr. Koorosh Rahimi and Mr. David Dobkin will each own 12.5% of the issued and outstanding Equity Membership Units of the Company.  Investors of the Company’s Convertible Investment Certificates will not have the ability to control either a vote of the Company’s Managers or any appointed officers.  See“COMPANY MANAGERS” section.

No Assurances of Protection for Proprietary Rights; Reliance on Trade Secrets

In certain cases, the Company may rely on trade secrets to protect intellectual property, proprietary technology and processes, which the Company has acquired, developed or may develop in the future.  There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology.  The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated.  The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area.  The Company may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

The Company’s Continuing as a Going Concern Depends Upon Financing

If the Company does not raise sufficient working capital and continues to experience pre-operating losses, there will most likely be substantial doubt as to its ability to continue as a going concern. Because the Company has generated no revenue, all expenditures during the development stage have been recorded as pre-operating losses. Revenue operations have not commenced because the Company has not raised the necessary capital.

Broker - Dealer Sales of Units

The Company’s Secured Investment Certificates are not included for trading on any exchange, and there can be no assurances that the Company will ultimately be registered on any exchange.  The NASDAQ Stock Market, Inc. has recently enacted certain changes to the entry and maintenance criteria for listing eligibility on the NASDAQ SmallCap Market.  The entry standards require at least $4 million in net tangible assets or $750,000 net income in two of the last three years.  The proposed entry standards would also require a public float of at least 1 million shares, $5 million value of public float, a minimum bid price of $2.00 per share, at least three market makers, and at least 300 shareholders.  The maintenance standards (as opposed to entry standards) require at least $2 million in net tangible assets or $500,000 in net income in two of the last three years, a public float of at least 500,000 shares, a $1 million market value of public float, a minimum bid price of $1.00 per share, at least two market makers, and at least 300 shareholders.

No assurance can be given that the Company will ever convert to a Stock Corporation and No assurances can be given that the Company’s Stock Units would ever qualify for inclusion on the NASDAQ System or any other trading market until such time as the Managing Member deems it necessary.  As a result, the Company’s Secured Investment Certificates are covered by a Securities and Exchange Commission rule that opposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and qualified investors.  For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale.  Consequently, the rule may affect the ability of broker-dealers to sell the Company’s securities and will also affect the ability of members to sell their units in the secondary market.

Secondary Market

No application is currently being prepared for the Company's Secured Investment Certificates to be admitted to the Official Listing and trading on any regulated market. No application is being prepared to include the Secured Investment Certificates to trading on an "Over-the-Counter" or "Open Market", though the Company may choose to convert to a Stock Corporation within the next Five Years and submit an S-1 or Form 10 Filing. There can be no assurance that a liquid market for the Secured Investment Certificates will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their Secured Investment Certificates easily or at prices that will provide them with yield comparable to similar investments that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of the Secured Investment Certificates and investors wishing to sell the Secured Investment Certificates might therefore suffer losses.

Unavailability of Rule 144 for Resales

The Company may be regarded under Rule 12b-2 of the Securities Exchange Act of 1934 as a shell company. Shareholders who hold Secured Investment Certificates which are not subject to a registration statement under the Securities Act often rely upon Rule 144 for their resale. Rule 144 is not available for the resale of securities initially issued by either reporting or non-reporting shell companies (other than a business combination related shell company) or an Issuer that has been, at any time previously, a reporting or non-reporting shell company, unless the issuer meets specified conditions. A Secured Investment Certificate holder may resell securities pursuant to Rule 144’s Safe Harbor if the following conditions are met:

1)       The Issuer of Securities that was formerly a reporting or non-reporting company has ceased to be a shell;

2)       The Issuer of the Securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3)       The Issuer of the Securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

4)       At least one year has elapsed from the time the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Long Term Nature of Investment

An investment in the Company’s Secured Investment Certificates may be long term and illiquid.  As discussed above, the offer and sale of the Secured Investment Certificates will not be registered under the Securities Act or any foreign or state securities laws by reason of exemptions from such registration, which depends in part on the investment intent of the investors.  Prospective investors will be required to represent in writing that they are purchasing the Units for their own account for long-term investment and not with a view towards resale or distribution.  Accordingly, purchasers of Secured Investment Certificates must be willing and able to bear the economic risk of their investment for an indefinite period of time.  It is likely that investors will not be able to liquidate their investment in the event of an emergency.

Compliance with Securities Laws

The Company’s Secured Investment Certificates are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, applicable California Securities Laws, and other applicable state securities laws.  If the sale of Secured Investment Certificates were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of Secured Investment Certificates.  If a number of purchasers were to obtain rescission, we would face significant financial demands, which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

All of the Alternative Securities Markets Group Corporation’s Businesses are subject to risks related to Litigation, Arbitration Actions and Governmental and Self-Regulation Organization Investigations

All Companies of the Alternative Securities Markets Group Corporation are subject to legal proceedings arising out of their business operations, including lawsuits, arbitration claims, regulatory, governmental and Self Regulating Organization subpoenas, investigations and actions and other claims. We anticipate the majority of any legal claims will be client initiated and involve the purchase or sale of investment securities. We plan in our Investment Advisory Program (Alternative Securities Markets Group Corporation), we will have fiduciary obligations that require the Alternative Securities Markets Group Corporation and its Registered Financial Advisors to act in the best interests of its Advisors Clients. The Alternative Securities Markets Group Corporation’s Companies may face liabilities for actual or alleged breaches of legal duties to our Advisors’ Clients, in respect of issues related to the suitability of the financial products that the Alternative Securities Markets Group Corporation makes available to its Clients, or the investment advice of our Alternative Securities Markets Group Corporation’s Registered Investment Advisors based on the Clients’ objectives. In addition, the Alternative Securities Markets Group Corporation’s Companies may also become subject to claims, allegations and legal proceedings that the Alternative Securities Markets Group Corporation or a wholly owned subsidiary of the Alternative Securities Markets Group Corporation, has infringed or misappropriated intellectual property or other proprietary rights of others. In addition, the Alternative Securities Markets Group Corporation, or a wholly owned subsidiary of the Alternative Securities Markets Group Corporation, may be subject to legal proceedings related to employment matters, including wage and hour, discrimination or harassment claims. The outcome of any such actions cannot be predicted, and a negative outcome in such a proceeding could result in substantial legal liability, loss of intellectual property rights and injunctive or other equitable relief against the Alternative Securities Markets Group Corporation or a wholly owned subsidiary of the Alternative Securities Markets Group Corporation. Further, such outcome may cause us significant reputational harm and could have a material adverse effect on the Company’s business, results of operations, cash flows or financial condition.

Alternative Securities Markets Group Corporation’s Risk Management Policies and Procedures May Not be Fully Effective in Mitigating the Alternative Securities Markets Group Corporation’s, or that of a wholly owned Subsidiary of the Alternative Securities Markets Group Corporation’s, Risk Exposure in all Market Environments or Against all Types of Risks.

The Alternative Securities Markets Group Corporation has adopted policies and procedures to identify, monitor and manage the operational risks of the Alternative Securities Markets Group Corporation, and that of its wholly owned subsidiaries. These policies and procedures, however, may not be fully effective. Some of the Alternative Securities Markets Group Corporation’s risk evaluation methods depend upon information provided by others and public information regarding markets, clients or other matters that are otherwise accessible by the Alternative Securities Markets Group Corporation, and it’s wholly owned subsidiaries. In some cases, however, that information may not be accurate, complete or up-to-date. Also, because the Alternative Securities Markets Group Corporation’s Advisors may work in small, decentralized offices, additional risk management challenges may exist. If the Alternative Securities Markets Group Corporation’s policies and procedures are not fully effective or the Alternative Securities Markets Group Corporation is not always successful in capturing all risks to which the Alternative Securities Markets Group Corporation, or a wholly owned subsidiary, the Alternative Securities Markets Group Corporation or its wholly owned subsidiary may suffer harm to its reputation or be subject to litigation or regulatory actions that could have a material adverse effect on its business and financial condition.

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RISKS ASSOCIATED WITH INVESTMENT RELATIONSHIP WITH THE ALTERNATIVE SECURITIES MARKETS GROUP’S – ALTERNATIVE SECURITIES MARKET, LLC

Alternative Securities Market, LLC Depends on its Ability to Attract and Retain Experienced and Productive Securities Brokers

Alternative Securities Market, LLC expects to derive a large portion of its revenues from commissions and fees generated by its Securities Brokers. The Alternative Securities Market, LLC’s ability to attract and retain experienced and productive securities brokers is planned to contribute significantly to its growth and success, and the Alternative Securities Market, LLC’s strategic plan is premised upon continued growth in the number of its securities brokers. If the Alternative Securities Market, LLC fails to attract new securities brokers and to motivate its current securities brokers, the Alternative Securities Market, LLC’s business may suffer.

The market for experienced and production securities brokers is highly competitive, and the Alternative Securities Market, LLC shall devote significant resources to attracting and retaining the most qualified securities brokers. In attracting and retaining securities brokers, Alternative Securities Market, LLC may compete directly with a variety of financial institutions such as regional broker-dealers, banks, insurance companies and crowdfunding companies, as well as independent broker-dealers. If Alternative Securities Market, LLC is not successful in attracting or retaining highly qualified securities brokers, Alternative Securities Market, LLC may not be able to recover the expense involved in attracting and training these securities brokers. There can be no assurance that Alternative Securities Market, LLC will be successful in its efforts to attract and retain the securities brokers needed to achieve its growth objectives.

Alternative Securities Market, LLC’s Financial Condition and Results of Operations may be Adversely Affected by Market Fluctuations and Other Economic Factors

Alternative Securities Market, LLC’s financial condition and results of operations may be adversely affected by market fluctuations and other economic factors. Significant downturns and volatility in equity and other financial markets could have an adverse effect on the Alternative Securities Market, LLC’s financial condition and results of operations.

General economic and market factors can affect Alternative Securities Market, LLC’s commission and fee revenue. For example, a decrease in market levels can:

•         Reduce new investments by both new and existing clients in financial products that are linked to the Alternative Securities Market, or any regulated market or OTC market that the Alternative Securities Market, LLC has operations.

•         Reduce trading activity, thereby affecting Alternative Securities Market, LLC’s brokerage commissions

•         Motivate clients to withdraw funds from Investments, or ceasing to make new investments, which reduces securities brokerage fees and commissions.

Regulatory Developments and the Alternative Securities Market, LLC’s Failure to Comply with Regulations could Adversely Affect its Business by Increasing the Costs and Exposure to Litigation, Affecting its Reputation and making its Business Less Profitable

Alternative Securities Market, LLC’s Broker-Dealer Business is subject to extensive U.S. Regulation and Supervision. The securities industry in the United States is subject to extensive regulation under both Federal and State Laws. The Alternative Securities Market, LLC is:

•         Registered as a Broker-Dealer current in the State of California. The Firm plans to be registered as a Broker-Dealer in all 50 States, and the District of Columbia, Puerto Rico and the U.S. Virgin Islands in the next twelve months.

•         A Member of Financial Industry Regulatory Authority, Inc. (“FINRA”)

•         The Exclusive Broker-Dealer for the Primary Market of the Alternative Securities Market, and a “Preferred” Broker-Dealer for the Alternative Securities Market’s Secondary Market (“resale market”).

Much of the regulation of Broker-Dealers has be delegated to Self-Regulatory Organizations (“SROs”), namely FINRA and the Municipal Securities Rulemaking Board (“MSRB”). The primary regulator for Alternative Securities Market, LLC is FINRA.

The United States Securities and Exchange Commission (“SEC”), FINRA and other U.S. Governmental or Regulatory Authorities continuously review legislative and regulatory initiatives and may adopt new or revised laws and regulations. There can also be no assurance that other federal or state agencies will not attempt to further regulate Alternative Securities Market, LLC business. These legislative and regulatory initiatives may affect the way in which Alternative Securities Market, LLC conducts its business and may make its business model less profitable.

Alternative Securities Market, LLC’s ability to conduct business in the jurisdictions in which it currently operates, and plans to operate in the future, depends on its compliance with the laws, rules and regulations promulgated by Federal Regulatory Bodies and the Regulatory Authorities in each of these jurisdictions. Alternative Securities Market, LLC’s ability to comply with all applicable laws, rules, and regulations is largely dependent on its establishment and maintenance of compliance, audit and reporting systems and procedures, as well as its ability to attract and retain qualified compliance, audit and risk management personnel. While Alternative Securities Market has adopted policies and procedures pre-operations that are reasonably designed to comply with all applicable laws, rules and regulations, these systems and procedures may not be fully effective, and there can be no assurance that Regulators or third parties will not raise material issues with respect to Alternative Securities Market, LLC’s, or Alternative Securities Market, LLC’s Management’s, past or future compliance with applicable regulations.

Alternative Securities Market, LLC’s potential profitability could also be affected by rules and regulations that impact the business and financial communities generally and, in particular, our securities brokers’ clients, including changes to the laws governing taxation, electronic commerce, privacy and data protection. Failure to comply with new rules and regulations, including, but not limited to, rules and regulations that may arise pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act that continue to be introduced, could subject Alternative Securities Market, LLC  to regulatory actions or litigation, and it could have a material adverse effect on Alternative Securities Market, LLC business, results of operations, cash flows or financial condition.

Alternative Securities Market, LLC is subject to Various Regulatory Capital Requirements, which, if not Complied With, could Result in the Restriction of the Ongoing Conduct, Growth, or Even Liquidation of Parts of Alternative Securities Market, LLC’s Business

The SEC, FINRA and other Regulatory Bodies have extensive rules and regulations with respect to capital requirements. As a Registered Broker-Dealer, Alternative Securities Market, LLC is subject to Rule 15c3-1 (“Uniform Net Capital Rule”) under the Securities Act of 1934, as amended (the “Exchange Act”), and related Self-Regulatory Organization requirements. The Uniform Net Capital specifies minimum capital requirements that are intended to ensure the general soundness and liquidity of Broker-Dealers. Alternative Securities Market, LLC’s ability to withdraw capital may be restricted due to “Net Capital Requirements”, which in turn could limit Alternative Securities Market, LLC’s ability to repay debt or redeem investment certificates. A large operating loss or charge against Net Capital could adversely affect Alternative Securities Market, LLC’s ability to expand or even maintain its present levels of business.

Alternative Securities Market, LLC Operates in an Intensely Competitive Industry, which could cause it to Lose Securities Brokers and their Assets, thereby Reducing its Revenues and Net Income

Alternative Securities Market, LLC is subject to competition in all aspects of its business, including competition for securities brokers and their clients, from:

•         Asset Management Firms;

•         Commercial Banks and Thrift Institutions;

•         Insurance Companies;

•         Other Clearing / Custodial Technology Companies; and

•         Brokerage and Investment Banking Firms

Many of Alternative Securities Market, LLC’s competitors have substantially greater resources than that of Alternative Securities Market, LLC, and may offer a broader range of services, including financial products, across more markets. Some operate in a different regulatory environment that that of Alternative Securities Market, LLC, which may give them certain competitive advantages in the services they offer. If Alternative Securities Market, LLC fails to attract highly qualified securities brokers, or securities brokers leave Alternative Securities Market, LLC to pursue other opportunities, Alternative Securities Market, LLC could face significant decline in market share, commission and fee revenues and net income. If Alternative Securities Market, LLC is required to increase it’s anticipate payout of commissions and fees to its securities brokers in order to remain competitive, Alternative Securities Market, LLC’s net income could be significantly reduced.

RISKS ASSOCIATED WITH INVESTMENT RELATIONSHIP WITH THE ALTERNATIVE SECURITIES MARKETS GROUP – “ALTERNATIVE SECURITIES MARKETS GROUP CORPORATION

Alternative Securities Markets Group Corporation Depends on its Ability to Attract and Retain Experienced and Productive Registered Investment Advisors

Alternative Securities Markets Group Corporation expects to derive a large portion of its revenues from commissions and fees generated by its Registered Investment Advisors. The Alternative Securities Markets Group Corporation’s ability to attract and retain experienced and productive Registered Investment Advisors is planned to contribute significantly to its growth and success, and the Alternative Securities Markets Group Corporation’s strategic plan is premised upon continued growth in the number of its Registered Investment Advisors. If the Alternative Securities Markets Group Corporation fails to attract new Registered Investment Advisors and to motivate its current Registered Investment Advisors, the Alternative Securities Markets Group Corporation’s business may suffer.

The market for experienced and production Registered Investment Advisors is highly competitive, and the Alternative Securities Markets Group Corporation shall devote significant resources to attracting and retaining the most qualified Registered Investment Advisors. In attracting and retaining Registered Investment Advisors, Alternative Securities Markets Group Corporation may compete directly with a variety of financial institutions such as regional broker-dealers, banks, insurance companies and crowdfunding companies, as well as Independent Registered Investment Advisors. If Alternative Securities Markets Group Corporation is not successful in attracting or retaining highly qualified Registered Investment Advisors, The Alternative Securities Markets Group Corporation may not be able to recover the expense involved in attracting and training these Registered Investment Advisors. There can be no assurance that The Alternative Securities Markets Group Corporation will be successful in its efforts to attract and retain the Registered Investment Advisors needed to achieve its growth objectives.

Alternative Securities Markets Group Corporation’s Financial Condition and Results of Operations may be Adversely Affected by Market Fluctuations and Other Economic Factors

Alternative Securities Markets Group Corporation’s financial condition and results of operations may be adversely affected by market fluctuations and other economic factors. Significant downturns and volatility in equity and other financial markets can have an adverse effect on the financial condition and results of the Alternative Securities Markets Group Corporation’s operations.

General economic and market factors can affect the Alternative Securities Markets Group Corporation’s commissions and fee revenue. For example, a decrease in market levels can:

•         Reduce new investments by new and existing clients in financial products that are linked to the Alternative Securities Marker or another Stock Market.

•         Reduce the value of advisory assets, thereby reducing asset-based fee income; and

•         Motivate clients to withdraw funds from their managed accounts, reducing advisory assets under management, which reduces advisory fee revenues and asset-based fee income.

In addition, because a portion of the Alternative Securities Markets Group Corporation’s expenses are fixed, the Alternative Securities Markets Group Corporation’s ability to reduce its fees over short periods of time is limited, which could negatively impact the Alternative Securities Markets Group Corporation’s profitability.

Lack of Liquidity or Access to Capital could Impair the Alternative Securities Markets Group Corporation’s Business and Financial Condition

Liquidity, or ready access to funds, is essential to the Alternative Securities Markets Group Corporation’s business. The Alternative Securities Markets Group Corporation expects to expend significant resources investing in its business, particularly with respect to its technology and client service platforms it maintains with Alternative Securities Market Exchange, Inc. (also known as, “The Alternative Securities Market”). As a result, reduced levels of liquidity could have a significant negative effect on the Alternative Securities Markets Group Corporation. Some potential conditions that could negatively affect the Alternative Securities Markets Group Corporation’s liquidity include:

•         Illiquid or volatile markets;

•         Diminished access to debt or capital markets; or

•         Unforeseen cash or capital requirements, adverse legal settlements or judgments

The capital and credit markets continue to experience varying degrees of volatility and disruption. In some cases, the markets have exerted downward pressure on availability of liquidity and credit capacity for businesses similar to the Alternative Securities Markets Group Corporation’s. Without sufficient liquidity, the Alternative Securities Markets Group Corporation could be required to curtail its operations, and the Alternative Securities Markets Group Corporation’s business would suffer.

Regulatory Developments and the Alternative Securities Markets Group Corporation’s Failure to Comply with Regulations could Adversely Affect the Alternative Securities Markets Group Corporation’s Business by Increasing the Alternative Securities Markets Group Corporation’s Costs and Exposure to Litigation, Affecting the Alternative Securities Markets Group Corporation’s Reputation and Making its Business Less Profitable

The Alternative Securities Markets Group Corporation’s business is subject to extensive U.S. Regulation and Supervision, including Securities and Investment Advisory Services. The securities industry in the United States is subject to extensive regulation under both Federal and State Laws. The Alternative Securities Markets Group Corporation is a Registered Investment Advisor is:

•         Is a Registered Investment Advisory Firm currently registered in the State of California, with intentions of Registering in all 50 States during the 2015 Calendar Year.

•         Is a member of Financial Industry Regulatory Authority, Inc. (“FINRA”)

Much of the regulation of Registered Investment Advisors has been delegated to a Self-Regulatory Organization (“SRO”), namely FINRA, who is the Alternative Securities Markets Group Corporation’s primary regulator for its Financial Advisory and Asset Management business.

The United States Securities and Exchange Commission (“SEC”), FINRA and various U.S. Governmental and Regulatory Authorities continuously review legislative and regulatory initiatives and may adopt new or revised laws and regulations. There can also be no assurance that other Federal or State Agencies will not attempt to further regulate the Alternative Securities Markets Group Corporation’s business. These legislative and regulatory initiatives may affect the way in which the Alternative Securities Markets Group Corporation conducts its business and may make the Alternative Securities Markets Group Corporation’s business model less profitable.

The Alternative Securities Markets Group Corporation’s ability to conduct business in the jurisdiction in which it currently operations, or plans to operate in the future, depends upon the Alternative Securities Markets Group Corporation’s compliance with the laws, rules and regulations promulgated by Federal Regulatory Bodies and the Regulatory Authorities in each of these jurisdictions. The Alternative Securities Markets Group Corporation’s ability to comply with all applicable laws, rules and regulations is largely dependent on its establishment and maintenance of compliance, audit and reporting systems and procedures, as well as its ability to attract and retain qualified compliance, audit and risk management personnel. While the Alternative Securities Markets Group Corporation has adopted policies and procedures reasonably designed to comply with all applicable laws, rules and regulation, these systems and procedures may not be fully effective, and there can be no assurance that regulators or third parties will not raise material issues with respect to Alternative Securities Markets Group  Corporations or Alternative Securities Markets Group Corporation’s Management’s, past or future compliance with applicable regulations.

The Alternative Securities Markets Group Corporation’s profitability cold also be affected by rules and regulations that impact the business and financial communities generally, and, in particular, the Alternative Securities Markets Group Corporation’s Advisors’ Clients’, including changes to the laws governing taxation (including the classification of Independent Contractor status of the Alternative Securities Markets Group Corporation’s Advisors), electronic commerce, privacy and data protection. Failure to comply with rules and regulations could subject the Alternative Securities Markets Group Corporation to regulatory actions or litigation, and it could also have a material adverse effect on the Alternative Securities Markets Group Corporation’s business, results of operations, cash flows or financial condition.

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RISKS ASSOCIATED WITH INVESTMENT RELATIONSHIP WITH THE ALTERNATIVE SECURITIES MARKETS GROUP – “ALTERNATIVE SECURITIES MARKET, INC (operator of the “Alternative Securities Market”)

Alternative Securities Market Exchange, Inc. Relies on Technology in its Business, and Technology and Execution Failures could Subject the Alternative Securities Market Exchange, Inc. to losses, litigation and Regulatory Actions

Alternative Securities Market Exchange, Inc. relies on electronic data processing and communications systems. In addition to better serving Alternative Securities Market Advisors and Brokers, the effective use of technology increase efficiency and enables our advisors and brokers to reduce costs. The success of the Alternative Securities Market will depend, in part, upon:

•         Alternative Securities Market, Inc’s ability to successfully maintain and upgrade the capabilities of the Alternative Securities Market;

•         Alternative Securities Market, Inc’s ability to address the needs of our advisors and brokers, and their clients by using technology to provide products and services that satisfy their demands; and

•         Alternative Securities Market, Inc’s ability to attract and retain skilled information technology employees

Failure of our Alternative Securities Market Systems, which could result from events beyond our control, or an inability to effectively upgrade the Alternative Securities Market Systems, or implement new technology-driven products or services, could result in financial losses, liability to clients (brokers, advisors and investors), and damage to our reputation.

Alternative Securities Market Exchange, Inc. operations rely on the secure processing, storage and transmission of confidential and other information in Alternative Securities Market, Inc’s computer systems and networks. Although Alternative Securities Market Exchange, Inc. takes protective measures and continues to continually modify them as circumstances warrant, the Alternative Securities Market’s computer systems, software and networks are vulnerable to unauthorized access, computer viruses or other malicious code and events that could have a security impact. If one or more of these events occur. This could jeopardize the Alternative Securities Market, the Alternative Securities Market Exchange, Inc., our brokers, our advisors, the Alternative Securities Market Investors, our counterparties and/or our third parties’ operations. Alternative Securities Market Exchange, Inc. may be required to expand significant additional resources to modify its protective measures, to investigate and remediate vulnerabilities or other exposures, or to make required modifications, and the Alternative Securities Market Exchange, Inc. may be subject to litigation and financial losses that are either not insured or are not fully covered through any insurance we current, or in the future, may maintain.

Alternative Securities Market Networks May be Vulnerable to Security Risks

The secure transmission of confidential information over public networks is a critical element for Alternative Securities Market operations. As part of Alternative Securities Market’s normal operations, the Alternative Securities Market maintains and transmits confidential information about clients of our advisors and brokers, as well as proprietary information relating to Alternative Securities Market Operations. Alternative Securities Market’s application service provider systems maintains and processes confidential data on behalf of our advisors and brokers for their clients, some of which is critical to our advisors and brokers business operations. If the Alternative Securities Market application service provider systems are disrupted or fail for any reason, of if the Alternative Securities Market systems or facilities are infiltrated or damaged by unauthorized persons, our advisors and/or brokers could experience data loss, financial loss, harm to reputation and significant business interruption. If such a disruption or failure occurs, the Alternative Securities Market may be exposed to unexpected liability, advisors and/or brokers may withdraw their assets, the Alternative Securities Market’s reputation may be tarnished and there could be a material adverse effect on the Alternative Securities Market’s business.

Alternative Securities Market networks may be vulnerable to unauthorized access, computer viruses and other security problems in the future. The Alternative Securities Market relies on its advisors and brokers to comply with the Alternative Securities Market’s policies and procedures to safeguard confidential data. The failure of advisors and brokers to comply with such policies and procedures could result in the loss or wrongful use of their clients’ confidential information or other sensitive information. In addition, even if the Alternative Securities Market’s advisors and brokers comply with the Alternative Securities Market policies and procedures, persons who circumvent security measures could wrongfully use Alternative Securities Market confidential information or a client’s confidential information, or cause interruptions or malfunctions in Alternative Securities Market operations. Such loss or use could, among other things:

•         Seriously damage the Alternative Securities Market’s reputation;

•         Allow competitors access to the Alternative Securities Markets proprietary business information;

•         Subject the Alternative Securities Market to liability for a failure to safeguard client data;

•         Result in the termination of relationships with our advisors or brokers;

•         Subject the Alternative Securities Market to regulatory sanctions or burdens, based on the authority of the SEC to enforce regulations regarding business continuity planning of a stock exchange; and

•         Require significant capital and operating expenditures to investigate and remediate the breach.

Failure to Maintain Technological Capabilities, Flaws in Existing Technology, Difficulties in Upgrading the Alternative Securities Market Technology Platform or the Introduction of a Competitive Platform could have a Material Adverse Effect on the Alternative Securities Market’s Business

The Alternative Securities Market depends on highly specialized and, in many cases, proprietary technology to support its business functions, including among others:

•         Securities Trading and Custody;

•         Investor Account Management;

•         Issuer Securities Portfolio Management;

•         Customer Service;

•         Accounting and Internal Financial Processes and Controls; and

•         Regulatory Compliance and Reporting

In addition, the Alternative Securities Market’s success depends on its ability to effectively adopt new or adapt existing technologies to meet client, industry and regulatory demands of an operating stock exchange. The Alternative Securities Market might be required to make significant capital expenditures to maintain competitive technology. The emergence of new industry standards and practices could render the then Alternative Securities Market systems obsolete or uncompetitive. Any upgrades or expansions may require significant expenditures of funds and may also cause the Alternative Securities Market to suffer systems degradations, outages and failures. There cannot be any assurance that the Alternative Securities Market will have sufficient funds to adequately update and expand its networks, nor can there be any assurance that any upgrade or expansion attempts will be successful and accepted by new, or current, brokers and advisors. If the Alternative Securities Market’s technology systems were to fail and the Alternative Securities Market was unable to recover in a timely way, the Alternative Securities Market would be unable to fulfill critical business functions, which could lead to a loss of advisors and brokers, and could harm the Alternative Securities Market’s reputation. A technological breakdown could also interfere with the Alternative Securities Market’s ability to comply with financial reporting and other regulatory requirements, exposing the Alternative Securities Market to disciplinary action and to liability to our advisors, brokers, and their clients. There cannot be any assurance that another company will not design a similar platform that affects the Alternative Securities Market’s competitive advantage.

Inadequacy or Disruption of the Alternative Securities Market’s Disaster Recovery Plans and Procedures in the event of a catastrophe could Adversely Affect the Alternative Securities Market’s Business

The Alternative Securities Market has made significant investment in the Alternative Securities Market’s infrastructure, and its operations are dependent on its ability to protect the continuity of its infrastructure against damage from catastrophe or natural disaster, breach of security, loss of power, telecommunications failure or other natural or man-made events. A catastrophic event could have a direct negative impact on the Alternative Securities Market by adversely affecting its advisors, its brokers, their clients, or the Alternative Securities Market’s employees or facilities, or an indirect impact on the Alternative Securities Market by adversely affecting the Alternative Securities Market, the financial markets or the overall economy. While the Alternative Securities Market has implemented business continuity and disaster recovery plans and plans to maintain business interruption insurance in the future, it is impossible to fully anticipate and protect against all potential catastrophes. If the Alternative Securities Market’s Business Continuity and Disaster Recovery Plans and Procedures were disrupted or unsuccessful in the event of a catastrophe, the Alternative Securities Market would experience a material adverse interruption of its operations.

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RISKS ASSOCIATED WITH INVESTMENT RELATIONSHIP WITH THE ALTERNATIVE SECURITIES MARKETS GROUP – “ALTERNATIVE SECURITIES MARKETS GROUPS

“MARKET SEGMENT AND MARKET SEGMENT FUNDS”

The Alternative Securities Markets Group Corporation’s “Alternative Securities Market’s Market Segment Funds” Business Model Depends upon the Development and Maintenance of Strong Referral Relationships with Investment Banking Firms, Professional Services Firms and Private Equity and Venture Capital Firms

If the Alternative Securities Markets Group’s Market Segments or Market Segment Funds fail to maintain relationships with key firms, or if the Alternative Securities Markets Group’s Market Segments or Market Segment Funds fail to establish strong referral relationships with other firms or other sources of investment opportunities, the Alternative Securities Markets Group’s Market Segments or Market Segment Funds will not be able to grow their portfolios and achieve their investment objectives, affecting the ability of the Alternative Securities Markets Group’s Market Segment Funds to pay the agreed interest or dividend in the time frame agreed, if at all. In addition, persons with whom the Alternative Securities Markets Group’s Market Segments or Market Segment Funds has informal relationships are not obligated to inform the Alternative Securities Markets Group’s Market Segments or Market Segment Funds of investment opportunities and therefore such relationships may not lead to the origination of Alternative Securities Markets Group’s Market Segments or Market Segment Funds portfolio investments.

The Alternative Securities Markets Group Corporation’s Market Segment Funds May Not Realize Any Income or Gains from their Equity Investments, and May Not be able to Pay the Investors its Agreed Return or Dividend On-time, if At All

The Alternative Securities Markets Group Corporation’s Market Segment Funds each intend to invest a substantial portion of each of their portfolio in equity securities, including common stock, convertible preferred securities and debt securities convertible into debt and equity securities of its “Market Segment” portfolio of companies. The Alternative Securities Markets Group Corporation’s Market Segment Funds may each receive warrants as part of any debt or equity investments. These equity interests each of the Alternative Securities Markets Group Corporation’s Market Segment Funds acquire may not appreciate in value and, in fact, may decline in value if the portfolio company fails to perform financially or achieve its growth objectives. Each of the Alternative Securities Markets Group Corporation’s Market Segment Funds will generally have little, if any, control over the timing of any gains it may realize from its equity investments since the securities of each of the Alternative Securities Markets Group Corporation’s Market Segment Funds portfolio companies may have restrictions on their transfer or may not have an active trading market.

Equity Investments also have experienced significantly more volatility in their returns and may underperform relative to fixed-income securities during certain periods. An adverse event, such as an unfavorable earnings report, may depress the value. Also, prices of equity investments are sensitive to general movements in the stock market and a drop in the stock market may depress the price of common stock investments to which each of the Alternative Securities Markets Group Corporation’s Market Segment Funds have exposure. Equity prices fluctuate for several reasons including changes in the investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuers occur. In addition, common stock prices may be particularly sensitive to rising interest rates, as the cost of capital rises and borrowing costs increase.

Since each of the Alternative Securities Markets Group Corporation’s Market Segment Funds each intend to invest principally in equity securities, including common stock, convertible preferred securities and debt securities convertible into equity securities, of primarily micro-cap companies, each of the Alternative Securities Markets Group Corporation’s Market Segment Funds primary emphasis will be to generate capital gains through each of their equity investments in portfolio companies. Accordingly, although each of the Alternative Securities Markets Group Corporation’s Market Segment Funds expect to receive current income in the form of interest payments on its convertible debt investments and dividend payments on its convertible preferred equity investments, a substantial portion of each of the Alternative Securities Markets Group Corporation’s Market Segment Funds income will likely be from the capital gains generated from the sale of its equity investments, the timing of which the Alternative Securities Markets Group Corporation’s Market Segment Funds Managers cannot predict. Each of the Alternative Securities Markets Group Corporation’s Market Segment Funds do not expect to generate capital gains from the sale of its portfolio investments on a level or uniform basis from quarter to quarter.

While each of the Alternative Securities Markets Group Corporation’s Market Segment Funds investments will typically be made in private companies, each of the Alternative Securities Markets Group Corporation’s Market Segment Funds expects that these companies will become public reporting companies with their common stock being typically initially quoted on the OTC Market (“Over-the-Counter” Market). Each of the Alternative Securities Markets Group Corporation’s Market Segment Funds do not expect the preferred equity of its portfolio companies to be listed or quoted on an exchange or quotation system. Each of the Alternative Securities Markets Group Corporation’s Market Segment Funds also do not expect the common stock in its publicly traded portfolio companies to initially have a large number of freely tradable shares available for sale or an active secondary trading market and, as such, the common stock will be illiquid until an active market develops. Each of the Alternative Securities Markets Group Corporation’s Market Segment Funds believes that typically this liquidity will develop in conjunction with a NASDAQ Capital Market listing which may not occur until twelve to eighteen months after follow-on investments are made, if at all. Each of the Alternative Securities Markets Group Corporation’s Market Segment Funds convertible preferred stock instruments will generally provide for conversion upon the portfolio companies’ achievement of certain milestone events, including a NASDAQ Capital Market listing for their common stock. However, there can be no assurance that any of the Alternative Securities Markets Group Corporation’s Market Segment Funds portfolio companies will obtain either an OTC Market or NASDAQ Capital Market listing or, even if a listing is obtained, that an active trading market will ever develop in the common stock of the Alternative Securities Markets Group Corporation’s Market Segment Fund’s publicly traded portfolio companies.

Accordingly, each of the Alternative Securities Markets Group Corporation’s Market Segment Funds may not be able to realize gains from its equity interests, and any gains that a Alternative Securities Markets Group Corporation’s Market Segment Fund does realize on the disposition of any equity interests may not be sufficient to offset any other losses that any Alternative Securities Markets Group Corporation’s Market Segment Fund experiences. Furthermore, due to the expected growth of each of the Alternative Securities Markets Group Corporation’s Market Segment Funds portfolio companies, each of the Alternative Securities Markets Group Corporation’s Market Segment Funds do not generally expect to receive dividend income from its common stock investments. In the case of cumulative preferred stock, there is no assurance that any dividends will ever be paid by a portfolio company.

Each of the Alternative Securities Markets Group Corporation’s Market Segment Funds expects to Concentrate its holdings in Micro-Cap Companies, which are Subject to Many Risks, including Periodic Downturns

Each of the Alternative Securities Markets Group Corporation’s Market Segment Funds expects to concentrate its holdings in what the Alternative Securities Markets Group Corporation’s Market Segment Fund believes are “public ready” micro-cap companies. Under negative economic conditions, this could cause an Alternative Securities Markets Group Corporation’s Market Segment Fund’s investment performance to be worse than business development companies with no such concentration. Each of the Alternative Securities Markets Group Corporation’s Market Segment Funds may avoid acquiring certain securities in certain micro-cap companies when it is otherwise advantageous to purchase those securities or may sell certain securities of micro-cap companies when it is otherwise advantageous to hold those securities. In general, each of the Alternative Securities Markets Group Corporation’s Market Segment Funds focus on micro-cap companies may affect its exposure to certain market segments, which may affect the Alternative Securities Markets Group Corporation’s Market Segment Fund financial performance — positively or negatively — and further affecting the Alternative Securities Markets Group Corporation’s Market Segment Fund’s ability to make dividend or promised returns to Investors, on-time, or if at all - depending on whether these segments are in or out of favor.

The revenues, income (or losses) and valuations of micro-cap companies, can and often do fluctuate suddenly and dramatically. There is no assurance that decreases in market capitalizations will not occur, or that any decreases in valuations will be insubstantial or temporary in nature. Also, each of the Alternative Securities Markets Group Corporation’s Market Segment Funds portfolio companies may face considerably more risk of loss and may not have the same returns as companies in other industry sectors due to their growth nature.

Even if Alternative Securities Markets Group Corporation’s Market Segment Funds portfolio companies are successful in becoming publicly-traded companies, there is no assurance that they will be able to achieve their projected revenue and earnings targets or effectively maintain their status as public reporting companies. In such case, there may be little or no demand for the securities of an Alternative Securities Markets Group Corporation’s Market Segment Funds portfolio company(s) in the public markets, the Alternative Securities Markets Group Corporation’s Market Segment Fund may have difficulty disposing of its investments, and the value of the Alternative Securities Markets Group Corporation’s Market Segment Fund investments may decline substantially, each of which could affect the Alternative Securities Markets Group Corporation’s Market Segment Fund’s ability to pay agreed upon returns or dividends to Investors, on-time, if at all.

The Value of the Alternative Securities Markets Group Corporation’s Market Segment Funds Portfolios of Securities May Not have a Readily Available Market Price and, in such case, each of the Alternative Securities Markets Group Corporation’s Market Segment Funds will Value these Securities at Fair Value as Determined in Good Faith by each of the Alternative Securities Markets Group Corporation’s Market Segment Funds Managing Member, which Valuation is Inherently Subjective and May Not Reflect what the Company may Actually Realize for the Sale of the Investment

The value of each of the Alternative Securities Markets Group Corporation’s Market Segment Fund portfolio of securities may not have readily available market prices. In such case, the Alternative Securities Markets Group Corporation’s Market Segment Fund will value these securities at fair value as determined in good faith by the Alternative Securities Markets Group Corporation’s Market Segment Fund’s Managing Member, based upon the recommendation of the Alternative Securities Markets Group Corporation’s Market Segment Fund’s Valuation Committee. In connection with that determination, investment professionals from the Alternative Securities Markets Group Corporation and Alternative Securities Market, LLC will prepare portfolio company valuations using the most recent portfolio company financial statements and forecasts. The Alternative Securities Markets Group Corporation’s Market Segment Fund’s Managing Member will also utilize the services of a third-party valuation firm, which will prepare valuations for each of the Alternative Securities Markets Group Corporation’s Market Segment Fund’s portfolio investments for which no market quotations are readily available.

Even if the Equity Securities of any of the Alternative Securities Markets Group Corporation’s Market Segment Funds Public Portfolio Companies may be Sold in the Public Markets, each of the Alternative Securities Markets Group Corporation’s Market Segment Funds expects these Securities will Initially be Thinly Traded and, as a Result, the Lack of Liquidity in the Alternative Securities Markets Group Corporation’s Market Segment Fund’s Holdings may Adversely Affect the Alternative Securities Markets Group Corporation’s Market Segment Fund’s Business, and will Delay Distributions of Gains, if any

While each of the Alternative Securities Markets Group Corporation’s Market Segment Funds holdings will typically be in private companies, each of the Alternative Securities Markets Group Corporation’s Market Segment Funds expect that, as part of each of the Alternative Securities Markets Group Corporation’s Market Segment Fund’s investment process, these companies will become public reporting companies with their common stock typically being initially quoted on the OTC Market (OTCQB or OTCQX). Each of the Alternative Securities Markets Group Corporation’s Market Segment Funds do not expect the preferred equity of its portfolio companies to be listed or quoted on an exchange or quotation system. Each of the Alternative Securities Markets Group Corporation’s Market Segment Funds do not expect the common stock in its public portfolio companies to initially have an active secondary trading market and, as such, these securities will be illiquid until an active market develops. Each of the Alternative Securities Markets Group Corporation’s Market Segment Funds believe that typically this liquidity will develop in conjunction with a NASDAQ Capital Market listing, which each of the Alternative Securities Markets Group Corporation’s Market Segment Funds do not expect to occur until eighteen to twenty-four months after the initial investment and listing on the Alternative Securities Market (http://www.ASMX.CO and/or www.AlternativeSecuritiesMarket.com) is completed, if at all. Each of the Alternative Securities Markets Group Corporation’s Market Segment Funds convertible preferred stock instruments will generally provide for conversion upon the portfolio companies’ achievement of certain milestone events, including a NASDAQ Capital Market listing for their common stock. However, there can be no assurance that any of the Alternative Securities Markets Group Corporation’s Market Segment Funds portfolio companies will obtain either an OTC Market or NASDAQ Capital Market listing or, even if a listing is obtained, that an active trading market will ever develop in the securities of any of the Alternative Securities Markets Group Corporation’s Market Segment Funds publicly traded portfolio companies.

Each of the Alternative Securities Markets Group Corporation’s Market Segment Funds expects substantially all of the common stock the Company acquires in a portfolio company will be “restricted securities” within the meaning of Rule 144 under the Securities Act (“Rule 144”). As restricted securities, these shares may be resold only pursuant to an effective registration statement under the Securities Act or pursuant to the requirements of Rule 144 or other applicable exemption from registration under the Securities Act, and in accordance with any applicable state securities laws. Typically, an Alternative Securities Markets Group Corporation’s Market Segment Fund will seek to obtain registration rights in connection with its acquisition of equity securities in a portfolio company. As such, the portfolio company will generally be required to file a resale registration statement under the Securities Act to register for resale the shares of common stock the Alternative Securities Markets Group Corporation’s Market Segment Fund has acquired. Notwithstanding such registration rights, the Alternative Securities Markets Group Corporation’s Market Segment Fund will be largely unable to control the timing of completion of any such registration process given external factors beyond the Alternative Securities Markets Group Corporation’s Market Segment Fund’s control. Even if a resale registration statement is declared effective, there can be no assurances that the occurrence of subsequent events may not preclude a portfolio company’s ability to maintain the effectiveness of such registration statement. Any of the foregoing items could have adverse effects on the liquidity of an Alternative Securities Markets Group Corporation’s Market Segment Fund’s shares of common stock.

In addition, the SEC has developed guidelines concerning the use of a resale registration statement to register the securities issued to certain investors in PIPE transactions, where the issuer has a market capitalization of less than $75 million and, in general, does not qualify to file a registration statement on Form S-3 to register its securities. The SEC has indicated its position that these smaller issuers may not be able to rely on Rule 415 under the Securities Act (“Rule 415”), which generally permits the offer and sale of securities by selling shareholders on a continued or delayed basis over a period of time, but instead would require that the issuer offer and sell such securities in a direct or "primary" public offering, at a fixed price, if the facts and circumstances are such that the SEC believes the investors seeking to have their shares registered are underwriters and/or affiliates of the issuer. Each of the Alternative Securities Markets Group Corporation’s Market Segment Funds believe that the SEC in most cases would permit a registration for resale of up to one third of the total number of shares of common stock then currently owned by persons who are not affiliates of such issuer and, in some cases, a larger percentage depending on the facts and circumstances.

SEC staff members also have indicated that an issuer in most cases will have to wait until the later of six months after effectiveness of the first registration or such time as substantially all securities registered in the first registration are sold before filing a subsequent registration on behalf of the same investors. Since each of the Alternative Securities Markets Group Corporation’s Market Segment Funds portfolio companies will have little or no tradable shares of common stock, it is unclear as to how many, if any shares of common stock the SEC will permit the Alternative Securities Markets Group Corporation’s Market Segment Fund’s portfolio companies to register for resale. The SEC may require as a condition to the declaration of effectiveness of a resale registration statement that the Alternative Securities Markets Group Corporation’s Market Segment Fund reduce or “cut back” the number of shares of common stock to be registered in such registration statement. The result of the foregoing is that the liquidity in the common stock of the Alternative Securities Markets Group Corporation’s Market Segment Fund’s portfolio companies may be adversely affected in the event the SEC requires a cut back of the securities as a condition to allow the Alternative Securities Markets Group Corporation’s Market Segment Fund’s portfolio company to rely on Rule 415 with respect to a resale registration statement, or, if the SEC requires the Alternative Securities Markets Group Corporation’s Market Segment Fund’s portfolio company to file a primary registration statement.

In the event that an Alternative Securities Markets Group Corporation’s Market Segment Fund’s portfolio companies are unable to register their common stock for resale under the Securities Act, the Alternative Securities Markets Group Corporation’s Market Segment Fund may be able to resell its common stock investments pursuant to an exemption from the registration requirements under the Securities Act if the Alternative Securities Markets Group Corporation’s Market Segment Fund meets the conditions of Rule 144. Rule 144 currently provides that a non-affiliated person (and who has not been an affiliate during the prior three months) may sell all of his/her/its restricted securities in a reporting company beginning six months after purchase, provided the issuer remains current in its reporting obligations during the next six months. However, an affiliated person may sell his/her/its restricted securities beginning six months after purchase, provided the following conditions are met: (i) the issuer is current in its reporting obligations, (ii) all sales are in brokerage transactions, (iii) a Form 144 is filed, and (iv) during every three months the number of shares sold that does not exceed 1.0% of a company's outstanding common stock.

In some cases, the Alternative Securities Markets Group Corporation’s Market Segment Fund may be deemed an affiliate of its portfolio companies based on the Alternative Securities Markets Group Corporation’s Market Segment Fund’s level of stock ownership or the Alternative Securities Markets Group Corporation’s Market Segment Fund’s ability to influence control over its portfolio company. As such, in the absence of an effective registration statement for the Alternative Securities Markets Group Corporation’s Market Segment Fund’s shares, the Alternative Securities Markets Group Corporation’s Market Segment Fund may be limited in the number of shares it may be able to sell in any three months period under Rule 144. This illiquidity may make it difficult for the Alternative Securities Markets Group Corporation’s Market Segment Funds to sell such investments if the need arises. Also, if the Alternative Securities Markets Group Corporation’s Market Segment Fund is required to liquidate all or a portion of its portfolio quickly, the Alternative Securities Markets Group Corporation’s Market Segment Fund may realize significantly less than the value at which it has previously recorded its investments and/or holdings, which may cause the Alternative Securities Markets Group Corporation’s Market Segment Funds to be unable to make interest or dividend payments to the Investor(s) in the agreed to timeline, if even at all.

Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received by the Alternative Securities Markets Group Corporation’s Market Segment Funds in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to a registration statement, may have a depressive effect upon the price of the common stock of the Alternative Securities Markets Group Corporation’s Market Segment Funds portfolio companies in any market that may develop.

Because each of the Alternative Securities Markets Group Corporation’s Market Segment Funds likely will Not Hold Controlling Equity Interests in its Portfolio Companies, the Alternative Securities Markets Group Corporation’s Market Segment Funds may not be in a Position to Exercise Control Over Such Portfolio Companies or to Prevent  Decisions by Management of such Portfolio Companies that Could Decrease the Value of the Alternative Securities Markets Group Corporation’s Market Segment Fund’s Holdings in the Portfolio Company

Each of the Alternative Securities Markets Group Corporation’s Market Segment Fund’s equity holdings will typically be non-controlling, meaning the Alternative Securities Markets Group Corporation’s Market Segment Fund will not be in a position to control the management, operation and strategic decision-making of the companies the Alternative Securities Markets Group Corporation’s Market Segment Fund has holdings in. As a result, each of the Alternative Securities Markets Group Corporation’s Market Segment Funds will be subject to the risk that a portfolio company it does not control, or in which the Alternative Securities Markets Group Corporation’s Market Segment Fund does not have a majority ownership position, may make business decisions with which the Alternative Securities Markets Group Corporation’s Market Segment Fund disagrees, and the stockholders and management of such a portfolio company may take risks or otherwise act in ways that are adverse to the Alternative Securities Markets Group Corporation’s Market Segment Fund’s interests. Due to the lack of liquidity for the debt and equity holdings that each of the Alternative Securities Markets Group Corporation’s Market Segment Funds will typically hold in its portfolio companies, the Alternative Securities Markets Group Corporation’s Market Segment Fund may not be able to dispose of its holdings in the event that the Alternative Securities Markets Group Corporation’s Market Segment Fund disagrees with the actions of a portfolio company, and may therefore suffer a decrease in the value of the Alternative Securities Markets Group Corporation’s Market Segment Fund’s holdings.

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ITEM 4.    PLAN OF DISTRIBUTION

This Offering Circular relates to the offering (the “Offering”) of up to 200,000 Secured Investment Certificates (the “Certificates”) of Alternative Securities Market, LLC. The Certificates offered through this Offering have no voting rights and are not convertible to equity membership units of the Company. The Offering will commence promptly after the date of this Offering Circular and will close upon the earlier of (1) the sale of 200,000 Secured Investment Certificates, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Managing Member (the “Offering Period”).

The Offering is on a “Best Efforts” basis and is being offered directly by the Company’s Managing Members: Mr. Koorosh Rahimi, Mr. Weslie W. Johnson and Mr. David Dobkin, are each offering the Certificates Investors through this Officering on an ongoing and continuous basis. There are no plans to stabilize the market for the Secured Investment Certificates to be offered. Investors can purchase Secured Investment Certificates by completing a Subscription Agreement online or by printing and mailing the form with the proper amount directly to the Company. Secured Investment Certificates can be purchased by check, money order, or bank wire transfer. Investors should call the Company for bank wire transfer instructions should they choose that method of payment for Secured Investment Certificates.

The Company will use two websites, each as an online portal and information management tool in connection with the Offering. The Websites are each owned and operated by Alternative Securities Markets Group Corporation, the parent Corporation of the Company, can be viewed at:

•         http://www.AlternativeSecuritiesMarket.com

•         http://www.ASMX.CO

This Offering Circular will be furnished to prospective Investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the website.

In order to subscribe to purchase the Units, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to Alternative Securities Market, LLC. And wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

The Investing Section of the Website Hosting this Offering will be coded to only allow access to invest to those prospective Investors that reside in jurisdictions where the Offering is registered and meet any state-specific Investor suitability standards.

The Company reserves the right to reject any Investor’s subscription in whole or in part for any reason. If the Offering terminates or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although these materials will not contain information in conflict with the information provided by this Offering and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Units, these materials will not give a complete understanding of this Offering, the Company or the Units and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Secured Investment Certificates.

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ITEM 5. USE OF PROCEEDS TO ISSUER

The Company seeks to raise maximum gross proceeds of $20,000,000 from the sale of Units in this Offering.  The Company intends to apply these proceeds substantially as set forth herein, subject only to reallocation by Company Management in the best interests of the Company.

A.                  Sale of Company Secured Investment Certificates

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Proceeds from Sale of Notes	$19,312,500	96.6%	N/A	N/A

B.                   Offering Expenses

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Offering Expenses (1) (2)	$687,500	3.4%	N/A	N/A

Footnotes:

1)       We are offering a maximum of 200,000 Secured Fixed-Rate Investment Certificates at the price indicated

2)       Underwriter Expense paid to Alternative Securities Markets Group Corporation: $600,000 USD (3% of the Gross Offering)

3)       We expect to incur offering and registration expenses:

a.        California: $40,200

b.        New York: $1,200

c.        Texas: $20,100

d.        Florida: $1,000

4)       Additional Fees for Legal Review and Opinion(s), Accounting Costs related to the drafting of this Registration Statement and Escrow Fees should not exceed $25,000 USD. Any costs above $25,000 will be paid by the Managing Members of the Company.

5)       We do not intend to use a Broker-Dealer for this Offering.

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Use of Investment Funds Schedule:

USE OF INVESTMENT FUNDS
PAYROLL

DOLLAR TOTAL

PERCENTAGE TOTAL

NEW - LOS ANGELS
BROKER DEALER OFFICE

$1,000,000
One Year Rents and Operations

5.00%

First Year Stock Broker (1)
Team One
Los Angeles

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (2)
Team One
Los Angeles

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (3)
Team One
Los Angeles

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (4)
Team One
Los Angeles

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (5)
Team One
Los Angeles

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (6)
Team One
Los Angeles

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (7)
Team One
Los Angeles

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (8)
Team One
Los Angeles

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (9)
Team One
Los Angeles

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (10)
Team One
Los Angeles

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

NEW – IRVINE, CA
BROKER DEALER OFFICE

$1,000,000
One Year Rents and Operations

5.00%

Vice President of Operations

$150,000 / 1yr Salary
(paid from operations / paid by ASMG)

N/A

First Year Stock Broker (11)
Team Two
Irvine

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (12)
Team Two
Irvine

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (13)
Team Two
Irvine

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (14)
Team Two
Irvine

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (15)
Team Two
Irvine

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (16)
Team Two
Irvine

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (17)
Team Two
Irvine

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (18)
Team Two
Irvine

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (19)
Team Two
Irvine

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (20)
Team Two
Irvine

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

NEW – NEW YORK, NY
BROKER DEALER OFFICE

$1,000,000
One Year Rents and Operations

5.00%

Vice President of Operations

$250,000 / 1yr Salary
(paid from operations / paid by ASMG)

N/A

First Year Stock Broker (21)
Team Three
New York

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (22)
Team Three
New York

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (23)
Team Three
New York

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (24)
Team Three
New York

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (25)
Team Three
New York

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (26)
Team Three
New York

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (27)
Team Three
New York

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (28)
Team Three
New York

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (29)
Team Three
New York

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (30)
Team Three
New York

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (31)
Team Three
New York

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (32)
Team Three
New York

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (33)
Team Three
New York

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (34)
Team Three
New York

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (35)
Team Three
New York

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

NEW – SAN FRANCISCO, CA
BROKER DEALER OFFICE

$1,000,000
One Year Rents and Operations

5.00%

Vice President of Operations

$150,000 / 1yr Salary
(paid from operations / paid by ASMG)

N/A

First Year Stock Broker (36)
Team Four
San Francisco

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (37)
Team Four
San Francisco

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (38)
Team Four
San Francisco

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (39)
Team Four
San Francisco

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (40)
Team Four
San Francisco

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (41)
Team Four
San Francisco

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (42)
Team Four
San Francisco

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (43)
Team Four
San Francisco

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (44)
Team Four
San Francisco

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (45)
Team Four
San Francisco

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

NEW – CHICAGO
BROKER DEALER OFFICE

$1,000,000
One Year Rents and Operations

1.00%

Vice President of Operations

$150,000 / 1yr Salary
(paid from operations / paid by ASMG)

N/A

First Year Stock Broker (46)
Team Five
Chicago

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (47)
Team Five
Chicago

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (48)
Team Five
Chicago

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (49)
Team Five
Chicago

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (50)
Team Five
Chicago

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (51)
Team Five
Chicago

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (52)
Team Five
Chicago

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (53)
Team Five
Chicago

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (54)
Team Five
Chicago

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (55)
Team Five
Chicago

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

NEW – MIAMI
BROKER DEALER OFFICE

$1,000,000
One Year Rents and Operations

5.00%

Vice President of Operations

$150,000 / 1yr Salary
(paid from operations / paid by ASMG)

N/A

First Year Stock Broker (56)
Team Six
Miami

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (57)
Team Six
Miami

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (58)
Team Six
Miami

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (59)
Team Six
Miami

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (60)
Team Six
Miami

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (61)
Team Six
Miami

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (62)
Team Six
Miami

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (63)
Team Six
Miami

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (64)
Team Six
Miami

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (65)
Team Six
Miami

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

NEW – HOUSTON
BROKER DEALER OFFICE

$1,000,000
One Year Rents and Operations

5.00%

Vice President of Operations

$150,000 / 1yr Salary
(paid from operations / paid by ASMG)

N/A

First Year Stock Broker (66)
Team Seven
Houston

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (67)
Team Seven
Houston

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (68)
Team Seven
Houston

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (69)
Team Seven
Houston

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (70)
Team Seven
Houston

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (71)
Team Seven
Houston

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (72)
Team Seven
Houston

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (73)
Team Seven
Houston

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (74)
Team Seven
Houston

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (75)
Team Seven
Houston

$50,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

NEW – TORONTO (CANADA)
BROKER DEALER OFFICE

$1,000,000
One Year Rents and Operations

1.0%

Vice President of Operations

$250,000 / 1yr Salary
(paid from operations / paid by ASMG)

N/A

First Year Stock Broker (76)
Team Eight
Toronto

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (77)
Team Eight
Toronto

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (78)
Team Eight
Toronto

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (79)
Team Eight
Toronto

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (80)
Team Eight
Toronto

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

NEW – SAO PAULO (BRAZIL)
BROKER DEALER OFFICE

$1,000,000
One Year Rents and Operations

5.0%

Vice President of Operations

$250,000 / 1yr Salary
(paid from operations / paid by ASMG)

N/A

First Year Stock Broker (81)
Team Nine
Sao Paulo

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (82)
Team Nine
Sao Paulo

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (83)
Team Nine
Sao Paulo

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (84)
Team Nine
Sao Paulo

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (85)
Team Nine
Sao Paulo

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

NEW – LONDON (ENGLAND)
BROKER DEALER OFFICE

$1,000,000
One Year Rents and Operations

5.0%

Vice President of Operations

$250,000 / 1yr Salary
(paid from operations / paid by ASMG)

N/A

First Year Stock Broker (86)
Team Ten
London

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (87)
Team Ten
London

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (88)
Team Ten
London

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (89)
Team Ten
London

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (90)
Team Ten
London

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

NEW – TOKYO (JAPAN)
BROKER DEALER OFFICE

$1,000,000
One Year Rents and Operations

5.0%

Vice President of Operations

$250,000 / 1yr Salary
(paid from operations / paid by ASMG)

N/A

First Year Stock Broker (91)
Team Eleven
Tokyo

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (92)
Team Eleven
Tokyo

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (93)
Team Eleven
Tokyo

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (94)
Team Eleven
Tokyo

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (95)
Team Eleven
Tokyo

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

NEW – HONG KONG
BROKER DEALER OFFICE

$1,000,000
One Year Rents and Operations

5.0%

Vice President of Operations

$250,000 / 1yr Salary
(paid from operations / paid by ASMG)

N/A

First Year Stock Broker (96)
Team Twelve
Hong Kong

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (97)
Team Twelve
Hong Kong

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (98)
Team Twelve
Hong Kong

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (99)
Team Twelve
Hong Kong

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (100)
Team Twelve
Hong Kong

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

NEW – ZURICH (SWITZERLAND)
BROKER DEALER OFFICE

$1,000,000
One Year Rents and Operations

5.0%

Vice President of Operations

$250,000 / 1yr Salary
(paid from operations / paid by ASMG)

N/A

First Year Stock Broker (101)
Team Thirteen
Zurich

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (102)
Team Thirteen
Zurich

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (103)
Team Thirteen
Zurich

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (104)
Team Thirteen
Zurich

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (105)
Team Thirteen
Zurich

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

NEW – SHANGHAI (CHINA)
BROKER DEALER OFFICE

$1,375,000
One Year Rents and Operations

2.7%

Vice President of Operations

$250,000 / 1yr Salary
(paid from operations / paid by ASMG)

N/A

First Year Stock Broker (106)
Team Fourteen
Shanghai

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (107)
Team Fourteen
Shanghai

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (108)
Team Fourteen
Shanghai

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (109)
Team Fourteen
Shanghai

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (110)
Team Fourteen
Shanghai

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

NEW – PARIS (FRANCE)
BROKER DEALER OFFICE

$1,000,000
One Year Rents and Operations

5.0%

Vice President of Operations

$250,000 / 1yr Salary
(paid from operations / paid by ASMG)

N/A

First Year Stock Broker (111)
Team Fifteen
Paris

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (112)
Team Fifteen
Paris

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (113)
Team Fifteen
Paris

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (114)
Team Fifteen
Paris

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (115)
Team Fifteen
Paris

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

NEW – FRANKFURT (GERMANY)
BROKER DEALER OFFICE

$1,000,000
One Year Rents and Operations

5.0%

Vice President of Operations

$250,000 / 1yr Salary
(paid from operations / paid by ASMG)

N/A

First Year Stock Broker (116)
Team Sixteen
Frankfurt

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (117)
Team Sixteen
Frankfurt

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (118)
Team Sixteen
Frankfurt

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (119)
Team Sixteen
Frankfurt

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (120)
Team Sixteen
Frankfurt

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

NEW – BEIJING (CHINA)
BROKER DEALER OFFICE

$1,000,000
One Year Rents and Operations

5.0%

Vice President of Operations

$250,000 / 1yr Salary
(paid from operations / paid by ASMG)

N/A

First Year Stock Broker (121)
Team Seventeen
Beijing

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (122)
Team Seventeen
Beijing

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (123)
Team Seventeen
Beijing

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (124)
Team Seventeen
Beijing

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

First Year Stock Broker (125)
Team Seventeen
Beijing

$75,000 / 1yr Salary
Recoverable Draw Against Commission
(paid from operations / Not Investor Funds)

N/A

USE OF INVESTMENT FUNDS
OPERATIONS

DOLLAR TOTAL

PERCENTAGE TOTAL

50 State Broker Dealer Registration, Plus Washington, DC, Puerto Rico and the Virgin Islands

$150,000

0.75%

Insurances & Bonds

$150,000

0.75%

National RIA Direct Marketing Efforts

$2,400,000

12.0%

International Asset Manager Direct Marketing Efforts

$3,800,000

19.0%

Management Salary:
Mr. Koorosh Rahimi
Senior Managing Member

$250,000

1.25%

Management Salary:
Mr.  David Dobkin
Managing Member

$250,000

1.25%

Management Salary:
Mr.  Weslie W. Johnson
Managing Member

$250,000

1.25%

Management Salary:
Mr.  Steven J. Muehler
Managing Member

$250,000

1.25%

Third Party Legal Advisory

$1,000,000

5.00%

Accounting

$250,000

1.25%

Information Technology

$1,877,500

9.40%

TOTAL FUNDS

$5,0000,000

100%

Should the full investment offering not be fully subscribed, the total funds raised will be distributed per the “percentage total” detailed in the above illustration.

ITEM 6. DESCRIPTION OF BUSINESS

A.      ALTERNATIVE SECURITIES MARKETS GROUP CORPORATION – PARENT COMPANY

The Alternative Securities Markets Group Corporation provides an integrated platform of “Alternative Securities and Alternative Investments Brokerage, Technology, and Investment Advisory Services to Institutional and Private Investors across the country, enabling each to successfully analyze and investment in Alternative Securities and Alternative Investments.

The Alternative Securities Markets Group Corporation and its wholly owned subsidiaries are as follows:

•         Alternative Securities Markets Group Corporation:

o    Multi-State Registered Investment Advisory Firm (filed August of 2015)

o    California Stock Corporation

o    PRIMARY FOCUS: Investment Advisory and Asset Management

o    SECONDARY FOCUS: Underwriting Regulation A, Regulation D and Intra-State Exempt Securities Offerings.

o    AGENT LICENSES: Series 66 or Series 65

•         Alternative Securities Market, LLC:

o    California & New York Broker Dealer (filed August of 2015)

o    California Limited Liability Company (wholly owned subsidiary of the Alternative Securities Markets Group Corporation)

o    FOCUS: Sale of Alternative Securities and Alternative Investments to Institutional Investors or through the Registered Investment Advisory Network. Sale of Alternative Securities and/or Alternative Investments in State’s in which the Company is registered as a Broker Dealer.

o    AGENT LICENSES: Series 7

•         Alternative Securities Market Exchange, Inc.:

o    National Exempt Securities Market (Stock Exchange) – Trade Volume Exemption

▪  SEC Form 1 Registered with the United States Securities and Exchange Commission on January 26th, 2015

o    FILED SEC FORM 1 IN AUGUST OF 2015 TO BECOME A NATIONALLY REGISTERED OTC MARKET / SECURITIES EXCHANGE.

o    California Stock Corporation (wholly owned subsidiary of the Alternative Securities Markets Group Corporation).

o    FOCUS: To be the only Primary and Secondary Market for the Issuance and Trade of Regulation A, Regulation D and Intra-State Exempt Securities Offerings.

The Alternative Securities Markets Group Corporation’s unique style of structure as a Registered Investment Advisory Firm, a Broker-Dealer and as a Stock Exchange, allows it to offer products and services to Alternative Securities Markets Group Corporation’s Registered Investment Advisors, and other Independent Registered Investment Advisors and Advisory Firms for the analyzing and investing in Alternative Securities and Alternative Investments not before accessible to these Advisors and Investors. We believe that we are the only company that is able to offer investors and advisors a range of Alternative Securities and Alternative Investments for “All Investors”, not just for the “Accredited Investors”.

Investment Advisory Services of the Alternative Securities Markets Group Corporation:

Alternative Securities Markets Group Corporation (“the Firm” or “the Adviser”) provides both “Traditional Investment Advisory” and “Alternative Securities Investment” Investment Advisory Services to Investor Clients and Issuer Clients; as well as Financial Planning for Investor Clients. Alternative Securities Markets Group Corporation works on a contractual basis with all clients to clearly outline the mutually agreed upon services to be offered.

The Firm first conducts an interview with a prospective Investor and Issuer Client, in some cases using a standard questionnaire, to assist in determining a client’s needs, goals and general risk tolerance.

If an Investor Client wishes to engage the Firm / Adviser for Investment Advisory Services for Alternative Securities Investment Advisory and/or for Financial Planning Services, a services agreement will be executed by both parties that clearly outlines the mutually agreed upon Financial Advisory Services to be offered. The Agreement must be determine what risk tolerance the client is able to withstand. The level of risk a client agrees to will primarily dictate which portfolio of traditional investment securities, and / or what market segment of the Alternative Securities Market the Adviser will advise the client about. In addition to the risk profile, clients may also be provided an investment policy statement which further confirms the agreed upon allocation and outlines the roles each party will play. The Firm at this time will not be establishing any types of discretionary or non-discretionary accounts for any clients, though the Company is currently in the process of establishing an operating procedure for the inclusion of both non-discretional and discretionary Investor Accounts. Unless the services are clearly outlined in the signed agreement, the Firm / Adviser cannot be held responsible nor be expected to offer advice or input on anything outside the scope of the agreement. The Firm / Adviser is not a law firm or a CPA Firm. Therefore, we do not offer any tax or legal advice. We strongly recommend the client discuss all aspects of any plan with their CPA or attorney before implementing it. The implementation of any planning discussed with the client it at the sole discretion of the client.

The Alternative Securities Markets Group Corporation’s Financial Advisory Service to Investor Clients and Issuer Clients will be solely in regards to the following types of Securities:

▪  Exchange Listed Securities

▪  Municipal Securities

▪  Variable Life Insurance

▪  Variable Annuities

▪  Mutual Fund Shares

▪  U.S Government Securities

▪  Options Contracts

▪  Private Corporate Debt Securities

▪  Regulation D Securities

▪  Regulation A Securities

▪  Certain Intra-State Exempt Securities

▪  Oil and Gas Interests

▪  Certain Real Estate Investments

▪  Certain over-the-counter securities

▪  Foreign Issuers

▪  Certificates of Deposit

▪  Private Placements

▪  Mortgage Loans

▪  Life Settlement

By their nature, financial planning services for Investors must be based on each client’s individual needs to have any useful validity. As the Alternative Securities Markets Group Corporation does not “currently” manage accounts, an Investment Adviser of Alternative Securities Markets Group Corporation can only make recommendations that the Adviser feels are in the client’s own best interest, based on an individual’s stated and/or established, individual needs, goals, risk tolerance and investment time horizon. The firm seeks to establish this personal dimension through a careful, fact-finding interview and series of discussions with each client.

As Investment clients make investments from their own accounts at their own direction, and that the Alternative Securities Markets Group Corporation is not a manager of accounts (no fiduciary controls), there is no restrictions that need to be imposed. As stated in the Alternative Securities Markets Group Brochure, the Alternative Securities Markets Group Corporation is moving towards offering both “discretionary” and “non-discretional” accounts to Investors, and accordingly, when the Firm chooses to make this change, this section of the Alternative Securities Markets Group Corporation’s Brochure will be updated, and an updated copy will be mailed to all Clients’ of the Alternative Securities Markets Group Corporation.

Alternative Securities Markets Group Corporation’s Sources of Revenue:

The Alternative Securities Markets Group Corporation’s revenues are derived primarily from fees and commissions from products and advisory services offered by Alternative Securities Markets Group Corporation’s Registered Investment Advisors to their Issuer Clients for Underwriting Services and to Investment Clients for Investment Advisory and Asset Management Services.

The Alternative Securities Markets Group Corporation’s fees are based on either a percentage of assets under management, hourly charges, or fixed fees for comprehensive financial plans.

Financial planning fees are negotiable. Investment Management fees are only negotiable when out of state travel is involved. Upon engagement of the Alternative Securities Markets Group Corporation’s services, Alternative Securities Markets Group Corporation Clients receive and are asked to sign a “Letter of Agreement” outlining the fee schedule.

An introductory meeting, which may be by telephone or in person, is free of charge and is an exploratory interview to determine to the extent to which of the Alternative Securities Markets Group Corporation’s Financial Planning and Investment Management services may be beneficial to the Client.

Alternative Securities Markets Group Corporation’sComprehensive Financial Planning Services and Fees

A Financial Plan is designed to help the Client with all aspects of Financial Planning.

The Financial Plan may include, but is not limited to: a net worth statement, a cash flow statement; a review of investment accounts including reviewing asset allocation and providing repositioning recommendations, strategic tax planning, a review of insurance policies and recommendations for changes (if necessary), one or more retirement scenarios, estate planning review and recommendations, and education planning with funding recommendations.

Detailed Investment Advice and specific recommendations may be provided as part of a financial plan. Implementation of the recommendations is at the discretion of the Client.

Financial Plans are priced according to the degree of complexity associated with the Client’s situation. The fee for a financial plan is predicated upon the facts known at the start of the engagement. The typical fee range is $3,000 to $6,000. Since Financial Planning is a discovery process, situations occur wherein the Client is unaware of certain financial exposures or predicaments. In the event that the Client’s situation is substantially different than disclosed at the onset of the engagement, a revised fee will be provided for mutual agreement. The Client must approve the change of scope in advance of the additional work being performed when a fee increase is necessary.

Fees for Financial Plans are billed upon delivery of the Financial Plan.

After delivery of a Financial Plan, Clients can continue to engage the Alternative Securities Markets Group Corporation on an hourly basis at the rate of $200 per hour or for a fixed fee.

Alternative Securities Financial Review or Consultation (Investors)

For client’s desiring on a Financial Review or Consultation about a portfolio of Alternative Securities, or a Consultation about a potential purchase of Alternative Securities, the Firm charges a maximum charge of $200 per hour, charged in six minute increments. A qualified Principal of the Alternative Securities Markets Group Corporation has the ability to authorize a lower hourly fee.

Offering of Alternative Securities (Issuer)

For an Issuer Clients desiring a Consultation for a potential or current Alternative Securities Offering, the Firm charges a maximum fee of $350 per hour, charged in six minute increments. A qualified Principal of the Alternative Securities Markets Group Corporation has the ability to authorize a lower hourly fee.

For Alternative Securities Market Issuers, the Alternative Securities Markets Group Corporation is the EXCLUSIVE UNDERWRITER for Issuers on the Alternative Securities Market’s Primary Market. In lieu of accepting cash for underwriting services rendered, the Alternative Securities Markets Group Corporation becomes a 3-10% fully diluted equity partner in each Company that lists its securities on the Alternative Securities Market.

Investment Management Services and Fees

The Alternative Securities Markets Group Corporation requires all of its Clients to sign an “Investment Advisory Agreement” outlining all aspects of Investment Management Services and Fees.

The Goals and Objectives for each Client’s Investment Portfolio are identified and documented through the use of an “Investment Policy Statement”. Investment Policy Statements are periodically reviewed with the Client and updated.

Investment Clients receive quarterly performance reports, billing summaries and the Alternative Securities Markets Group’s Quarterly Newsletter. In addition, Clients receive monthly statements.

The Alternative Securities Markets Group Corporation’s provide portfolio review and rebalancing, as needed, for the assets held under advisement on a no less than semi-annual basis.

The Alternative Securities Markets Group Corporation’s fee schedule for Client Investment Management services for Clients under management after 1/1/2015 is a tiered schedule as follows:

Account Balance:                                  Annual Fee as a % of Assets:

$0 to $300,000                                                                        1.50%

$300,001 to $600,000                                                             1.25%

$600,001 to $1,000,000                                                          1.00%

$1,000,000 to $3,000,000                                                       0.95%

                $3,000,001 and above                                                             0.85%

Family Accounts may be grouped when considering account size for fee. Investment Management Fees are billed quarterly, in arrears, meaning that Clients are invoiced after the three-month bill period has ended. The first quarter fees are pro-rate, and Clients may cancel their agreement within five days of signing without incurring any fees. Fees are deducted from the Client’s account to facilitate billing. The Client must consent to advance to direct debiting of their investment account.

Business Strategy:

Increase the Number of Registered Financial Advisors: The Alternative Securities Markets Group Corporation intends to expand its distribution network by recruiting high quality candidates to be Financial Advisors. The Alternative Securities Markets Group Corporation’s current objectives is to have an initial 20-30 “Core” Registered Investment Advisors in place by the end of 2015, and steadily increase this number by a minimum 100% per year, with previous Registered Investment Advisors from previous hiring rounds becoming Trainers, Team Leaders, Managers, Sales Managers, Portfolio Managers, Vice Presidents and Presidents.

Bridge Income Program:The “Alternative Securities Markets Group Corporation Bridge Income Program”, is a program that will provide newly recruited Alternative Securities Markets Group Corporation’s Registered Investment Advisors with a source of earnings until they can develop the skills and client base necessary to earn a stable income from asset management fees. The Company believes this program, which is currently estimated to provide between $2,500 and $4,000 per month for up to six month to twelve months, will be critical in increasing the number of new “quality” Registered Financial Advisors, improving retention, and increasing average first-year sales production.

Expand Geographic Scope: The Alternative Securities Markets Group Corporation intends to pursue geographic expansion of its sales force. In larger communities, the Alternative Securities Markets Group Corporation intends to begin establishing new division offices within 18-24 months, that will accommodate up to 20 financial advisors, and in smaller communities or suburban areas the Alternative Securities Markets Group Corporation intends to open offices with facilities to accommodate a smaller group of Registered Financial Advisors.

Enhanced Marketing and Financial Planning Tools: The Alternative Securities Markets Group Corporation has plans to implement a “continually improving financial planning package”, that will consist of Registered Investment Advisors who “specialize” in a certain financial services product, and educates the Company as a whole about those products and services, as well as continually adding to the Alternative Securities Markets Group Corporations financial products and services. Currently, plans to include new savings programs, retirement income programs, estate planning services, life insurance products and other personal financial planning products and services are in the works and plan to be implemented and made available to Alternative Securities Markets Group Corporation’s Registered Investment Advisors within the next calendar year.

Pursue Strategic Acquisitions and Alliances to Expand Product Offerings and Distribution: The Alternative Securities Markets Group Corporation intends to selectively pursue acquisition and alliances that will add new products or alternative distribution systems. The Alternative Securities Markets Group Corporation believes that it will be better positioned to pursue acquisitions as the only Registered Investment Advisory, Broker Dealer with an SEC Registered Stock Exchange (either as a Nationally Registered Stock Exchange or as a Stock Exchange exempt from registration due to a trade volume exemption). Currently the Alternative Securities Markets Group Corporation intends to distribute its investment products only through its virtually exclusive Registered Financial Advisor sales force. In the future, the Alternative Securities Markets Group Corporation may choose to acquire another Registered Investment Advisory firm to increase its assets, customer base and product distribution possibilities.

Marketing:

The Alternative Securities Markets Group Corporation is the exclusive distributor of the Alternative Securities Markets Group Corporation’s Market Segment Funds (discussed later in this prospectus) and the “Alternative Securities Markets Group Fixed Income Mortgage Funds”, which are all wholly owned subsidiaries of the Alternative Securities Markets Group Corporation.

About the Alternative Securities Markets Group Fixed Income Mortgage Funds:

The Alternative Securities Markets Group Fixed Income Funds focus on acquiring, renovating, leasing and operating residential single-family homes, residential multi-family homes, multi-family apartment homes and small commercial properties. The Alternative Securities Markets Group Corporation intends to become a leader in the small residential and small commercial rental industry by aggregating a geographically diversified portfolio of high quality small residential and small commercial properties, and developing “ASMG Real Estate Management” into a nationally recognized brand that is well-known for quality, value and tenant satisfaction, and is well respected in each community the Company occupies. The objective is to generate attractive, risk-generated returns for each of the Alternative Securities Market Fixed Income Mortgage Funds through long-term lease income and asset appreciation.

Alternative Securities Markets Group Fixed Income Funds intend to use the majority of the net proceeds of each offering, and concurrent private placements, to acquire and renovate small residential and small commercial properties, and to repay any indebtedness that the Alternative Securities Markets Group Fixed Income Fund expects to incur in the future. In addition to single-family and multi-family properties, the Alternative Securities Markets Group Fixed Income Funds also may seek to invest in condominium units, townhouses and real estate-related debt investments, including the acquisition of “performing” and “non-performing” real estate debt notes. Alternative Securities Markets Group Fixed Income Fund investments may be made directly or through investment vehicles with third-party investors. In addition to individual property purchases, the Alternative Securities Markets Group Fixed Income Funds may pursue bulk acquisitions from financial institutions, government agencies and competitors.

Residential Real Estate Operations:

Residential housing is the largest real estate asset class in the United States with a size of approximately $25 Trillion U.S. Dollars, according to Zillow (http://www.zillow.com/blog/value-us-homes-to-top-25-trillion-141142/). Historically, according to the U.S. Census Bureau, approximately one-third of this asset class has been rented and single-family homes currently comprise roughly one-third of all residential rental housing. While a large and growing asset class, single-family rental properties have historically been managed by relatively small-scale, “mom and pop” owner-operators or by a limited number of local and regional property management organizations. More recently, the ownership profile of single-family rental properties has shifted to larger investors and national owner-operators, seeking to efficiently acquire larger numbers of homes at distressed values, generate attractive rental cash flow streams and benefit from any potential home price appreciation.

While many investment firms chose to enter the Real Estate Investment Market during the recession, the Alternative Securities Markets Group Corporation chose to wait until a market recovery was upon us. The Overall cumulative value of all homes in the United States at the end of 2013 was approximately $25.7 Trillion, which is up almost $1.9 Trillion, or 7.9 percent from the end of 2012. Gains were calculated by measuring the difference between cumulative home values as of the end of 2012 and anticipated home values at the end of 2013.

This gain in cumulative home value was the second annual gain in a row, after home values fell every year from 2007 through 2011. Between 2007 and 2011, the total value of the U.S. housing stock fell by $6.3 Trillion. Over the years of 2012 and 2013, U.S. Homes gained back approximately $2.8 Trillion, or about 44 percent of the total value lost during the recession.

In 2013, the housing market continued to build on the positive momentum that began in 2012. Low mortgage rates and an “improving economy” have helped bring both buyers in to the market, but lenders with extremely tight credit guidelines, are not lending mortgage loans to “qualified buyers” like they have in the past, leaving a “saturated qualified renter market” not seen in years in the United States ready to rent homes from investors.

Residential Real Estate Growth Strategies:

Our primary objective is to generate attractive risk-adjusted returns for the Company and we believe this objective can be achieved by following the below strategies:

•         Secure early-mover advantage and position as a dominant owner / operator of residential properties:Until recently, the residential acquisition and rental market has been extremely fragmented, comprised primarily of private and individual property developers and investors in local markets. Until recently, there have been no large-scale, national market owners / operators in the “acquisition, renovation and rental market” due primarily to the challenge of efficiently scaling acquisition, renovation management and lease management of many individual homes, let alone homes that require remodel or renovation. With an unprecedented opportunity to acquire single-family homes at attractive prices, with a over saturated marketplace of qualified renters that do not qualify to purchase a home due to strict mortgage loan restrictions, we intend to leverage our expertise and experience in rapidly building an institutional-quality, professionally managed business.

•         Employ a robust and disciplined property acquisition process.The Alternative Securities Markets Group Corporation has established the “ASMG Acquisition and Renovation Platform” to acquire high quality residential properties. The ASMG Acquisition and Renovation Platform is designed for in-house full-time personnel to be dedicated to identifying, evaluating, inspecting and acquiring homes throughout the United States. The Alternative Securities Markets Group Fixed Income Funds will primarily acquire properties at foreclosure auctions, through broker sales (primarily multiple listing service, or MLS, and short sales) and through estate sales. The Company may source property acquisition opportunities through portfolio (or bulk) sales from government agencies, financial institutions and competitors.

•         Assemble a geographically diversified portfolio:The Alternative Securities Markets Group Fixed Income Funds will be focusing on acquiring residential properties in selected submarkets, with an emphasis of acquisition of an undervalued property in need of repairs, with an emphasis on achieving critical mass within each target market selected. The Alternative Securities Markets Group Corporation will continually evaluate potential new markets where the Alternative Securities Markets Group Fixed Income Funds may make investments and establish operations as opportunities emerge. The Alternative Securities Markets Group Corporation will select markets based on steady population growth, strong rental demand and a high level of distressed sales of homes that can be acquired below replacement cost, providing for attractive potential yields and capital appreciation.

•         Efficiently manage and operate properties:Building on the experience of the executive team, The Alternative Securities Markets Group Corporation will utilize a management style that is based off case study of the “self-storage industry”. The Alternative Securities Markets Group Corporation believes the key to efficiently managing a large number of relatively low-cost properties is to strike the appropriate balance between “centralization” and “decentralization”. The Alternative Securities Markets Group Corporation will utilize in-house property management as much as possible for Alternative Securities Markets Group Fixed Income Mortgage Fund properties in as many markets as the Alternative Securities Markets Group Corporation believes it is economical to do so.

•         Establish a nationally recognized brand of quality residential rental properties:The Alternative Securities Markets Group Corporation will strive to establish “ASMG Real Estate Management” as a nationally recognized brand because the Alternative Securities Markets Group Corporation believes that establishing a brand well-known for quality, value and tenant satisfaction will help attract and retain tenants and qualified personnel, as well as support higher rental rates.

Small Commercial Real Estate Operations:

Alternative Securities Markets Group Fixed Income Funds intend to acquire Class C small commercial real estate assets in key emerging submarkets throughout the United States, primarily in locations the Alternative Securities Markets Group Corporation believes that the target real estate asset has strategic advantages compared to neighboring submarkets. The Alternative Securities Markets Group Fixed Income Mortgage Fund(s) will then renovate or develop each class C real estate asset to a Class A or Class B small commercial real estate asset, and stabilize each asset with long-term leases and provide management for each asset.

The Alternative Securities Markets Group Corporation’s primary goal for its Commercial Real Estate operation is to deliver a steady stream of high quality, adaptable and productive small commercial work environments for the wide range of industries attracted to the vibrant economic centers throughout the United States.

The Alternative Securities Markets Group Corporation’s plan to increase our asset base annually via acquisition, purchasing a variety of Class C small commercial properties that meet our “post redevelopment” standards for quality, location, amenities and the potential for increased long-term lease and appreciation, all near what we consider to be “cyclically low prices”.

When market conditions support it, the Alternative Securities Markets Group Fixed Income Mortgage Funds will look toward new development, where the Alternative Securities Markets Group Corporation will control the location, design and amenities of the properties the Alternative Securities Markets Group Fixed Income Fund adds to the portfolio. Such control can often produce a more appealing and functional property four tenants and a better outcome for our revenues and growth.

The Alternative Securities Markets Group Corporation will maintain and active, multi-year development program, focusing on economically dynamic locations where anticipated long-term demand is strong, supply is habitually limited and barriers to entry are formidable. Typically this will mean the top coastal submarkets that offer both a vibrant economic backdrop for businesses and a unique quality of life for their employees.

Commercial Real Estate Operations Growth Strategy:

The Alternative Securities Markets Group Fixed Income Mortgage Funds objectives are to maximize cash flow through long-term leases and achieve value added growth through opportunistic acquisitions, development and appreciation. The Alternative Securities Markets Group Corporation believes that opportunities exist to increase cash flow and overall value by: (i) acquiring Class C small commercial properties with the potential for re-development to a Class A or Class B small commercial property, where attractive income and value returns are achievable, all in strategic suburban submarkets where such properties complement the Alternative Securities Markets Group Fixed Income Mortgage Fund portfolio; (ii) from contractual increases in base rents from acquired properties; and (iii) by developing properties for the benefit of the Alternative Securities Markets Group Fixed Income Mortgage Fund(s) where such development will result in a favorable risk-adjusted return on investment.

The Alternative Securities Markets Group Corporation believes that a number of factors will enable it to achieve its commercial real estate business objectives, including (i) the opportunity to lease small commercial real estate at attractive rates due to an increased demand and the present lack of new construction for small commercial real estate in most submarkets throughout the United States; (ii) the presence of distressed sellers and inadvertent owners (through foreclosure or otherwise) of small commercial properties; (iii) quality and location of the properties; and (iv) the limited availability to competitors of capital for financing development, acquisitions or capital improvements. Management believes that the Alternative Securities Markets Group Fixed Income Mortgage Funds will be well positioned to exploit existing opportunities because of its extensive experience, and the Alternative Securities Markets Group Corporation’s seasoned management team.

Acquisition Strategies: The Alternative Securities Markets Group Fixed Income Mortgage Funds will seek to increase each of their cash flows and shareholder value by acquiring Class C small commercial real estate properties for development or redevelopment, that: (i) have the potential to provide attractive yields with significant potential for growth in cash flow from property operations and value growth through appreciation, (ii) are strategically located, in high quality and have the ability to be competitive in their respective submarkets; (iii) are located in submarkets where the demand for Class A and Class B small commercial real estate space exceeds available supply; or (iv) are existing Class A or Class B small commercial real estate properties that have been under-managed or are otherwise capable of improved performance through intensive management and leasing that will result in increased occupancy and rental revenues.

Commercial Real Estate Classes:

Class A:The highest-quality on the market is considered Class A. These spaces are generally newly constructed or renovated, and have been outfitted with “top-of-the-line” fixtures, amenities and systems. Class A buildings are usually aesthetically pleasing, as they reside in high-visibility locations, such as a metropolitan’s central business district. These spaces are normally maintained by reputable property management companies that keep them looking impeccable.

Height is another common characteristic of Class A buildings. Many high-rises are considered Class A buildings, and the offices inside these structures tend to have higher ceilings as well. A large central lobby is also typical in such superior spaces.

Class A rates are typically higher than the city’s average rent, and tenants’ concessions are rare. This is because premier Class A space is competitively sought-after by some of the most well-known and largest firms in the country. These spaces are popular among banking, real estate and law firms.

Class B:The “average office space”. These buildings don’t usually contain the same high-quality fixtures, architecture and lobbies as Class A space, but they are generally nice buildings with fully functional facilities.

Their locations, building systems and property managers are described as average to above average. Therefore, Class B space tends to command average market rent. The majority of Class B buildings are less than four stories tall, and are often found in the suburbs of on the outskirts of large financial districts.

Another consideration that separates Class A and B buildings is age. Many Class B buildings are a little older, and may be experiencing minimal deterioration or breakdown. Some buildings start out with a Class A grade, but are downgraded after ten years or so once signs of wear and tear become apparent.

Class C:These are the poorest quality structures on the market. They tend to be located in the least desirable areas of town, and are usually in need of major repairs and renovations. This likely to be due to the building’s age, as Class C properties are generally more than twenty years old.

Some Class C properties remain occupied, commanding lower rental rates and attracting tenants with smaller operations who cannot afford nicer spaces or who do not need to reside in the central business areas of town. Other Class C buildings are sold as rehabilitation or redevelopment opportunities.

With some improvements and repairs a Class C can be upgraded to a Class B, and in some circumstances, a Class A building status.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

B.       ALTERNATIVE SECURITIES MARKETS GROUP – STOCK EXCHANGE & BROKER DEALER BUSINESS

•         The Alternative Securities Market, LLC, a California Limited Liability Company, is a wholly owned subsidiary of the Alternative Securities Markets Group Corporation, and is a California Registered Broker Dealer. A copy of the Company’s SEC Form BD as filed with the State of California is attached as an Exhibit to this Registration Statement, along with the Chief Executive Officer’s Securities Licenses.

•         The Alternative Securities Market Exchange, Inc., is the owner-operation of an Online Stock Exchange called the “Alternative Securities Market”, which can be viewed at http://www.ASMX.CO  and/or http://www.AlternativeSecuritiesMarket.com. Alternative Securities Market Exchange, Inc., is a California Stock Corporation, and is a wholly owned subsidiary of the Alternative Securities Markets Group Corporation. In January of 2015, the Alternative Securities Market Exchange, Inc. filed its SEC Form 1 with the United States Securities and Exchange Commission’s Department of Market Regulation, seeking a “Trade Volume” exemption from registration as a National Stock Exchange. ON JULY 15TH, 2015, THE BOARD OF DIRECTOR OF ALTERNATIVE SECURITIES MARKETS GROUP CORPORATION UNANIMOUSLY APPROVED FOR THE ALTERNATIVE SECURITIES MARKET EXCHANGE, INC. TO PROCEED WITH AN AMENDED SEC FORM 1 TO BE SUBMITTED TO THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION TO PROCEED WITH A FEDERAL QUALIFICATION OF THE ALTERNATIVE SECURITIES MARKET AS A NATIONAL SECURITIES EXCHANGE. THE FILING IS ANTICIPATED TO BE FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION’S DEPARTMENT OF MARKET REGULATION IN AUGUST OF 2015.

•         The Alternative Securities Markets Group Corporation is a California Stock Corporation, and a Multi-State Registered Investment Advisory Firm. The Alternative Securities Markets Group Corporation is the sole owner of Alternative Securities Market Exchange, Inc. and Alternative Securities Market, LLC. In August of 2015, the Alternative Securities Markets Group Corporation filed as a Registered Investment Advisor in multiple states. A copy of all State Registered Investment Advisor Filings and ADV 1 & II, as well as a copy of the Chief Executive Officer’s Securities Licenses, are all attached as exhibits to this Securities Registration Statement.

The Alternative Securities Market is the First Primary and Secondary Market for Regulation A, Regulation S, Regulation D and select Intra-State Exempt Securities. The Alternative Securities Market operates as a private, transparent equity and debt marketplace, offering market participants a comprehensive range of services to meet the needs of both “Issuers” and “Investors”, including facilitating “Initial Public Offerings” for Regulation A, Regulation S, Regulation D and select Intra-State Exempt Securities; as well as providing a trading facility for Regulation A, Regulation S, Regulation D and select Intra-State Exempt Securities.  The Alternative Securities Market also supplies both market and listed company data. The total product offering on the Alternative Securities Market includes: Common Stock, Preferred Stock, Convertible Preferred Stock, Debt Notes and Convertible Debt Notes.

The Alternative Securities Markets Group Corporation is building the most informative and most efficient ‘Global Alternative Securities Market’ – so that investors can effectively analyze, value and invest in Alternative Securities.

THE (ASMX)

“ALTERNATIVE SECURITIES

MARKET EXCHANGE”

RULEBOOK

As filed along with SEC Form 1 and all Exhibits, with the

United States Securities & Exchange Commission on:

August 3rd, 2015

Disclaimer:

The Alternative Securities Market Exchange (the “ASMX”) is entrusted with the authority to preserve and strengthen the quality and public confidence in Alternative Securities and Alternative Investments. The ASMX stands for Integrity and Ethical practices in order to enhance investor confidence in Alternative Securities and Alternative Investments, thereby contributing to the financial health of the overall economy, and supporting the capital formation process. From the ASMX’s Early and Development Stage Companies, to Operating Companies of International Stature, each are recognized as sharing these important traits that we hold true.

The ASMX, therefore has broad discretionary authority over the initial and continued listing and trade of securities on the ASMX in order to maintain the quality, the public confidence in the ASMX, to prevent fraudulent and manipulative acts and practices, to promote just and equitable principles of trade, and to protect investors and the public interest.

The ASMX may use such discretion to deny any application of any Issuer applying for listing for trade, apply additional or more stringent criteria for the initial or continued listing of any securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on the ASMX inadvisable or unwarranted in the opinion of the ASMX, even though the securities meet all enumerated criteria for initial or continued listing on the ASMX.

TABLE OF CONTENTS

TOPIC:	PAGE
CHAPTER I: Adoption, Interpretation and Application of Rules and Definitions
CHAPTER II: Members of the ASMX
CHAPTER III: Issuers of the ASMX
CHAPTER IV: Rules of Fair Market Practice
CHAPTER V: Books and Records
CHAPTER VI: Supervision
CHAPTER VII: Trading Rules
CHAPTER VIII: Trading Practice Rules
CHAPTER IX: Listings & Listed Issuers
CHAPTER X: Fees & Charges
CHAPTER XI: Business Conduct

Exhibits:

CHAPTER I

ADOPTION,INTERPRETATIONANDAPPLICATIONOFRULES,

AND DEFINITIONS

Rule 1.1.0 – Adoption of Exchange Rules

The following Alternative Securities Market Exchange (the “ASMX”) Rules are adopted pursuant to the Corporation’s Articles of Incorporation (Exhibit A) and the Corporation’s Bylaws (Exhibit B).

Rule 1.2.0 – Interpretation

ASMX Rules shall be interpreted in such a manner to comply with the rules and requirements of the Act and to effectuate the purposes and business of the ASMX, and to require that all practices in connection with the securities business be just, reasonable and not unfairly discriminatory.

Rule 1.3.0 – Applicability

                ASMX Rules shall apply to all Members and persons associated with a Member.

Rule 1.4.0 – Effective Time

All ASMX Rules shall be effective when approved by the Commission in accordance with the Act and the rules and regulations thereunder, except for those Rules that are effective upon filing with the Commission in accordance with the Act and the rules thereunder and except as otherwise specified by the ASMX or provided elsewhere in these Rules.

Rule 1.5.0 – Definitions

Unless the context otherwise requires, for all purposes of these ASMX Rules, terms used in ASMX Rules shall have the meaning assigned in Article I of the Corporations’ Bylaws or as set forth below:

a)      Act – The term “Act” or “Exchange Act” shall mean the Securities Act of 1933, as amended.

b)      Adverse Action – The term “Adverse Action” shall mean any action by the ASMX which affects the rights of any Member, applicant for membership, or any person associated with a Member (including the denial of membership and the barring of any person from becoming associated with a Member) and any prohibition or limitation by the ASMX imposed on any person with respect to access to services offered by the ASMX, or a Member thereof. This term does not include disciplinary actions for violations of any provision of the Act or the rules and regulations promulgated thereunder, or any provision of the Bylaws or ASMX Rules or any interpretation thereof or resolution or order of the Board of Directors or appropriate ASMX Market committee which has been filed with the Commission pursuant to Section 19(b) of the Act and has become effective thereunder.

c)       After Hours Market – The term “After Hours Market” shall mean the time between 4:00:01 PM and 8:59:59 AM Eastern Time (New York) / 1:00PM and 6:00AM Pacific Standard Time (Los Angeles)

d)      Alternative Securities Market Exchange, Inc. – The Owner and Operator of the ASMX. The Alternative Securities Market Exchange, Inc. is a wholly owned subsidiary of the Alternative Securities Markets Group Corporation.

e)      Alternative Securities Markets Group Corporation – The Alternative Securities Markets Group Corporation is a Multi-State Registered Investment Advisory Firm that specializes in Alternative Securities Investment Advisory services to institutional and private investors. It is the parent corporation of the Alternative Securities Market, LLC and the Alternative Securities Market Exchange, Inc.

f)       Alternative Securities Market, LLC – The exclusive Broker-Dealer for the ASMX. The Alternative Securities Market, LLC is a wholly owned subsidiary of the Alternative Securities Markets Group Corporation.

g)      Ask – The term “Ask” is a written indication by an Issuer or a Holder of a security, of a willingness to sell a security of an ASMX listed company, and the price at which the Issuer or the Holder is willing to sell the security for.

h)      ASMX: the “Alternative Securities Market Exchange”

i)        ASMX Book – The term “ASMX Book” shall mean the informational data of all stock sales (Primary and Secondary) on the ASMX.

j)        Auction Market – The term “Auction Market”, also referred to as the “Secondary Market” of the ASMX, is a market in which buyers enter competitive bids and sellers enter competitive offers simultaneously.

k)      Bid – The term “Bid” is an indication by an Investor, a broker, or a dealer of a willingness to buy a security, and the price at which the Investor, Broker or Dealer is willing to buy the security for.

l)        Board of Directors – The terms “Board” and “Board of Directors” shall mean the Board of Directors of the ASMX.

m)    Broker – the term “Broker” shall have the same meaning as in Section 3(a)(4) of the Act.

n)      Commission – The term “Commission” shall mean the Securities and Exchange Commission

o)      Dealer – The term “Dealer” shall have the same meaning as in Section 3(a)(5) of the Act.

p)      Designated Self-Regulatory Organization - The term “Designated Self-Regulatory Organization” shall mean a self-regulatory organization, other than the ASMX, designated by the Commission under Section 17(d) of the Act to enforce compliance by Members with ASMX Market Rules.

q)      “Entity” – The term “Entity” shall be any:

a.       Bank

b.      Insurance Company

c.       Registered Investment Company

d.      Business Development Company

e.      Small Business Investment Company

f.        State or SEC Registered Investment Advisor

g.       Registered Broker-Dealer

r)       Exchange Act – The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

s)       Holder – The owner of a security.

t)       Issuer – The corporation or company that offers or proposes to offer its securities for sale on the ASMX.

u)      Listed Trading Security - The term “Listed Trading Security” is an Issuer’s securities that are eligible and allowed to be traded on the ASMX’s Secondary Market.

v)      Market – The term “Market” shall mean the Alternative Securities Market Exchange, Inc., either an exempt from registration securities exchange, or a nationally securities exchange.

w)    Market Professional – The term “Market Professional” shall mean any of the following Securities Related Professionals. Market Professionals may be Advisors and/or Investing Entities.

a.       Bank - (may be a Member)

b.      Insurance Company - (may be a Member)

c.       Registered Investment Company - (may be a Member)

d.      Business Development Company - (may be a Member)

e.      Small Business Investment Company - (may be a Member)

f.        State or SEC Registered Investment Advisor - (may be a Member)

g.       Registered Broker-Dealer - (may be a Member)

h.      Transfer Agent - (non-Member Only)

i.         Clearing Company - (non-Member Only)

x)      Member – The term “Member” shall mean any Person that has been approved by an Investment Coordinator of the ASMX, who meets the qualifications as an “ASMX Qualified Investor”, “Accredited Investor” or “California Qualified Investor”, and has been issued an “ASMX Investor ID Number”.

a.       Accredited Investor –

                                                                                       i.      United States:

1.       A natural person who has individual net worth, or joint net worth with the Person’s spouse, that exceeds $1 Million USD at the time of the purchase, or has assets under management of $1 Million USD or above, excluding the value of their primary residence; or

2.       A natural person with income exceeding $200,000 USD in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current years; or

3.       A trust with assets in excess of $5 Million USD, not formed to acquire the securities offered, whose purchases a sophisticated person makes; or

4.       A bank, insurance company, registered investment company, business development company, or small business investment company; or

5.       An employee benefit plan, with the meaning of the Employee Retirement Income Securities Act, if a bank, insurance company, or registered investment advisor makes the investment decisions, or if the plan has total assets in excess of $5 Million USD; or

6.       A charitable organization, corporation, or partnership with assets exceeding $5 Million USD; or

7.       A directors, executive officer, or general partners of the company selling the securities; or

8.       A business in which all the equity owners are accredited investors.

                                                                                     ii.      Canada:

1.       A person under the securities legislation of a jurisdiction of Canada, as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities (Newfoundland or Labrador); or

2.       An individual registered or formerly registered under the securities legislation of Canada as a representative of a person referred to in paragraph (a); or

3.       An individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000 USD; or

4.       An individual whose net income before taxes exceeds $200,000 USD in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 USD in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year; or

5.       An individual who, either alone or with a spouse, has net assets of at least $5,000,000 USD; or

6.       A person, other than an individual investment fund, that has net assets of at least $5,000,000 USD as shown on its most recently prepared financial statements; or

7.       A trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be; or

8.       An investment fund that distributes or has distributed its securities to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 of the “National Instrument (Canada)” 45 106 (Minimum amount investment) or 2.19 of the “National Instrument (Canada)” 45  106 (Additional investment in investment funds), or (iii) a person described in paragraph (i) or (ii) that acquires or acquired securities to in section 2.18 of the “National Instrument (Canada)” 45 106 (Investment fund reinvestment).

9.       A person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an advisor or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction; or

10.   A person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors (as defined in the “National Instrument (Canada)” 45 106); or

11.   An investment fund that is advised by a person registered as an advisor or a person that is exempt from registration as an advisor.

                                                                                    iii.      Australia

1.       S708(8) of the Corporations Act 2001 (Australia) is found in Chapter 6D (Fundraising). It defines “sophisticated investor” so as to exclude them from certain disclosure requirements.

2.       S708(8) of the Corporations Act 2001 (Australia) provides for an accountant to issue a certificate stating that an individual meets the criteria prescribed in the Corporations Regulations 2001 (Australia), namely net assets of at least $2.5 Million USD, or a gross income for each of the last two financial years of at least $250,000 USD.

3.       Any Investor with a “Sophisticated Investor Certificate” issued by the Australian Securities and Investment Commission.

                                                                                   iv.      European Union

1.       European Investors meeting the term “accredited” must satisfy at least two of the following quantitative criteria in assessing the Investor’s expertise, experience and knowledge.

a.       The Investor has carried out investment related transactions, in significant size (at least EUR 50,000), on a relevant securities market at an average frequency of ten transactions per quarter over the previous four quarters;

b.      The size of the Investor’s financial instrument portfolio, defined as including cash deposits and financial instruments, exceeds EUR 500,000;

c.       The Investor works or has worked in the financial sector for at least one year in a professional position which requires knowledge of the transactions or services envisaged.

                                                                                     v.      Israel

1.       An investment trust or fund manager

2.       A management company or Provident fund as defined in the Israeli fund law

3.       An insurance company

4.       A banking corporation and auxiliary corporation as defined in the Israeli Banking Law (Licensing), other than a joint services company

5.       A registered (licensed) investment advisor

6.       An exchange member

7.       A underwriter qualified under Section 506(c) of the Israeli Securities Act

8.       Corporation (except a corporation incorporated for the purpose of receiving investment advisory services, investment marketing or portfolio management) with equity of more than ILS50 Million.

9.       A natural person that gave consent in writing to be considered eligible and that meets at least two of the criterion below:

a.       Owns a total value of cash, deposits, financial assets and securities as defined in Section 52 of the Israel Securities Act which exceeds ILS12 Million;

b.      Has expertise and skills in capital markets or was employed at least one year in a professional position that requires expertise in capital markets;

c.       Has made at least 30 transactions per quarter for the last four quarters. This does not include transactions made by the person’s portfolio manager on a non-discretionary basis.

10.   A corporation which is wholly owned by accredited investors based on the criteria above

11.   A corporation incorporated abroad whose activities are similar to those of the corporation set out above

                                                                                   vi.      Singapore

1.       As defined in Section 4A(1)(a) of the Securities and Futures Act (SFSA), Chapter 2899.

a.       Net Personal assets exceeding SGD 2 Million (or equivalent in foreign currency); or

b.      Income in preceding 12 months of not less than SGD 300,000 (or equivalent in foreign currency); or

c.       A corporation with net assets exceeding $10 Million USD in value (or its equivalent in foreign currency) or such other amount as the Authority may prescribe, in place of the first amount, as determined by – (a) the most recent audited balance-sheet of the corporation; or (b) where the corporation is not required to prepare audited accounts regularly, a balance-sheet of the corporation certified by the corporation as giving a true and fair view of the state of affairs of the corporation as of the date of the balance-sheet, which date shall be within the preceding 12 months;

d.      The trustee of such trust as the Authority may prescribe, when acting in that capacity; or

e.      Such other person as the Authority may prescribe.

b.      ASMX Qualified Investor – As defined by the ASMX to be “an Individual who is, Individuals who are, or a corporation, company or fund comprised of sophisticated investors, each capable of protecting themselves in making any investment decisions.”

c.       California Qualified Investor –

                                                                                       i.      Any resident of the State of California whose individual net worth is no less than $250,000 USD and had, during the immediately preceding tax year, gross income of $100,000 USD, and reasonably expects gross income in excess of $100,000 USD during the current tax year;

                                                                                     ii.      Any natural resident of the State of California who has a net worth of $500,000 USD. “Net Worth” for a California Qualified Investor shall be determined exclusive of home, home furnishings and automobiles. Other assets included in the computation of net worth may be valued at Fair Market Value.

d.      NOTE: A Market Professional may also be considered a Member in the event the Market Professional meets the criteria of “Member” as detailed above.

y)      Primary Market – Is a Market where Issuers sell securities of its Corporation or Company to Investors, and where the proceeds of the Offering go to the issuing corporation. The Issuers on the Primary Market are seeking to increase its capitalization either by selling shares of stock, or by selling notes or bonds to Investors.

z)       Qualified Clearing Agency – The term “Qualified Clearing Agency” means a clearing agency registered with the Commission pursuant to Section 17A of the Act that is deemed qualified by the ASMX.

aa)   Registered Broker Dealer – The term “Registered Broker – Dealer” means any registered broker or dealer, as defined in Section 3(a)(48) of the Act, that is registered with the Commission under the Act.

bb)  Regular Market Hours – The term “Regular Market Hours” means the time between 9:00:00 AM and 4:00:00 PM Eastern Standard Time (New York) / 6:00:00 AM and 1:00:00 PM Pacific Standard Time (Los Angeles)

cc)    Secondary Market – The term “Secondary Market” of the ASMX where securities are bought and sold between Investors after their initial sale to Investors on the ASMX’s Primary Market.

dd)  Statutory Disqualification – The term “Statutory Disqualification” shall mean any statutory disqualification as defined in Section 3(a)(39) of the Act.

ee)  System – The term “System” shall mean the electronic communications and trading facility designated by the Board of Directors through which securities orders of Members and Issuers are consolidated for ranking, execution and, when applicable, routing away.

ff)     Unlisted Trading Security – The term “Unlisted Trading Security” is an issuer’s securities that are no longer allowed to be traded on the ASMX’s Secondary Market as the Issuer is deficient of its listing and trading agreement with the ASMX, has moved to an Over-the-Counter Securities Market or Regulated Securities Exchange, or has delisted from the ASMX.

CHAPTER II

MEMBERS OF THE

ALTERNATIVE SECURITIES MARKET EXCHANGE

Rule 2.1.0 – Rights, Privileges and Duties of Alternative Securities Market Exchange Members

Unless otherwise stated in the ASMX Rules each Member of the ASMX shall have the same rights, privileges and duties of any other Member of the ASMX.

Rule 2.2.0 – Obligations of the Members of the Alternative Securities Market Exchange

InadditiontoallotherobligationsimposedbytheASMX,in the Alternative Securities Market Exchange Rules, allMembers of the ASMX,asaconditionofeffectingapprovedsecuritiestransactionsontheASMX’s trading facilities,shallagreetoberegulatedbytheASMXandshallrecognizethattheASMXis obligatedtoundertaketoenforcecompliancewiththeprovisionsoftheAlternative Securities Market ExchangeRules,its CorporateBylaws,  itsinterpretationsandpoliciesandwiththeprovisionsoftheAct, the Exchange Act,  andregulationsthereunder, andthat,subjecttoordersandrulesoftheCommission,theASMXisrequiredtodiscipline MembersandpersonsassociatedwithMembersforviolationsoftheprovisionsoftheAlternative Securities Market Exchange Rules,its Corporate Bylaws,itsinterpretationsandpoliciesandtheAct, the Exchange Act,andregulationsthereunder,by expulsion,suspension,limitationofactivities,functions,andoperations,fines,censure,being suspended or barred from being associated with a Member, or any other fitting sanction.

Rule 2.3.0 – Eligibility to be a Member of the Alternative Securities Market Exchange

                Except as herein after provided, any Member:

a.       Accredited Investor –

                                                                                       i.      United States:

1.       A natural person who has individual net worth, or joint net worth with the Person’s spouse, that exceeds $1 Million USD at the time of the purchase, or has assets under management of $1 Million USD or above, excluding the value of their primary residence; or

2.       A natural person with income exceeding $200,000 USD in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current years; or

3.       A trust with assets in excess of $5 Million USD, not formed to acquire the securities offered, whose purchases a sophisticated person makes; or

4.       A bank, insurance company, registered investment company, business development company, or small business investment company; or

5.       An employee benefit plan, with the meaning of the Employee Retirement Income Securities Act, if a bank, insurance company, or registered investment advisor makes the investment decisions, or if the plan has total assets in excess of $5 Million USD; or

6.       A charitable organization, corporation, or partnership with assets exceeding $5 Million USD; or

7.       A directors, executive officer, or general partners of the company selling the securities; or

8.       A business in which all the equity owners are accredited investors.

                                                                                     ii.      Canada:

1.       A person under the securities legislation of a jurisdiction of Canada, as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities (Newfoundland or Labrador); or

2.       An individual registered or formerly registered under the securities legislation of Canada as a representative of a person referred to in paragraph (a); or

3.       An individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000 USD; or

4.       An individual whose net income before taxes exceeds $200,000 USD in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 USD in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year; or

5.       An individual who, either alone or with a spouse, has net assets of at least $5,000,000 USD; or

6.       A person, other than an individual investment fund, that has net assets of at least $5,000,000 USD as shown on its most recently prepared financial statements; or

7.       A trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be; or

8.       An investment fund that distributes or has distributed its securities to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 of the “National Instrument (Canada)” 45 106 (Minimum amount investment) or 2.19 of the “National Instrument (Canada)” 45  106 (Additional investment in investment funds), or (iii) a person described in paragraph (i) or (ii) that acquires or acquired securities to in section 2.18 of the “National Instrument (Canada)” 45 106 (Investment fund reinvestment).

9.       A person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an advisor or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction; or

10.   A person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors (as defined in the “National Instrument (Canada)” 45 106); or

11.   An investment fund that is advised by a person registered as an advisor or a person that is exempt from registration as an advisor.

                                                                                    iii.      Australia

1.       S708(8) of the Corporations Act 2001 (Australia) is found in Chapter 6D (Fundraising). It defines “sophisticated investor” so as to exclude them from certain disclosure requirements.

2.       S708(8) of the Corporations Act 2001 (Australia) provides for an accountant to issue a certificate stating that an individual meets the criteria prescribed in the Corporations Regulations 2001 (Australia), namely net assets of at least $2.5 Million USD, or a gross income for each of the last two financial years of at least $250,000 USD.

3.       Any Investor with a “Sophisticated Investor Certificate” issued by the Australian Securities and Investment Commission.

                                                                                   iv.      European Union

1.       European Investors meeting the term “accredited” must satisfy at least two of the following quantitative criteria in assessing the Investor’s expertise, experience and knowledge.

a.       The Investor has carried out investment related transactions, in significant size (at least EUR 50,000), on a relevant securities market at an average frequency of ten transactions per quarter over the previous four quarters;

b.      The size of the Investor’s financial instrument portfolio, defined as including cash deposits and financial instruments, exceeds EUR 500,000;

c.       The Investor works or has worked in the financial sector for at least one year in a professional position which requires knowledge of the transactions or services envisaged.

                                                                                     v.      Israel

1.       An investment trust or fund manager

2.       A management company or Provident fund as defined in the Israeli fund law

3.       An insurance company

4.       A banking corporation and auxiliary corporation as defined in the Israeli Banking Law (Licensing), other than a joint services company

5.       A registered (licensed) investment advisor

6.       An exchange member

7.       A underwriter qualified under Section 506(c) of the Israeli Securities Act

8.       Corporation (except a corporation incorporated for the purpose of receiving investment advisory services, investment marketing or portfolio management) with equity of more than ILS50 Million.

9.       A natural person that gave consent in writing to be considered eligible and that meets at least two of the criterion below:

a.       Owns a total value of cash, deposits, financial assets and securities as defined in Section 52 of the Israel Securities Act which exceeds ILS12 Million;

b.      Has expertise and skills in capital markets or was employed at least one year in a professional position that requires expertise in capital markets;

c.       Has made at least 30 transactions per quarter for the last four quarters. This does not include transactions made by the person’s portfolio manager on a non-discretionary basis.

10.   A corporation which is wholly owned by accredited investors based on the criteria above

11.   A corporation incorporated abroad whose activities are similar to those of the corporation set out above

                                                                                   vi.      Singapore

1.       As defined in Section 4A(1)(a) of the Securities and Futures Act (SFSA), Chapter 2899.

a.       Net Personal assets exceeding SGD 2 Million (or equivalent in foreign currency); or

b.      Income in preceding 12 months of not less than SGD 300,000 (or equivalent in foreign currency); or

c.       A corporation with net assets exceeding $10 Million USD in value (or its equivalent in foreign currency) or such other amount as the Authority may prescribe, in place of the first amount, as determined by – (a) the most recent audited balance-sheet of the corporation; or (b) where the corporation is not required to prepare audited accounts regularly, a balance-sheet of the corporation certified by the corporation as giving a true and fair view of the state of affairs of the corporation as of the date of the balance-sheet, which date shall be within the preceding 12 months;

d.      The trustee of such trust as the Authority may prescribe, when acting in that capacity; or

e.      Such other person as the Authority may prescribe.

b.      ASMX Qualified Investor – As defined by the ASMX to be “an Individual who is, Individuals who are, or a corporation, company or fund comprised of sophisticated investors, each capable of protecting themselves in making any investment decisions.”

c.       California Qualified Investor –

                                                                                       i.      Any resident of the State of California whose individual net worth is no less than $250,000 USD and had, during the immediately preceding tax year, gross income of $100,000 USD, and reasonably expects gross income in excess of $100,000 USD during the current tax year;

                                                                                     ii.      Any natural resident of the State of California who has a net worth of $500,000 USD. “Net Worth” for a California Qualified Investor shall be determined exclusive of home, home furnishings and automobiles. Other assets included in the computation of net worth may be valued at Fair Market Value.

d.      NOTE: A Market Professional may also be considered a Member in the event the Market Professional meets the criteria of “Member” as detailed above.

No person or entity shall be admitted as, or be entitled to continue as a Member unless such person or entity meets the standards of financial competence and experience as the ASMXmay prescribe. Each ASMXInvestment Coordinator shall have the responsibility and duty to ascertain by investigation the good character, personal or business repute, qualifications, investment experience and financial competence of any person or entity applying for registration as a Member with the ASMX.

Rule 2.4.0 -  Restriction

No person, or Entity, may become a Member, or continue as a Member, in any capacity on the ASMXwhere:

•         Such person does not, or no longer meets the eligibility requirements stated in Rule 2.3.0; or

•         Such person is subject to a statutory disqualification; or

•         Any Registered Entity that becomes unregistered, or has its Registration become suspended, revoked, terminated, disqualified, surrendered, vacated, abandoned, or dissolved; or

•         Any person or entity that fails to demonstrate to the ASMXadequate financial or investment capability, capacity, integrity and security necessary to conduct business on the ASMX; or

•         Any person or entity that is subject to any unsatisfied liens, judgments or unsubordinated credit claims of a material nature, which, in the absence of a reasonable explanation therefore, remain outstanding for more than six months; or

•         Any person or entity that has been subject to any bankruptcy proceedings, receivership or arrangement for the benefit of creditors within the past three years; or

•         Any person or entity in an established pattern of failure to pay just debts or has defaulted, without a reasonable explanation, on any obligation, and has been left unsatisfied for more than six months; or

•         No person or entity shall be admitted as a Member of the ASMXif it is determined by the Investment Coordinator of the ASMXthat the person or entity has engaged, and there is a reasonable likelihood that such person again may engage, in acts or practices inconsistent with just and equitable principles of investing or trading on the ASMX.

No person or entity shall be admitted as a Member of the ASMXunless such person or entity:

•         Each person has completed the appropriate investor suitability questionnaire and supplied copies of the appropriate documents as required; or

•         Each entity has completed the appropriate institutional suitability questionnaire and supplied copies of the appropriate documents as required.

•         Each person or entity must agree to the Alternative Securities Market Exchange’s examination of such person’s or entity’s books and records as required by the ASMX, and to agree to allow the ASMXto verify the accuracy of any information so supplied; and

•         Each person or entity must agree to be regulated by the ASMXand to recognize that the ASMXis obligated to undertake to enforce compliance with the provisions of the Alternative Securities Market Exchange Rules, the Corporation Bylaws, the interpretations and policies of the ASMXand the provisions of the Act and the regulations thereunder.

Rule 2.5.0 – Investment and Financial Proficiency & Professional Examinations

1.       The ASMXrequires each Person or Entity to meet the requirements of “Accredited Investor”, “Qualified Investor” or “California Qualified Investor” as detailed in Rule 2.3.0. This Investor Classification is determined by each applying Member to complete an “Investor Suitability Questionnaire” and supplying the required documents as detailed in Rule 2.4.0.

2.       The ASMXdoes not require the successful completion of any written proficiency examinations for any Persons or Entities.

3.       The ASMXdoes not require any continuing education courses be attended or completed by any Person or Entity.

Rule 2.6.0 – Procedures for Applying for Membership to the Alternative Securities Market Exchange

•         Application

➢  Where to file: A Person or Entity seeking admission to the ASMX must complete the appropriate Investor Suitability Questionnaire as found at http://www.ASMX.CO and/ or http://www.AlternativeSecuritiesMarket.com, or as requested by sending an email to LEGAL@ALTERNATIVESECURITIESMARKET.COM requesting an “Investor Suitability Questionnaire” document be emailed or mailed by U.S. Mail to the requestor, or by calling (800) 366-0908 and requesting an “Investor Suitability Questionnaire” be emailed or mailed by U.S. Mail to the requestor.

The Person or Entity seeking admission to the ASMX must complete the appropriate “Investor Suitability Questionnaire” and return the completed “Investor Suitability Questionnaire” and all required documents to the “Investor Coordinator Division” of the ASMX.

                Online:

                at: http://www.AlternativeSecuritiesMarket.com

                at: http://www.ASMX.CO

By Email:

                Legal@AlternativeSecuritiesMarket.com

                By Mail:

                Alternative Securities Market Exchange, Inc.

                Attn: Investment Coordinators

                4136 Del Rey Avenue

                Marina Del Rey, California 90292

➢  Decision: After considering an application by an Investor for Membership, the ASMX shall issue a written decision within two business days of receiving a completed “Investor Suitability Questionnaire”, setting forth its findings and conclusions.

Types of Conclusions:

▪  “Accredited Investor” – Able to invest in all Securities offered to Investors on the Primary & Secondary Market. (State Availability Restrictions may apply).

▪  “ASMX Qualified Investor” – Able to invest in all Securities open to “ASMX Qualified Investors”. (State Availability Restrictions may apply).

▪  “California Qualified Investor” – Able to invest in Securities that are issued only to residents of the State of California pursuant to California Intra-State Exemption 1001.

▪  “Application Incomplete” – The Applicant will not be granted Membership or Access to the ASMX, and the Application review is suspended until the time that the application is completed or the required documents are fully submitted to the ASMX for review and consideration.

▪  “Application Denied” – Upon review and consideration by the ASMX Investment Coordinator, the Coordinator determines that the Applicant does not meet the standards required for “Accredited Investor”, “ASMX Qualified Investor” or “California Qualified Investor”.

➢   Appeal: Decisions by the Investment Coordinator may be appealed to the Board of Directors of the ASMX for reconsideration. Requests for Appeals are required to be in writing, and submitted to the ASMX Board of Directors by:

By Email:

                                                Legal@AlternativeSecuritiesMarket.com

                                                By Mail:

                                                Alternative Securities Market Exchange, Inc.

                                                Attn: Appeals

                                                4136 Del Rey Avenue

                                                Marina Del Rey, California 90292

Appeals submitted to the Board of Directors will be reviewed by all members of the ASMX Board of Directors, and a written decision will be issued within 30 days of receipt of the request for Appeal.

Rule 2.7.0 – Revocation of Alternative Securities Market Exchange Membership of a Member

Members may invest in approved securities transactions on the ASMX’s - Primary Market and Secondary Market per the Member’s Investor classification (“Accredited Investor” or “ASMX Qualified Investor” or “California Qualified Investor”). Except where determined by the Commission or a Designated Self-Regulatory Organization, the ASMX shall assume the responsibility to monitor the continued qualifications of a Member on an annual basis. The ASMX reserves the right to suspend or revoke a Member’s Membership to the ASMX at any time the ASMX has reason to believe that the Member fails to meet the qualifications of Membership of the Alternative Securities. In connection with any suspension or revocation of rights as a Member, or the voluntary termination of rights as a Member pursuant to Rule 2.8 below, the Member’s Membership in the ASMX shall be cancelled.

Rule 2.8.0 – Voluntary Termination of Rights as a Member

A Member of the ASMX may voluntarily terminate its rights as a Member only by a written resignation addressed to the ASMX’s Secretary.

By Email:

                                                Legal@AlternativeSecuritiesMarket.com

                                                By Mail:

                                                Alternative Securities Market Exchange, Inc.

                                                Attn: Investment Coordinators

                                                4136 Del Rey Avenue

                                                Marina Del Rey, California 90292

Such resignation shall not take effect until 30 days after all of the following considerations have been satisfied: (i) receipt of such written resignation; (ii) all indebtedness due the ASMX (Alternative Securities Market Exchange, Inc), Alternative Securities Market, LLC or Alternative Securities Markets Group Corporation; (iii) any ASMX investigation or disciplinary action brought against the Member has reached a final disposition; and (iv) any examination of such Member in process is completed and all exceptions noted have been reasonably resolved; provided, however, that the Board of Directors may declare a resignation effective at any time.

Rule 2.9.0 – Dues and Assessments paid by Members

                The ASMX charges no Members any Dues or Assessments.

CHAPTER III

ISSUERS OF THE

ALTERNATIVE SECURITIES MARKET EXCHANGE

Rule 3.1.0 – Rights, Privileges and Duties of Alternative Securities Market Exchange Listed Issuers

Unless otherwise stated in the Alternative Securities Market Exchange Rules, each Listed Issuer of the ASMX shall have the same rights, privileges and duties of any other Issuer of the ASMX.

Rule 3.2.0 – Securities Eligible to be issued by Listed Issuers on the Alternative Securities Market Exchange

•         Regulation A: (Primary Securities Class of the ASMX)

➢  Issued Securities are open to investment by:

▪  Accredited Investors

▪  ASMX Qualified Investors

▪  California Qualified Investors

➢  No maximum number of non-accredited Investors

➢  Only U.S. and Canadian Issuers

➢  General Solicitation allowed

➢  All of the securities sold in the Regulation A Offering are freely-tradable securities.

➢  The current exemption allows eligible issuers the right to claim the exemption and raise up to $50 Million in securities in any 12 month period.

➢  The exemption is not available to entities that:

▪  Have one or more class of securities registered under Section 12 of the 1934 Act or which file reports pursuant to Section 15(d) of the 1934 Act;

▪  Are not U.S. or Canadian domiciled issuers;

▪  Are investment companies;

▪  Are blank check companies;

▪  Are blind pools or shell companies, or involved in fractional oil / gas interests;

▪  Any company where an officer, director, or 10% or more of the stockholders are a “bad boy” under Rule 262 of the 1933 Act or where any such person at a broker-dealer that sells the offering is such a person.

➢  An Offering under the current Regulation A can be undertaken using any one of three alternative disclosure formats, but, in each instance and at a minimum, Regulation A requires that the Issuer include financial statements that are reviewed, and if the Issuer has audited financial statements, these must be used and the same must conform to the requirement of Article 2 of Regulation S-X of the 1934 Act.

➢  An Offering under current Regulation A requires that the issuer file the Regulation A Offering Circular with the Securities and Exchange Commission and with the State Securities Commission in each State where the Offering is to take place.

•         Regulation D / Rule 504: (Allowed only if not eligible for Regulation A)

➢  For Offerings up to $1,000,000 USD, and do not qualify for Regulation A. If determined by the ASMX that the Issuer is eligible for Regulation A, the Issuer will not be allowed to proceed with a Regulation D / 504 Offering on the ASMX.

➢  Open to only Accredited Investors (no non-accredited Investors)

➢  General solicitation allowed

➢  U.S., Canadian and International Issuers

➢  All of the securities sold in the Regulation D / Rule 504 Offering are freely-tradable securities.

➢  The exemption is not available to entities that:

▪  Are blank check companies;

▪  Are subject to the Exchange Act of 1934

➢  Must comply with Blue Sky Registration Requirements

•         Regulation D / Rule 506: (Allowed only if not eligible for Regulation A)

➢  For Offerings of $5,000,001 USD to an unlimited maximum.

➢  For Offerings up to $1,000,001 to $5,000,000 USD, that do not qualify for Regulation A. If determined by the ASMX that the Issuer is eligible for Regulation A, the Issuer will not be allowed to proceed with a Regulation D / 506 Offering on the ASMX.

➢  Open to only Accredited Investors (no non-accredited Investors)

➢  General solicitation allowed

➢  U.S., Canadian and International Issuers

➢  All of the securities sold in the Regulation D / Rule 504 Offering are restricted from trade for six to twelve months.

➢  The exemption is not available to entities that:

▪  Are blank check companies;

▪  Are subject to the Exchange Act of 1934

➢  Must comply with Blue Sky Registration Requirements

•         California Intra-State Exempt Offering / Rule 1001: (Allowed only if not eligible for Regulation A, and the Company meets the “80/80/80 test below”)

➢  SEC Rule 1001 provides an exemption from the registration requirements of the Securities Act for offers and sales of securities in amounts of up to $5 Million USD that satisfy the conditions of Section 25102(n) of the California Corporation Code.

➢  Open to California Qualified Investors and California Accredited Investors ONLY

➢  Limited General Solicitation

➢  U.S. Companies that have substantial operations in the State of California (“80/80/80 test”)

▪  80% of the Issuer’s gross revenue must be derived from operations with the State of California

▪  80% of the proceeds of the Offering must be used for business purposes within the State of California

▪  At least 80% of the Issuer’s assets must be located within the State of California.

➢  Securities issued under this exemption can be resold by registration or an applicable exemption from SEC registration.

Rule 3.3.0 - Procedures for Applying for Listing and Trade on the Alternative Securities Market Exchange

•         Application

➢  Where to file: A Company seeking Issuer Admission to the ASMX must complete the ASMX Listing Application & Agreement as found at http://www.ASMX.CO and/or http://www.AlternativeSecuritiesMarket.com, or as requested by sending an email to LEGAL@ALTERNATIVESECURITIESMARKET.COM requesting an “ASMX Listing Application & Agreement” document be emailed or mailed by U.S. Mail to the requestor, or by calling (800) 366-0908 and requesting an “ASMX Listing Application & Agreement” be emailed or mailed by U.S. Mail to the requestor.

The Company seeking Listed Issuer Admission to the ASMX must complete the appropriate “ASMX Listing Application & Agreement” and return the completed “ASMX Listing Application and Agreement” and all required documents to the “Market Coordinator Division” of the ASMX.

                By Email:

                Legal@AlternativeSecuritiesMarket.com

                By Mail:

                Alternative Securities Market Exchange, Inc.

                Attn: Market Coordinator

                4136 Del Rey Avenue

                Marina Del Rey, California 90292

➢  Decision: After considering an application by an Issuer for Listing on the ASMX, the ASMX shall issue a written decision within ten business days of receiving a completed “ASMX Listing Application & Agreement”, setting forth its findings and conclusions.

Types of Conclusions:

▪  “Admitted for Listing and Trade pending qualification” (for Regulation A Only) – Able to issue securities on the ASMX through the Exclusive ASMX Broker Dealer (Alternative Securities Market, LLC) only after SEC Qualification and NASAA State Registration per the “NASAA Coordinated Review and Registration”. Securities are eligible to be purchased by an unlimited number of Accredited and Non-Accredited Investors in the States in which the Securities are registered for sale.

▪  “Admitted for Listing and Trade pending SEC Registration” (for Regulation D Only) – Able to issue securities on the ASMX through the ASMX Exclusive Broker-Dealer (Alternative Securities Market, LLC) only after SEC Filing of a Form D and Blue Sky Registration in each State for which Securities will be offered to Accredited Investors. Securities are eligible to be purchased ONLY by Accredited Investors in the States in which the Securities are registered for sale.

▪  “Admitted for Listing and Trade pending California Registration” (for California 1001 Intra-State Offerings Only) – Able to issue securities on the ASMX through the ASMX exclusive Broker-Dealer (Alternative Securities Market, LLC) only after California Filing of California Intra-State Exempt Securities Notices and Registrations. Securities are eligible to be purchased ONLY by California Residents who meet the definition of “California Qualified Investor”. Investors from other States are not allowed under any circumstances.

▪  “Application Incomplete” – The Listing Applicant will not be approved or denied as additional information is required for the Market Coordinators to make a decision for listing and trade.

▪  “Application Denied” – Upon review and consideration by the ASMX, the Market Coordinator has determined that the Applicant does not meet the standards required for listing and trade on the ASMX.

➢   Appeal: Decisions by the Market Coordinators may be appealed to the ASMX Board of Directors for re-consideration. Requests for Appeals are required to be in writing, and submitted to the ASMX Board of Directors by:

By Email:

                                                Legal@AlternativeSecuritiesMarket.com

                                                By Mail:

                                                Alternative Securities Market Exchange, Inc.

                                                Attn: Appeals

                                                4136 Del Rey Avenue

                                                Marina Del Rey, California 90292

Appeals submitted to the Board of Directors will be reviewed by all members of the Board of Directors, and a decision will be issued within 60 days of receipt of the request for re-consideration.

Rule 3.4.0 – Four Tiers of the Alternative Securities Market Exchange

Upon an Issuer being admitted for Listing and Trade on the ASMX, the ASMX will assign the Issuer to one of the four Alternative Securities Market Exchange’s “Four Tiers”:

1)      ASMX Venture Market (Tier I):

a.       U.S. and Canadian Companies Only

b.      Securities are issued pursuant to Regulation A & CA 1001 Offerings

c.       Regulation A Offerings: Open to Accredited and ASMX Qualified Investors

d.      CA1001 Offerings: Limited only to California Qualified Investors

e.      Minimum Initial Public Offering: $100,000

f.        Maximum Initial Public Offering for CA1001: $5,000,000

g.       Maximum Initial Public Offering for Regulation A (Tier I): $20,000,000

h.      Equity, Debt & Convertible Securities

2)      ASMX Main Market (Tier II):

a.       U.S. and Canadian Companies Only

b.      Securities are issued pursuant to Regulation A

c.       Regulation A Offerings: Open to Accredited and ASMX Qualified Investors

d.      Minimum Initial Public Offering: $20,000,001

e.      Maximum Initial Public Offering: $50,000,000

f.        Equity, Debt & Convertible Securities

3)      ASMX Global Private Market (Tier III):

a.       U.S., Canadian and International Companies

b.      Securities are issued pursuant to Regulation D

c.       Regulation D Offerings: Limited to only Accredited Investors

d.      Minimum Initial Public Offering: $1,000,001 (U.S. and Canadian Companies MUST NOT QUALIFY for Regulation A for a listing less than $50,000,000)

e.      Maximum Initial Public Offering: Unlimited

f.        Equity, Debt & Convertible Securities

4)      ASMX Pooled Funds Market (Tier IV):

a.       U.S., Canadian and International Companies

b.      Private Pooled Investment Funds ONLY (Real Estate Funds, Private Equity Funds, Hedge Funds, etc)

c.       Securities are issued pursuant to Regulation D

d.      Regulation D Offerings: Limited to only Accredited Investors

e.      Minimum Initial Public Offering: $5,000,001

f.        Maximum Initial Public Offering: Unlimited

g.       Equity, Debt & Convertible Securities

Rule 3.6.0 – Market Segments of the Alternative Securities Market Exchange

Upon an Issuer being assigned a “Market Tier” for Listing and Trade on the ASMX, the ASMX will also assign the Issuer to one of the Eighteen ASMX “Market Segments”. Companies are placed into a “Market Segment” depending on the Industry in which they operate. Companies can only be listed in one Market Segment, regardless of the number if Industries the Company operates in.

1)      ASMX Aviation & Aerospace Market

2)      ASMX Biofuels Market

3)      ASMX California Water Rights Market

4)      ASMX Commercial Mortgage Clearinghouse

5)      ASMX Energy Market

6)      ASMX Entertainment & Media Market

7)      ASMX Fashion & Textiles Market

8)      ASMX Financial Services Market

9)      ASMX Food and Beverage Market

10)   ASMX Hotel & Hospitality Market

11)   ASMX Life Settlement Market

12)   ASMX Medical Device & Pharmaceuticals Market

13)   ASMX Mining & Mineral Rights Market

14)   ASMX Oil & Natural Gas Market

15)   ASMX Residential Mortgage Clearinghouse

16)   ASMX Restaurant and Nightclub Market

17)   ASMX Retail and E-Commerce Market

18)   ASMX Technologies Market

All Market Segments of the ASMX are part of the ASMX, and are wholly owned and operated by Alternative Securities Market Exchange, Inc.

Each of the above Market Segments has a Closed-end Private Equity Investment Fund associated with it. These funds act much like an “Index Fund”. These Funds are targeted for the Members of the ASMX who wish to participate in ASMX Investments, but choose to passively invest in an “Index” style of a Fund that is Industry Specific, in order to replicate the performance of the particular market segment.

Features:

                Ownership:

o   95% Investors that are not management of the Alternative Securities Market Group Corporation, Alternative Securities Market Exchange, Inc., Alternative Securities Market, LLC or a Managing Member of any Company listed on the Market Segment.

o   05% Alternative Securities Markets Group Corporation (Initial Fund Manager)

Board of Directors:

•         Initial three seats, Bylaws allow for up to seven seats. Additional seats require 66 1/3 approval of Common Stock Holders

•         Each Board Seat is for three years, with two of the initial three Board Seat holders being subject to early shareholder vote:

o   Seat One: Up for election within 6 months of Fund making first investment.

o   Seat Two: Up for election at the second annual meeting of Shareholders

o   Seat Three: Up for election at the third annual meeting of Shareholders

o   Seat One: Will be up for second election at the fourth annual meeting of Shareholders.

o   Etc.

Investments:

•         All Shareholders hold Common Stock with the Same Rights and Privileges as the other Shareholders.

•         One Vote per Share of Common Stock on all matters presented to the Shareholders for vote.

•         Fund Manager invests the Fund’s monies into Market Segment Companies per direction from the Fund’s Board of Directors.

•         Board of Directors meet quarterly to determine Fund Investments for the quarter, review financial statements for the Fund and Listed Companies in the Market Segment, determine any Dividend Payments to Shareholders, and address any other Business submitted to the Board of Directors for Review.

•         Fund Manager & Board of Directors Compensation:

o   Total of 1.00% of Funds under Management (based on an annual figure. Board Members are paid yearly on the date of the Annual Stockholders Meeting, Fund Manager is paid quarterly):

▪  Board Member One: .20%

▪  Board Member Two: .20%

▪  Board Member Three: .20%

▪  Fund Investment Manager: .40%

•         Fund Common Stock is able to be resold after any restrictive periods, or restrictive legends have been removed, on the ASMX’s Secondary Market.

Example:

➢  ASMX Aviation & Aerospace Market has 50 companies listed for Trade.

➢  Investors seeking great diversification in Alternative Securities Investments in the Aviation & Aerospace Market may choose to invest in multiple companies listed on the Aviation & Aerospace Market Segment, or may choose to simply make a single investment in the “Alternative Securities Markets Group Aviation & Aerospace Market Fund, LLC”, and that investment will be distributed by the Fund Manager into companies listed on the ASMX Aviation & Aerospace Market, as directed by the Fund’s Board of Directors.

Rule 3.5.0 – Investor Reporting Requirements for continued Listing and Trade on the Alternative Securities Market Exchange

In contrast to securities listed on U.S. Stock Exchanges, securities on the ASMX may trade without being registered with the United States Securities & Exchange Commission (much like the “over-the-counter securities markets”).

In order to help Market Members analyze, value and invest on the ASMX, the ASMX has developed THREE MANDATORY INVESTOR REPORTING REQUIREMENT CATAGORIES for Listed Issuers of the ASMX. On each ASMX Listed Issuer’s Company Page, any Member or Market Professional will see whether the Company is:

•         Full Investor Reporting

•         Limited Investor Reporting

•         Non-Investor Reporting (Only companies listed on the Alternative Securities Markets Group Commercial Mortgage Clearinghouse, Alternative Securities Markets Group Residential Mortgage Clearinghouse and the Alternative Securities Markets Group Life Settlement Market, and are issuing only “asset backed / secured debt notes” are allowed to be “non-Investor reporting”). There are no exceptions to this rule.

Three Alternative Securities Market Exchange Mandatory Investor Reporting Requirement Categories:

1)      Full Investor Reporting:

a.       Quarterly Un-audited Financial Statements on SEC Form 1-SA to be emailed to Legal@AlternativeSecuritiesMarket.com within 30 days of the close of each business quarter. Company un-audited financial statements shall be privately distributed to all company investors (not for public view or distribution). All un-audited financial statements will be signed as “true and accurate” by the Chief Executive Officer and/or the Chief Financial Officer.

b.      Annual Audited Financial Statement on SEC Form 1-K to be emailed to Legal@AlternativeSecuritiesMarket.com within 120 days of the close of each business fiscal year. Company audited financial statements shall be privately distributed to all company investors (not for public view or distribution).

c.       Corporate Actions: Certain corporate actions must be disclosed to all Investors no less than TEN calendar days prior to record date. All Corporate Actions will be published on the Company’s Page on the ASMX (www.ASMX.CO and/or www.AlternativeSecuritiesMarket.com):

                                                                                       i.      All Dividends

                                                                                     ii.      Stock Splits

                                                                                    iii.      New Stock Issues

                                                                                   iv.      Reverse Splits

                                                                                     v.      Name Changes

                                                                                   vi.      Mergers

                                                                                  vii.      Acquisitions

                                                                                viii.      Dissolutions

                                                                                   ix.      Bankruptcies

                                                                                     x.      Liquidations

2)      Limited Investor Reporting:

a.       Quarterly Un-audited Financial Statements on SEC Form 1-SA to be emailed to Legal@AlternativeSecuritiesMarket.com within 30 days of the close of each business quarter. Company un-audited financial statements shall be privately distributed to all company investors (not for public view or distribution). All un-audited financial statements will be signed as “true and accurate” by the Chief Executive Officer and/or the Chief Financial Officer.

b.      Corporate Actions: Certain corporate actions must be disclosed to all Investors no less than TEN calendar days prior to record date. All Corporate Actions will be published on the Company’s Page on the ASMX (www.ASMX.CO and or www.AlternativeSecuritiesMarket.com):

                                                                                       i.      All Dividends

                                                                                     ii.      Stock Splits

                                                                                    iii.      New Stock Issues

                                                                                   iv.      Reverse Splits

                                                                                     v.      Name Changes

                                                                                   vi.      Mergers

                                                                                  vii.      Acquisitions

                                                                                viii.      Dissolutions

                                                                                   ix.      Bankruptcies

                                                                                     x.      Liquidations

3)      Non-Investor Reporting: (limited to ASMX Residential Real Estate Clearinghouse, ASMX Commercial Mortgage Clearinghouse and ASMX Life Settlement Market transactions where securities are issued as “asset backed / secured debt note” transactions).

a.       Corporate Actions: Certain corporate actions must be disclosed to all Investors no less than TEN calendar days prior to record date. All Corporate Actions will be published on the Company’s Page on the ASMX (www.ASMX.CO and/ or www.AlternativeSecuritiesMarket.com):

                                                                                       i.      All Dividends

                                                                                     ii.      Stock Splits

                                                                                    iii.      New Stock Issues

                                                                                   iv.      Reverse Splits

                                                                                     v.      Name Changes

                                                                                   vi.      Mergers

                                                                                  vii.      Acquisitions

                                                                                viii.      Dissolutions

                                                                                   ix.      Bankruptcies

                                                                                     x.      Liquidations

Rule 3.6.0 – Revocation of Alternative Securities Market Exchange Listed Issuer from any New Issue or for Resales of Previously Issued Securities on the Alternative Securities Market Exchange’s Secondary Market.

Approved Listed Issuers may issue qualified or exempt securities in approved securities transactions on the ASMX’s Primary Market. Except where determined by the Commission or a Designated Self-Regulatory Organization, the ASMX shall assume the responsibility to monitor the continued qualifications of the securities issued and sold by an issuer on a daily basis. The ASMX reserves the right to suspend or revoke a Listed Issuer of the ASMX at any time the ASMX has reason to believe that the Listed Issuer fails to meet the qualifications of issuing securities on the ASMX.  In connection with any suspension or revocation of rights as a Listed Issuer, or the voluntary termination of rights as a Listed Issuer, the Listed Issuer on the ASMX shall be cancelled.

Rule 3.7.0 – Voluntary Termination of Rights as a Listed Issuer:

A Listed Issuer of the ASMX may voluntarily terminate its rights as a Listed Issuer only by a written “Voluntary Delisting Request” addressed to the ASMX’s Secretary.

By Email:

                                                Legal@AlternativeSecuritiesMarket.com

                                                By Mail:

                                                Alternative Securities Market Exchange, Inc.

                                                Attn: Delisting

                                                4136 Del Rey Avenue

                                                Marina Del Rey, California 90292

Such Voluntary Delisting Request shall immediately take effect following the receipt of such written Voluntary Delisting Request.

Any Voluntary Delisting Request as a Listed Issuer does not relieve the Issuer from:

•         Any and all indebtedness due the ASMX (Alternative Securities Market Exchange, Inc), Alternative Securities Market, LLC or Alternative Securities Markets Group Corporation;

•         Any ASMX investigation or disciplinary action brought against the Listed Issuer; and

•         Any examination of such Listed Issuer that may be processed.

Rule 3.8.0 – Fees and Charges paid by Listed Issuers

                Initial Listing Application Fee:

•         ASMX Venture Market:                                $2,000

•         ASMX Main Market:                                       $2,000

•         ASMX Global Private Market:                     $1,500

•         ASMX Pooled Funds Market:                      $1,500

Monthly Listed Issuer Fees:

•         ASMX Venture Market

o   Full Investor Reporting:                                $249 per month

o   Limited Investor Reporting:        $249 per month

o   Non-Investor Reporting                               $249 per month

•         ASMX Main Market

o   Full  Investor Reporting:               $449 per month

o   Limited Investor Reporting:        $449 per month

o   Non-Investor Reporting                               $449 per month

•         ASMX Global Private Market

o   Full Investor Reporting:                                $159 per month

o   Limited Investor Reporting:        $159 per month

o   Non-Investor Reporting                               $159 per month

•         ASMX Pooled Funds Market

o   Full Investor Reporting:                $159 per month

o   Limited Investor Reporting:        $159 per month

Alternative Securities Market Exchange Transaction Fees for all Initial Public Offerings:

•         Market Transaction Costs:                           1/10th of 1% of all Issuer Sales

CHAPTER IV

RULES OF FAIR PRACTICE

Rule 4.1.0 – Business Conduct of Members and Listed Issuers

All Members & Listed Issuers, in the conduct of their business, shall observe high standard of commercial honor and just and equitable principles of trade.

4.2.0 – Violations Prohibited

No Member, Market Professional or Listed Issuer shall engage in conduct in violation of the Act, the rules or regulations thereunder, the Bylaws, Alternative Securities Market Exchange Rules or any policy or written interpretation of the Bylaws or Alternative Securities Market Exchange Rules, by the Board of Directors or any Committee of the ASMX. Every Member and Listed Issuer shall so supervise persons associated with them as to assure compliance with those requirements.

4.3.0 – Use of Fraudulent Devices

No Member, Market Professional or Listed Issuer shall effect any transaction in, or induce the purchase or sale of, any security by means of any manipulative, deceptive or other fraudulent device or contrivance.

4.4.0 – False Statements

No Member, Market Professional or Listed Issuer, either approved or pending approval, or any person associated with a Member, Market Professional or a Listed Issuer, shall make any false statements or misrepresentations in any application, report or other communications to the ASMX. No Member, Market Professional or Listed Issuer, either approved or pending approval, or any person associated with a Member, Market Professional or a Listed Issuer, shall make any false statement or misrepresentation to any ASMX Committee, Officer, the Board of Directors or any Designated Self-Regulatory organization in connection with any matter within the jurisdiction of the ASMX.

4.5.0 – Advertising Practices

a)      No Member, Market Professional or Listed Issuer, directly or indirectly, in connection with the purchase or sale of any security that has listed or unlisted trading privileges on the ASMX, shall publish, circulate or distribute any advertisement, sales literature or market letter, or make oral or presentations which the Member or Listed Issuer knows, or in the exercise of reasonable know, contain any untrue statement of material fact or which is otherwise false or misleading. Exaggerated or misleading statements or claims are prohibited.

b)      Advertisements, sales literature and market letters shall contain the name of the Member, Market Professional or Listed Issuer, the person or firm preparing the material, if other than the Member, Market Professional or the Listed Issuer, and the date on which it was first published, circulated or distributed (except that in advertisements, only the name of the Member or the Listed Issuer need to be stated).

c)       No cautionary statements or caveats, often called “hedge clauses”, may be used if they could mislead the reader or are inconsistent with the content of the material.

d)      Each item of advertising and sales literature, including any mailers or letters, utilizing the term, or any reference to, “ASMX” or “Alternative Securities Market Exchange”, shall be approved by signature or initial, prior to use, by an Officer of the ASMX.

e)      A separate file of all advertisements, sales literature, and market letters, including the names of the persons who prepared them and/or approved their use, shall be maintained by the Member, Market Professional, or the Listed Issuer for a period of THREE YEARS from the date of each use (for the first TWO YEARS in a place readily accessible to examination or spot checks). Each Member, Market Professional or Listed Issuer shall file with the ASMX, within five business days after initial use, each advertisement (i.e., any material for use in any newspaper, or magazine, or other public media, or by radio, telephone, recording, motion picture or television, except tombstone advertisements), unless such advertisement may be published under the rules of another self-regulatory organization regulating the Member, Market Professional or the Listed Issuer under the Act.

f)       Testimonial material based on experience with the Member, Market Professional or the Listed Issuer, or concerning any advice, analysis, report or other investment related service rendered by the Member, Market Professional or the Listed Issuer must make clear that such testimony is not necessarily indicative of future performance or results obtained by others. Testimonials also shall state whether any compensation has been paid to the maker, directly or indirectly, and if the material implies special experience or expert opinion, the qualification of the maker of the testimonial should be given.

g)      Any statement to the effect that a report, or analysis, or other service will be furnished free or without any charge shall not be made unless such report or analysis, or other service actually is, or will be furnished, entirely free and without condition or obligation.

h)      No claim or implication may be for research or other facilities beyond those which the Member, Market Professional, or the Listed Issuer actually possess or has reasonable capacity to provide.

4.6.0 – The Prompt Receipt and Delivery of Securities

•         Purchases: No Member or Listed Issuer may accept a Member’s purchase of securities until it has first ascertained that the Member, or the Market Professional representing a Member, placing the order, agrees to receive securities in exchange for payment in an amount equal to the execution, even though such execution may represent the purchase of only a part of a larger order.

•         Sales: Any Member or Listed Issuer who accepts payment for Securities must agree to the “Prompt Delivery” of the sold Securities to the Member who purchased the Securities, or to the duly appointed Market Professional of the Member.

4.7.0 – Charges for Services Performed

The ASMX and the Alternative Securities Market Exchange’s Agent’s (Broker-Dealer, Transfer Agent, Collection of money due for the Principal, Dividends or Interest, Appraisals, Safekeeping or Custody of Securities, and other services) shall be reasonable and not unfairly discriminatory among Members, Market Professionals or Listed Issuers.

4.8.0 – Use of Information

A Member, Market Professionals, Listed Issuer, or an Agent for the ASMX, who in their capacity, has received information as to the ownership of securities, shall not make use of such information for soliciting purchases, sales or exchanges except at the request, and on behalf, of the Issuer.

4.9.0 – Payment Designed to Influence Market Prices, Other than Paid Advertising

No Member, Market Professional or Listed Issuer shall directly or indirectly, give, permit to be given, or offer to give anything of value to any person for the purpose of influencing or rewarding  the action of such person in connection with the publication or circulation in any newspaper, investment service or similar publication of any matter which has, or is intended to have, an effect upon the market price of any security; provided, that this Rule shall not be construed to apply to a matter which is clearly identifiable as paid advertising.

4.10.0 – Prohibition Against Guarantees

No Member, Market Professional or Listed Issuer shall guarantee, directly or indirectly, a Member against loss in any securities of such Member, Market Professional or Listed Issuer, or in any securities transaction effected by the Member, Market Professional or Listed Issuer.

4.11.0      – Installment or Partial Payment Sales

No Member, Market Professional or Listed issuer shall transfer any securities to any Member where the full payment of the security is to be made by the Member over a period of time in installments or by a series or partial payment under any circumstances.

4.12.0      – Gratuities

No Member, Market Professional or Listed Issuer shall give any compensation or gratuity in any one year in excess of $50.00 to any Officer, Board of Directors Member or Employee of the ASMX.

CHAPTER V

BOOKS AND RECORDS

5.1.0 – Requirements

Each Member, Listed Issuer and Market Professional shall make and keep books, accounts, records, memoranda and correspondence in conformity with Section 17 of the Act and the Rules thereunder, with all other applicable laws and the rules, regulations and statements of policy promulgated thereunder, and with Alternative Securities Market Exchange Rules

5.2.0 – Furnishing of Records

Every Member, Listed Issuer and Market Professional, shall furnish to the ASMX, upon request and in a time and manner required by the ASMX, current copies of any financial information filed with the Commission, as well as any records, files, or financial information pertaining to transactions executed on or through the ASMX. Further, the ASMX shall be allowed access, at any time, to the books and records of any Member, Listed Issuer or Market Professional, in order to obtain or verify information related to transactions executed on or through the ASMX or activities relating to the ASMX.

Consistent with the responsibility of the ASMX and the Commission to provide for timely regulatory investigations, the ASMX has adopted the following general time parameters within which the Members, Listed Issuers and Market Professionals are required to respond to ASMX requests for any Market Data:

First Request …………………………….. Ten Business Days

Second Request ………………………….. Five Business Days

Third Request ……………………...…….. Five Business Days

The second and third request letter will be sent to the Member, Listed Issuer, or the Market Professional via certified mail. Notwithstanding, the parameters listed above, the ASMX reserves the right, in its sole discretion, to require information to be provided more quickly than described above.

5.3.0 – Record of Written Complaints

A.      Each Member, Listed Issuer or Market Professional shall keep and preserve for a period of not less than five years, a file of all written complaints of Members, Listed Issuers and/or Market Professionals, and action taken by the Member, Listed Issuer or Market Professional in respect thereof, if any. Further, for the first two years of the five-year period, the Member, Listed Issuer or Market Professional shall keep such file in a place readily accessible to examination.

B.      A “complaint” shall mean any written statement of a Member, Listed Issuer or Market Professional, or any person acting on behalf of a Member, Listed Issuer or Market Professional, alleging a grievance involving the activities of a Member, Listed Issuer or a Market Professional, or persons under the control of a Member, Listed Issuer or a Market Professional.

CHAPTER VI

SUPERVISION

Rule 6.1.0 – Supervisory Procedures

Each Member, Listed Issuer, and Market Professional, shall maintain and enforce all written Alternative Securities Market Exchange Rules and Procedures, as well as properly supervise the activities of any associated persons of the Member, Listed Issuer and/or Market Professional, to assure their compliance with applicable securities laws, rules, regulations and statements of policy promulgated thereunder, with the rules of the Commission, any designated self-regulatory organization, and where appropriate, with the ASMX.

6.2.0 – Responsibilities of Members, Listed Issuers and Market Professionals

Final responsibility for proper supervision shall rest with the Member, Listed Issuer or the Market Professional. Those Members, Listed Issuers and Market Professionals who utilize services of “Associated Persons” shall establish, maintain and enforce written procedures which will enable the Member, Listed Issuer or Market Professional to properly supervise the activities of its Associated Persons. The Member, Listed Issuer, and /or Market Professional is responsible to ensure that their Associated Person acts in full compliance with applicable securities laws, rules, regulations and statements of policy promulgated thereunder, with the rules of the Commission, any designated self-regulatory organization, and where appropriate, with the ASMX.

6.3.0 – Records

Each Member, Listed Issuer or Market Professional with Associated Persons(s) shall be responsible for keeping appropriate records for carrying out the Member’s, Listed Issuer’s or Market Professional’s Supervisory Procedures.

6.4.0 – Review of Activities

Each Member, Listed Issuer or Market Professional with Associated Person(s) shall review the activities of each Associated Person, which shall include the periodic examination of any accounts and transactions, to detect, prevent irregularities, and safeguard any non-public information.

CHAPTER VII

TRADING RULES

The ASMXis entrusted with the authority to preserve and strengthen the quality and public confidence in Alternative Securities and Alternative Investments. The ASMXstands for Integrity and Ethical practices in order to enhance investor confidence in Alternative Securities and Alternative Investments, thereby contributing to the financial health of the overall economy, and supporting the capital formation process. From the ASMX’s Early and Development Stage Companies, to Operating Companies of International Stature, each are recognized as sharing these important traits that we hold true.

The ASMX, therefore has broad discretionary authority over the initial and continued listing and trade of securities on the ASMXin order to maintain the quality, the public confidence in the ASMX, to prevent fraudulent and manipulative acts and practices, to promote just and equitable principles of trade, and to protect investors and the public interest.

The ASMXmay use such discretion to deny any application of any Issuer applying for listing for trade, apply additional or more stringent criteria for the initial or continued listing of any securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on the ASMXinadvisable or unwarranted in the opinion of the ASMX, even though the securities meet all enumerated criteria for initial or continued listing on the ASMX..

Rule 7.1.0 – Hours of Trading and Trading Days

A.      Primary Market:

a.       Buying Members, or a Market Professional representing a Buying Member, may enter a “buy side of a subscription agreement” to purchase securities listed for sale by Listed Issuer, or a Market Professional representing a Listed Issuer, 24 hours a day, 7 days a week, 365 days a year.

b.      Selling Listed Issuers may only “accept” or “execute the seller’s side of a Subscription Agreement” During Regular Market Hours on ASMXBusiness Days.

                                                                                       i.      Regular Market Hours – The term “Regular Market Hours” means the time between 9:00:00 AM and 4:00:00 PM Eastern Standard Time (New York) / 6:00:00 AM and 1:00:00 PM Pacific Standard Time (Los Angeles)

                                                                                     ii.      Business Days are Monday through Friday, except for ASMXrecognized Holidays:

1.       New Years Day

2.       Dr. Martin Luther King Day

3.       Presidents Day

4.       Good Friday

5.       Memorial Day

6.       Independence Day

7.       Labor Day

8.       Thanksgiving Day

9.       Christmas Day

                                                                                    iii.      When any holiday observed by the ASMXfalls on a Saturday, the ASMXwill not be open for business on the preceding Friday. When any holiday observed by the ASMXfalls on a Sunday, the ASMXwill not be open for business on the following Monday, unless otherwise indicated by the ASMX.

B.      Secondary Market:

a.       Buying Members, or a Market Professional representing a Buying Member, may enter a “bid” to purchase securities listed for sale by Selling Members 24 hours a day, 7 days a week, 365 days a year.

b.      Selling Members may only “accept” or “decline” a Buying Members “Bid” During Regular Market Hours on ASMXBusiness Days.

                                                                                       i.      Regular Market Hours – The term “Regular Market Hours” means the time between 9:00:00 AM and 4:00:00 PM Eastern Standard Time (New York) / 6:00:00 AM and 1:00:00 PM Pacific Standard Time (Los Angeles)

                                                                                     ii.      Business Days are Monday through Friday, except for ASMXrecognized Holidays:

1.       New Year’s Day

2.       Dr. Martin Luther King Day

3.       Presidents Day

4.       Good Friday

5.       Memorial Day

6.       Independence Day

7.       Labor Day

8.       Thanksgiving Day

9.       Christmas Day

                                                                                    iii.      When any holiday observed by the ASMXfalls on a Saturday, the ASMXwill not be open for business on the preceding Friday. When any holiday observed by the ASMXfalls on a Sunday, the ASMXwill not be open for business on the following Monday, unless otherwise indicated by the ASMX.

7.2.0 – Powers of the Alternative Securities Market Exchange Chief Executive Officer to Halt Trading

The Chief Executive Officer of the ASMXshall have the power to halt or suspend trading in any and all securities traded on the ASMX, to close some or all ASMXfacilities, and to determine the duration of any such halt, suspension, or closing, when he or she deems such action necessary for the maintenance of fair and orderly markets, the protection of Investors, or otherwise in the public’s best interest, including special circumstances such as:

•         Actual or threatened physical danger, sever climatic conditions, civil unrest, terrorism, acts of war, or loss of interruption of facilities utilized by the ASMX, or

•         A request by a Governmental Agency or Official, or

•         A period of mourning or recognition for a person or event.

No such action shall continue longer than a period of two days, or as soon thereafter as a quorum of Board of Directors of the ASMXcan be assembled, unless the Board of Directors of the ASMXapproves the continuation of such suspension.

7.3.0 – Alternative Securities Market Exchange Continuity Plan

The Alternative Securities Market Exchange, Inc., along with the Alternative Securities Market Group Corporation (Parent Company) and Alternative Securities Market, LLC (ASMXBroker-Dealer), each have developed a Business Continuity Plan outlining how each will respond to events that significantly disrupt ASMXbusiness. Since the timing and impact of disasters and disruption is unpredictable, each entity is flexible in responding to actual events as they occur.

Contacting the ASMX– During a significant business disruption, you should be able to contact us as you usually do at (800) 366-0908. Additional contact information for all ASMXProfessionals (clearing firms, transfer agents, brokers, advisors, managers, etc) will be continually posted at www.ASMX.CO  and / or www.AlternativeSecuritiesMarket.com. If unable to contact the ASMX, you should call any of the firms listed for instruction on how they can provide prompt access to funds and securities, enter any orders and process other trade-related cash and security transactions.

Alternative Securities Market Exchange Business Continuity Plan– The ASMX, the Alternative Securities Markets Group Corporation, and the Alternative Securities Market, LLC each plan to quickly recover and resume business operations after a significant business disruption by safeguarding each Firm’s Employees and Property, making a financial and operational assessment, protecting each Firm’s Books and Records, and allowing our Members, Listed Issuers, Market Professionals to transact business. In short, each Firm’s Business Continuity Plan is designed to permit each Firm to resume operations as quickly as possible, subject to the score and severity of the significant business disruption.

Each Firm’s Business Continuity Plan addresses data back-up and recovery; all mission critical systems, financial and operational assessments; alternative communications with customers, employees, and regulators; alternative location of employees; critical supplier, contractor, bank and counter-party impact; regulatory reporting; and assuring our Members, Listed Issuers and Market Professionals prompt access to any funds and securities if the ASMXis unable to continue business.

Stock Transfer Agents and Clearing Firms associated with the ASMXeach backup records in geographically separate areas from the ASMX. While every emergency situation poses unique problems based on external factors, such as time of day and the severity of the disruption, each Firm has been advised by each of its Market Professionals, that their internal objective is to restore their own operations and be able to complete existing transactions and accept new transactions and payments within a timely manner. Any Member, Listed Issuer and Market Professional’s orders and requests for funds and securities could be delayed during this period.

Varying Disruptions– Significant business disruptions can vary in their scope, whether it affects only the ASMX, a single building housing the ASMX, the business district where the ASMXis located, the City where the ASMXis located, or an entire region. Within each of these areas, the severity of the disruption can vary from minimal to severe. In a disruption to only the ASMXor a building housing the ASMX, ASMXManagement will transfer its operations to a local site when needed and expect to recover and resume ASMXbusiness within one day. In a disruption affecting the Business District where the ASMXis located, or a the city or region, ASMXManagement will transfer operations to a site outside of the affected area, and recover and resume ASMXbusiness within one day. In both cases, the ASMXplans to continue in business and post pertinent information on our websites at www.ASMX.CO and www.AlternativeSecuritiesMarket.com. If the significant business disruption is so severe that it prevents the ASMXfrom remaining in business, the ASMXwill facilitate all Members’, Listed Issuers’ and Market Professionals’ prompt access to their funds and securities as necessary.

7.4.0 – Securities Eligible for Trading

The ASMXhas designated the following securities for Trading on the ASMX.

➢  Regulation A: (Primary)

▪  Issued Securities are open to investment by:

o   Accredited Investors

o   ASMX Qualified Investors

o   California Qualified Investors

▪  No maximum number of non-accredited Investors

▪  Only U.S. and Canadian Issuers

▪  General Solicitation allowed

▪  All of the securities sold in the Regulation A Offering are freely-tradable securities.

▪  The current exemption allows eligible issuers the right to claim the exemption and raise up to $50 Million in securities in any 12 month period.

▪  The exemption is not available to entities that:

o   Have one or more class of securities registered under Section 12 of the 1934 Act or which file reports pursuant to Section 15(d) of the 1934 Act;

o   Are not U.S. or Canadian domiciled issuers;

o   Are investment companies;

o   Are blank check companies;

o   Are blind pools or shell companies, or involved in fractional oil / gas interests;

o   Any company where an officer, director, or 10% or more of the stockholders are a “bad boy” under Rule 262 of the 1933 Act or where any such person at a broker-dealer that sells the offering is such a person.

▪  An Offering under the current Regulation A can be undertaken using any one of three alternative disclosure formats, but, in each instance and at a minimum, Regulation A requires that the Issuer include financial statements that are reviewed, and if the Issuer has audited financial statements, these must be used and the same must conform to the requirement of Article 2 of Regulation S-X of the 1934 Act.

▪  An Offering under current Regulation A requires that the issuer file the Regulation A Offering Circular with the Securities and Exchange Commission and with the State Securities Commission in each State where the Offering is to take place.

➢  Regulation D / Rule 504: (Allowed only if not eligible for Regulation A)

▪  For Offerings up to $1,000,000 USD, and do not qualify for Regulation A. If determined by the ASMX that the Issuer is eligible for Regulation A, the Issuer will not be allowed to proceed with a Regulation D / 504 Offering on the ASMX.

▪  Open to only Accredited Investors (no non-accredited Investors)

▪  General solicitation allowed

▪  U.S., Canadian and International Issuers

▪  All of the securities sold in the Regulation D / Rule 504 Offering are freely-tradable securities.

▪  The exemption is not available to entities that:

o   Are blank check companies;

o   Are subject to the Exchange Act of 1934

▪  Must comply with Blue Sky Registration Requirements

➢  Regulation D / Rule 506: (Allowed only if not eligible for Regulation A)

▪  For Offerings of $5,000,001 USD to an unlimited maximum.

▪  For Offerings up to $1,000,001 to $5,000,000 USD, that do not qualify for Regulation A. If determined by the ASMX that the Issuer is eligible for Regulation A, the Issuer will not be allowed to proceed with a Regulation D / 506 Offering on the ASMX.

▪  Open to only Accredited Investors (no non-accredited Investors)

▪  General solicitation allowed

▪  U.S., Canadian and International Issuers

▪  All of the securities sold in the Regulation D / Rule 504 Offering are restricted from trade for six to twelve months.

▪  The exemption is not available to entities that:

o   Are blank check companies;

o   Are subject to the Exchange Act of 1934

▪  Must comply with Blue Sky Registration Requirements

➢  California Intra-State Exempt Offering / Rule 1001: (Allowed only if not eligible for Regulation A, and the Company meets the “80/80/80 test below”)

▪  SEC Rule 1001 provides an exemption from the registration requirements of the Securities Act for offers and sales of securities in amounts of up to $5 Million USD that satisfy the conditions of Section 25102(n) of the California Corporation Code.

▪  Open to California Qualified Investors and California Accredited Investors ONLY

▪  Limited General Solicitation

▪  U.S. Companies that have substantial operations in the State of California (“80/80/80 test”)

o   80% of the Issuer’s gross revenue must be derived from operations with the State of California

o   80% of the proceeds of the Offering must be used for business purposes within the State of California

o   At least 80% of the Issuer’s assets must be located within the State of California.

▪  Securities issued under this exemption can be resold by registration or an applicable exemption from SEC registration.

7.5.0 – Registration of Members, Market Professionals & Associated Persons

Registration of Members and Market Professionals –

o   Access by Application:

•         Each person has completed the appropriate investor suitability questionnaire and supplied copies of the appropriate documents as required; or

•         Each entity has completed the appropriate institutional suitability questionnaire and supplied copies of the appropriate documents as required.

•         Each person or entity must agree to the ASMX’s examination of such person’s or entity’s books and records as required by the ASMX, and to agree to allow the ASMXto verify the accuracy of any information so supplied; and

o   Each person or entity must agree to be regulated by the ASMXand to recognize that the ASMXis obligated to undertake to enforce compliance with the provisions of the Alternative Securities Market Exchange Rules, the Corporation Bylaws, the interpretations and policies of the ASMXand the provisions of the Act and the regulations thereunder.

o   Access Granted without Application:

•         All Members of the Commission or any Governmental or Self-Regulating Organization(s)

•         Banks

•         Insurance Company

•         State & SEC Registered Investment Advisors

•         Registered Investment Companies

•         Business Development Company

•         Small Business Development Company

•         Employee Benefit Plan with $5Million USD

•         Any public reporting Company or Investment Fund with assets greater than $5Million USD.

•         Transfer Agent

•         Clearing Firm

•         Registered Broker-Dealer

7.7.0 – Types of Access to the Alternative Securities Market Exchange

o   General Access – The ASMX Website (http://www.ASMX.CO and/or http://www.AlternativeSecuritiesMarket.com), shall be open for general browsing and reviewing of information to all browsers. No User Name or Passwords required.

o   Limited Listed Issuer Access (Issuer Portal Only – The ASMX Website (http://www.ASMX.CO and/or http://www.AlternativeScuritiesMarket.com), allows for Issuers to have limited access as a “Non-Investing Party” to access information on Subscription Agreements. Limited Listed Issuer Access will have no ability to purchase securities, list Asks, or Bid on Securities.

o   Limited Member Portal Access (Primary & Secondary Market) – The ASMX Website (http://www.ASMX.CO and / or http://www.AlternativeSecuritiesMarket.com), allows Members and Market Professionals “Limited Access to Investor Portals”

Limited Access means that a Member qualified as an “Accredited Investor”, an “ASMX Qualified Investor” or a “California Qualified Investor”, and has been issued the rights to have access to “Bid” or “Subscribe” to any investment that is offered to Accredited Investors, ASMX Qualified Investors, and/or California Qualified Investors.

A Member qualified as an “ASMX Qualified Investor” may only have access to investment opportunities open to ASMX Qualified Investors, and would not have access to investment opportunities limited to Accredited Investors.

NOTE: Some securities, especially those of Listed Issuers, may have state restrictions. Meaning, a security open to investment by ASMX Qualified Investors residing in New York State, many not be available to ASMX Qualified Investors who reside in the State of South Carolina, due to the fact the securities have not been registered for sale in the State of South Carolina. In this instance, the ASMX Qualified Investor from South Carolina would not be allowed to “subscribe” to the Listed Issuer’s securities.

Limited Member Portal Access Types:

e.      Accredited Investor –

                                                                                       i.      Primary Market (Buy Side) - Able to complete Buyer Side of Subscription Agreements for securities listed for sale by Listed Issuers, and open to investment by Accredited Investors (State Restrictions may apply).

1.       Proof of funds must be presented to the ASMX prior to any acceptance by the Listed Issuer.

                                                                                     ii.      Secondary Market (Buy Side) - Able to post “Bids” for securities posted for sale by Members of the ASMX for Companies listed for trade on the ASMX.

1.       Proof of funds to close the transaction must be presented to the ASMX prior to any acceptance by the Selling Member.

                                                                                    iii.      Secondary Market (Sell Side) - Able to post “Asks” for the sale of un-restricted securities to Members and Market Professionals of the ASMX.

1.       Proof of ownership of the securities, and their ability to be resold must be verified by the ASMX prior to the publishing of any “Ask” by any Member or Market Professional.

2.       Securities posted for sale on the ASMX MUST be ONLY for Companies listed for trade on the ASMX. No “Ask” for Securities for any Company not listed on the ASMX will be published.

f.        ASMX Qualified Investor –

                                                                                       i.      Primary Market (Buy Side) - Able to complete Buyer Side of Subscription Agreements for securities listed for sale by Listed Issuers, and open to investment by ASMX Qualified Investors (State Restrictions may apply).

1.       Proof of funds must be presented to the ASMX prior to any acceptance by the Listed Issuer.

                                                                                     ii.      Secondary Market (Buy Side) - Able to post “Bids” for securities posted for sale by Members of the ASMX for Companies listed for trade on the ASMX.

1.       Proof of funds to close the transaction must be presented to the ASMX prior to any acceptance by the Selling Member.

                                                                                    iii.      Secondary Market (Sell Side) - Able to post “Asks” for the sale of un-restricted securities to Members and Market Professionals of the ASMX.

1.       Proof of ownership of the securities, and their ability to be resold must be verified by the ASMX prior to the publishing of any “Ask” by any Member or Market Professional.

2.       Securities posted for sale on the ASMX MUST be ONLY for Companies listed for trade on the ASMX. No “Ask” for Securities for any Company not listed on the ASMX will be published.

g.       California Qualified Investor –

                                                                                       i.      Primary Market (Buy Side) - Able to complete Buyer Side of Subscription Agreements for securities listed for sale by Listed Issuers, and open to investment by California Qualified Investors.

1.       Proof of funds must be presented to the ASMX prior to any acceptance by the Listed Issuer.

                                                                                     ii.      Secondary Market (Buy Side) - Able to post “Bids” for securities posted for sale by Members of the ASMX for Companies listed for trade on the ASMX.

1.       Proof of funds to close the transaction must be presented to the ASMX prior to any acceptance by the Selling Member.

                                                                                    iii.      Secondary Market (Sell Side) - Able to post “Asks” for the sale of un-restricted securities to Members and Market Professionals of the ASMX.

1.       Proof of ownership of the securities, and their ability to be resold must be verified by the ASMX prior to the publishing of any “Ask” by any Member or Market Professional.

2.       Securities posted for sale on the ASMX MUST be ONLY for Companies listed for trade on the ASMX. No “Ask” for Securities for any Company not listed on the ASMX will be published.

h.      Non-Investment Related Agents –

                                                                                       i.      Access to the ASMX will be granted on an “as-needed” basis to Agents (generally; Members of the Commission, Governmental Enforcement and Regulatory Bodies, Transfer Agents, Clearing Firms, etc):

1.       Primary Market (Buy Side) – Un-able to complete Buyer Side of Subscription Agreements for securities listed for sale by Listed Issuers.

2.       Secondary Market (Buy Side) – Un-able to post “Bids” for securities posted for sale by Members of the ASMX for Companies listed for trade on the ASMX.

3.       Secondary Market (Sell Side) – Un-able to post “Asks” for the sale of un-restricted securities to Members and Market Professionals of the ASMX.

i.         Associated Persons –

                                                                                       i.      Associated Persons are granted the same authority as the Members, Listed Issuer or Market Professional that the Associated Person is associated with, UNLESS a request in writing is received by the Member, Listed Issuer or Market Professional to limit the access of the Associated Person to that of a “Non-Investment Related Agent”.

7.7.0 – Execution of Investments

A.      Primary Market:

a.       All Sales of Securities on the ASMX - Primary Market are between an ASMX “Listed Issuer” (seller) and an ASMX “Investing Member” (buyer).

                                                                                       i.      The exclusive Broker-Dealer for all Listed Issuer Securities sold on the ASMX is “Alternative Securities Market, LLC”.

                                                                                     ii.      After completion of the Listed Issuer’s Securities Qualification and/or Securities Registration, the Alternative Securities Market, LLC will post the securities available for sale on the Primary Market of the ASMX.

1.       Information provided:

a.       General Company Information of the Issuer

b.      Corporate Officer Name(s) and Contacts of Issuer

c.       Issuer Address, Phone Number, Email Address and Website

d.      Contact for any Legal Counsel or Accountant for Issuer

e.      Broker-Dealer Information

f.        SEC CIK Number for Issuer

g.       Any ISIN Number for Issuer

h.      Link to SEC Edgar Filer Information for Issuer

i.         Copies of any Securities Qualifications or Securities Registrations for Issuer (Federal and/or State).

j.        Copies of any Registrations Statement, Prospectus and/or Offering Memorandum for Issuer

k.       Type of Reporting of the Issuer

                                                                                                                                                               i.      Full Investor Reporting

                                                                                                                                                             ii.      Limited Investor Reporting

                                                                                                                                                            iii.      Non-Investor Reporting

l.         Terms of Offering:

                                                                                                                                                               i.      Corporation Type of Issuer

                                                                                                                                                             ii.      Type of Securities Issued (Common Stock, Preferred Stock, Debt Note, etc.)

                                                                                                                                                            iii.      Registration Exemption of Securities Issue

1.       Regulation A

2.       Regulation D / Rule 504

3.       Regulation D / Rule 506

4.       California Rule 1001

                                                                                                                                                           iv.      State(s) in which the Offering is available to Investors

                                                                                                                                                             v.      All Resale Trade Restrictions (30 to 365 days)

                                                                                                                                                           vi.      Number of Units (Securities) being sold in Offering

                                                                                                                                                          vii.      Price per unit of securities being issued

m.    Online Investment Subscription Agreement (Coded to only allow for access by ASMX Members who are authorized “Accredited Investors”, “ASMX Qualified Investors” or “California Qualified Investors” who qualify to purchase the securities being issued, and are residents of a state in which the Offering is able to be sold).

n.      Details as to the Number of Units sold, and the Number of Units remaining to be purchased.

b.      A Member wishing to purchase securities Issued by a Listed Issuer, the Investing Member or a Market Professional representing the Investing Member can click on the “Invest” tab on the Listed Issuer’s Company Page on the ASMX.

c.       After clicking on the “Invest” tab on the Listed Issuer’s Company page, the Investing Member, or Market Professional representing the Investing Member, will be prompted to enter their ASMX “Username” and “Password”.

d.      After successfully inputting the correct ASMX “User Name” and “Password”, the ASMX Online System will verify that the credentials of the Investing Member, or Market Professional representing an Investing Member, is eligible to invest in the selected Offering (Accredited Investor, ASMX Qualified Investor or California Qualified Investor).

                                                                                       i.      If eligible to invest in the Offering, the Subscription Agreement will open online, for the Investing Member or Market Professional representing the Member, to complete the “Buyer Side” of the Subscription Agreement.

                                                                                     ii.      If ineligible to invest in the Offering (not the proper class of Investing Member or the securities are not eligible for sale in the State that the Member is a resident), the Member or Market Professional requesting access to the subscription agreement will not be granted access to the Subscription Agreement.

e.      Once the Listed Issuer Subscription Agreement is open Online, the Investing Member or Market Professional representing an Investment Member, shall be able to review the entire Subscription Agreement Online, and complete all Mandatory Fields of the Online Subscription Agreement that are required to submit the Subscription Agreement for review and consideration by the Listed Issuer. Required Information on the Subscription Agreement for an Investing Member:

                                                                                       i.      Number of Units to be purchased by Investing Member, and the aggregate purchase price of all Units being purchased by the Investing Member.

                                                                                     ii.      Date Executed by Investing Member or Market Professional representing an Investing Member.

                                                                                    iii.      Alternative Securities Market Exchange Account Number – The ASMX Account Number is a unique 6 to 10 digit account number assigned to each ASMX Member and Market Professional. This number will auto-populate the Investor Suitability and Contact information portion of each Online Subscription Agreement. It is not possible to complete a Buy Side of a Subscription Agreement without a valid ASMX Account Number.

f.        After completing the Buyers Side of the Online Subscription Agreement, the Investing Member, or Market Professional representing the Investing Member, will receive information via email on the steps required to verify funds required to close the transaction (Generally, this only happens during Regular Market Hours on ASMX Business Days. Since this is not an automated function of the ASMX, it is possible that a reply from an authorized member of the ASMX with instructions on how to submit for funds verification may be received during Non-Regular Market Hours or on Non- ASMX Business Days).

g.       After verification of funds required to close the transaction, the ASMX will process the Buyer Side of the Completed Online Subscription Agreement over to the Alternative Securities Market, LLC (Issuer Broker-Dealer) and the Listed Issuer for review and acceptance (the Listed Issuer can decline to accept any Investment from any Investing Member without cause or reason).

h.      If the Subscription Agreement is ACCEPTED by the Listed Issuer, the Investing Member or Market Professional will receive a completed (fully executed) Subscription Agreement emailed to them, signed by an authorized principle of the Listed Issuer, with instructions of how to Wire or Mail Investor Funds.

i.         Upon receipt of “Cleared Bank Funds”, the Listed Issuer or Alternative Securities Market, LLC will promptly forward “Verification and Receipt of Cleared Investment Funds” and promptly forward the purchased securities to the Investing Member or Market Professional representing the Invested Member. The Alternative Securities Market, LLC will comply with all State and/or Federal Reporting and Registrations (as required), and confirmation will be forwarded to both Listed Issuer, Invested Member, and /or Market Professional representing Invested Member.

j.        ALTERNATIVE SECURITIES MARKET EXCHANGE TRADE RESTRICTION FOR ALL SECURITIES PURCHASED ON THE ALTERNATIVE SECURITIES MARKET EXCHANGE - PRIMARY MARKET – ALL SECURITIES PURCHASED FROM A LISTED ISSUER ON THE PRIMARY MARKET ARE RESTRICTED FROM ANY RESALE ON THE ALTERNATIVE SECURITIES MARKET EXCHANGE – SECONDARY MARKET FOR A PERIORD OF A MINIMUM OF THIRTY DAYS, BUT NOT GRATER THAN 365 DAYS.

B.      Secondary Market:

a.       All Sales of Securities on the Alternative Securities Market Exchange - Secondary Market are between an ASMX “Selling Member” (seller) and an ASMX “Buying Member” (buyer).

                                                                                       i.      All Broker-Dealers, ASMX Members and Market Professionals may access the Secondary Market, post an “Ask” to sell securities, review all “Asks” posted, and post “Bids” to buy securities, as well as review all bids posted by other Members or Market Professionals.

1.       Ask – The term “Ask” is a written indication by a Selling Member, or a Market Professional representing a Selling Member, of a willingness to sell a security of an ASMX Listed Company, and the price at which the Selling Member is willing to sell the security for.

2.       Bid – The term “Bid” is an indication by a Buying Member, or a Market Professional representing a Buying Member, of a willingness to buy a security, and the price at which the Buying Member is willing to buy the security for.

                                                                                     ii.      The ASMX is an “Auction Market” - The term “Auction Market”, is a market in which Buying Members, or a Market Professional representing a Buying Member, enter competitive bids, and Selling Members, or a Market Professional representing a Selling Member, enter competitive offers simultaneously.

b.      A Selling Member, or a Market Professional representing a Selling Member, may use their ASMX “username” and “password” to access the ASMX – Secondary Market. NOTE: No Non-Member of the ASMX is able to access the ASMX – Secondary Market.

c.       Posting an ASK –

                                                                                       i.      A Selling Member, or a Market Professional representing a Selling Member, logs into the ASMX – Secondary Market.

                                                                                     ii.      A Selling Member, or a Market Professional representing a Selling Member, Clicks on “Post an Ask”

                                                                                    iii.      A Selling Member, or a Market Professional representing a Selling Member, inputs the mandatory fields required to Post and Ask

1.       Name of the Issuer / Company

2.       Any Broker-Dealer representing the Selling Shareholder (none is required, but is recommended)

3.       Type of Securities Listing for sale (Common Stock, Preferred Stock, Debt Note, etc).

4.       Are there Restricted Legends associated with the Securities being listed for sale:

a.       Yes, there are restricted legends associated with the Securities.

b.      No, the Securities have either been issued free of restricted legends, or the restricted legends have been removed.

5.       The “Minimum Bid Price” is the cash selling price the Selling Member will accept for the Securities listed for sale (the Minimum Bid Price is not published for view), and the “Listed Ask Price” is the cash selling price the Selling Member will sell the securities if a Buying Member is willing to purchase the securities for (the Listed Ask Price is published and viewable to all Secondary Market participants).

6.       NOTE: Any Selling Member, or Market Professional representing a Selling Member, may choose “No Listed Ask Price”, and will not have a cash price at which Bids are automatically accepted, and all bids will be compiled during the Auction, and shares will be sold to the “Highest Bidders above the Minimum Bid Price”. All Bids below the “Minimum Bid Price” will not be accepted by the Selling Member.

                                                                                   iv.      After inputting the information for the “Ask”, the Selling Member, or Market Professional representing the Selling Member, will be required to present information to the ASMX that the Selling Member is the rightful owner of the Securities being offered for sale, and that the Securities are free to be offered for sale.

                                                                                     v.      After verifying that the Securities qualify for listing and sale on the ASMX – Secondary Market, the ASMX will “Accept the Ask”, and it will be put in the “Ask” in Que for the Start of the Next Secondary Market Auction.

                                                                                   vi.      Secondary Market Auctions:

1.       All Auctions start at 11:00:00 AM EST / 8:00:00 AM PST each ASMX Business Day.

2.       All Auctions end at 10:59:59 AM EST / 7:59:59 AM PST the NEXT ASMX Business Day (some auctions last 24 hours, some auctions can last for days).

3.       Buying Members can post “Bids” for the full duration of the Auction.

a.       All Bids entered by Buying Members, or Market Professionals representing a Buying Member, are published for view by any Member or Market Professional accessing the ASMX - Secondary Market. Buying Members, and/or Market Professional representing a Buying Member, suspected of placing Bids for the purpose of creating or inducing a false, misleading or artificial appearance of activity in a Bid, or for the purpose of unduly or improperly influencing the market price for such security, or for the purpose of establishing a price which does not reflect the true state of the market in such security, may have their Memberships Suspended, Revoked or Terminated. (See Chapter VIII)

4.       Bids to Sales:

a.       All Bids for the “Listed Ask Price” are automatically accepted.

                                                                                                                                                               i.      If during Regular Market Hours on an ASMX Day, all Bids for the “Listed Ask Price” are automatically accepted and final, and those securities are removed from that Secondary Market Auction.

                                                                                                                                                             ii.      If during After Market Hours or on Non- ASMX Business Days, all Bids at the “Listed Ask Price” are automatically accepted at the opening of the next ASMX Business Day. If more Listed Ask Price Bids are received than the number of securities available, the ASMX will accept the Listed Ask Price Bids with the earliest received time stamp.

b.      All Bids above the “Minimum Bid Price”, after all “Listed Ask Price” securities have been deducted from the securities available for auction (if any):

                                                                                                                                                               i.      At the end of the Auction:

1.       If the number of Bids above the Minimum Bid Price exceeds the number of Securities Listed for sale, then only the bids for the most money per share will be accepted, and all other bids will be rejected. This is called “Full Lot Sale”

2.       If the number of Securities available for sale is greater than the Bids above the Minimum Bid Price, all of the Bids above the Minimum Sales Price will be accepted, and all other Bids rejected. This is called “Partial Lot Sale”.

5.       After completion of the Auction,

a.       Selling Members, and/or Market Professionals representing the Selling Member, receive an email from the ASMX with the results of the Auction.

                                                                                                                                                               i.      Number of Units Sold

                                                                                                                                                             ii.      Price Each Unit Sold For

                                                                                                                                                            iii.      Buying Member Contact Information

                                                                                                                                                           iv.      Sell Side Agreement for execution

b.      Buying Members, and/or any Market Professionals representing the Buying Member, with accepted Bids receive an email from the ASMX with details of how to complete the securities purchase transaction.

                                                                                                                                                               i.      Number of Units being purchased

                                                                                                                                                             ii.      Price purchasing each Unit for

                                                                                                                                                            iii.      Selling Member Contact Information

                                                                                                                                                           iv.      Buy Side Agreement for execution

                                                                                                                                                             v.      Instruction for where to wire funds or mail a check for the purchase of the securities purchased

d.      Upon receipt of “Cleared Bank Funds”, the Selling Member or Alternative Securities Market, LLC will promptly forward “Verification and Receipt of Cleared Buy Funds” and promptly forward the purchased securities to the Buying Member or Market Professional representing the Invested Member. If the Alternative Securities Market, LLC was the Broker for the transaction, the Alternative Securities Market, LLC will comply with all State and/or Federal Reporting and Registrations (as required), and confirmation will be forwarded to both Selling Member, Buy Member, and /or Market Professional representing the Selling or Buying Member.

e.      Failed Transaction – Buy Side - Any transaction without Cleared Bank Funds being sent to the Selling Member with TEN ALTERNATIVE SECURITIES BUSINESS DAYS shall result in the Buying Members ASMX access being suspended or revoked. Any illegal action will be dealt with swiftly and the violators will be reported to the appropriate authorities.

f.        Failed Transaction – Sell Side – Any transaction where a Buying Member has sent Cleared Bank Funds to the Selling Member, and has not received a confirmation of receipt of Cleared Bank Funds or the securities purchased, shall immediately have their ASMX access suspended or revoked. Any illegal action will be dealt with swiftly and the violators will be reported to the appropriate authorities.

g.       ALTERNATIVE SECURITIES MARKET EXCHANGE TRADE RESTRICTION FOR ALL SECURITIES PURCHASED ON THE ALTERNATIVE SECURIITIES MARKET - SECONDARY MARKET – ALL SECURITIES PURCHASED FROM A SELLING MEMBER ON THE SECONDARY MARKET ARE RESTRICTED FROM ANY RESALE ON THE ALTERNATIVE SECURITIES MARKET EXCHANGE FOR A PERIORD OF 30 DAYS.

7.8.0 – Trade Reporting

The ASMX shall cause to be disseminated for publication on the “ASMX Consolidated Market Activity Report”, the sale price of all transactions on the ASMX pursuant to the requirements of an effective transactions reporting plan approved by the Board of Directors.

To facilitate the dissemination of the ASMX Consolidated Market Activity Report, each Member, Listed Issuer, Market Professional shall cause to be reported to the ASMX, as promptly as possible after completion of all transactions, all information each transaction required by the ASMX Consolidated Market Activity Report.

An Official of the ASMX shall approve any corrections to reports published in any single day’s ASMX Consolidated Market Activity Report. Any such correction shall be made within one day after detection of any failed transaction or reporting error.

7.9.0 – Execution of Investments

A.      NEITHER THE ALTERNATIVE SECURITIES MARKET EXCHANGE NOR ITS AGENTS, EMPLOYEES, CONTRACTORS, OFFICERS, DIRECTORS, SHAREHOLDERS, COMMITTEE MEMBERS OR AFFILIATES (“ALTERNATIVE SECURITIES MARKET EXCHANGE RELATED PERSONS”) SHALL BE LIABLE TO ANY USER, MEMBER, LISTED ISSUER, MARKET PROFESSIONAL, OR SUCCESSORS, REPRESENTATIVES OR CUSTOMERS THEREOF, OR ANY PERSONS ASSOCIATED THEREWITH, FOR ANY LOSS, DAMAGES, CLAIM OR EXPENSE:

a.       GROWING OUT OF THE USE OR ENJOYMENT OF ANY FACILITY OF THE ALTERNATIVE SECURITIES MARKET EXCHANGE, INCLUDING, WITHOUT LIMITATION, THE ALTERNATIVE SECURITIES MARKET EXCHANGE SYSTEMS; OR

b.      ARISING FROM OR OCCASIONED BY ANY INACCURACY, ERROR OR DELAY IN, OR OMISSION OF, OR FROM THE COLLECTION, CALCULATION, COMPILATION, MAINTENANCE, REPORTING OR DISSEMINATION OF ANY INFORMATION DERIVED FROM THE SYSTEM OR ANY OTHER FACILITY OF THE ALTERNATIVE SECURITIES MARKET EXCHANGE, RESULTING EITHER FROM ANY ACT OR OMISSION BY THE ALTERNATIVE SECURITIES MARKET EXCHANGE OR ANY ALTERNATIVE SECURITIES MARKET EXCHANGE RELATED PERSON, OR FROM ANY ACT CONDITION OR CAUSE BEYOND THE REASONABLE CONTROL OF THE ALTERNATIVE SECURITIES MARKET EXCHANGE OR ANY ALTERNATIVE SECURITIES MARKET EXCHANGE RELATED PERSON, INCLUDING, BUT NOT LIMITED TO, FLOOD, EXTRAORDINARY WEATHER CONDITIONS, EARTHQUAKE OR OTHER ACTS OF GOD, FIRE, WAR, TERRORISM, INSURRECTION, RIOT, LABOR DISPUTE, ACCIDENT, ACTION OF GOVERNMENT, COMMUNICATIONS OR POWER FAILURE, OR EQUIPMENT OR SOFTWARE MALFUNCTION.

B.      EACH MEMBER, LISTED ISSUER AND MARKET PROFESSIONAL EACH EXPRESSLY AGREES, IN CONSIDERATION OF THE ISSUANCE OF ITS MEMBERSHIP IN THE ALTERNATIVE SECURITIES MARKET EXCHANGE, TO RELEASE AND DISCHARGE THE ALTERNATIVE SECURITIES MARKET EXCHANGE AND ALL ALTERNATIVE SECURITIES MARKET RELATED PERSONS OF AND FROM ALL CLAIMS AND DAMAGES ARISING FROM THEIR ACCEPTANCE AND USE OF THE FACILITIES OF THE ALTERNATIVE SECURITIES MARKET EXCHANGE (INCLUDING, WITHOUT LIMITATION, ALL SYSTEMS OF THE ALTERNATIVE SECURITIES MARKET EXCHANGE).

C.      NEITHER THE ALTERNATIVE SECURITIES MARKET EXCHANGE NOR ANY ALTERNATIVE SECURITIES MARKET EXCHANGE RELATED PERSON MAKE ANY EXPRESS OR IMPLIED WARRANTIES OR CONDITIONS TO ANY MEMBER, LISTED ISSUER OR MARKET PROFESSIONAL, AS TO RESULTS THAT ANY PERSON OR PARTY MAY OBTAIN FROM THE ALTERNATIVE SECURITIES MARKET EXCHANGE SYSTEMS FOR TRADING OR FOR ANY OTHER PURPOSE, AND ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, TITLE, AND NON-INFRINGEMENT WITH RESPECT TO THE ALTERNATIVE SECURITIES MARKET EXCHANGE SYSTEMS ARE HEREBY DISCLAIMED.

CHAPTER VIII

TRADING PRACTICE RULES

Rule 8.1.0 – Market Manipulation

No Member, Listed Issuer or Market Professional shall execute, or cause to be executed, or participate in transaction which there are executed purchases of any security at successively higher prices, for the purpose of creating or inducing a false, misleading or artificial appearance of activity in such security on the ASMX, or for the purpose of unduly or improperly influencing the market price for such security or for the purpose of establishing a price which does not reflect the true state of the market for such security.

Rule 8.2.0 – Fictitious Transactions

No Member, Listed Issuer or Market Professional, for the purpose of creating or inducing a false or misleading appearance of activity in a security traded on either the Primary Market or the Secondary Market, or for creating or inducing a false or misleading appearance with respect to the market in such security shall “Engage in any transaction in which the Member, Listed Issuer or Market Professional has no true intention in engaging in a transaction that involves a change in the beneficial ownership of a security per the terms or any Offer, Subscription Agreement, Bid or Ask.”

Rule 8.3.0 – Manipulative Transactions

A.      No Member, Listed Issuer or Market Professional shall participate or have any interest, directly or indirectly, in the profits of a manipulative operation, or knowingly manage or finance manipulative operations.

B.      Any pool or syndicate organized or used intentionally for the purpose of unfairly influencing the market price or a security shall be deemed to be a manipulative operation.

Rule 8.4.0 – Dissemination of False Information

No Member, Listed Issuer or Market Professional shall make any statement or circulate and disseminate any information concerning any security traded on the ASMXwhich such Member, Listed Issuer or Market Professional knows, or has reasonable grounds for believing is false or misleading, or would improperly influence the market price of such security.

8.5.0 – Trade Reporting

The ASMX shall cause to be disseminated for publication on the “ASMX Consolidated Market Activity Report”, the sale price of all transactions on the ASMX pursuant to the requirements of an effective transactions reporting plan approved by the Board of Directors.

To facilitate the dissemination of the ASMX Consolidated Market Activity Report, each Member, Listed Issuer, Market Professional shall cause to be reported to the ASMX, as promptly as possible after completion of all transactions, all information each transaction required by the ASMX Consolidated Market Activity Report.

An Official of the ASMX shall approve any corrections to reports published in any single day’s ASMX Consolidated Market Activity Report. Any such correction shall be made within one day after detection of any failed transaction or reporting error.

CHAPTER IX

LISTINGS & LISTED ISSUERS

The ASMXis entrusted with the authority to preserve and strengthen the quality and public confidence in Alternative Securities and Alternative Investments. The ASMXstands for Integrity and Ethical practices in order to enhance investor confidence in Alternative Securities and Alternative Investments, thereby contributing to the financial health of the overall economy, and supporting the capital formation process. From the he ASMX’s Early and Development Stage Companies, to Operating Companies of International Stature, each are recognized as sharing these important traits that we hold true.

The ASMX, therefore has broad discretionary authority over the initial and continued listing and trade of securities on the ASMXin order to maintain the quality, the public confidence in the ASMX, to prevent fraudulent and manipulative acts and practices, to promote just and equitable principles of trade, and to protect investors and the public interest.

The ASMXmay use such discretion to deny any application of any Issuer applying for listing for trade, apply additional or more stringent criteria for the initial or continued listing of any securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on the ASMXinadvisable or unwarranted in the opinion of the ASMX, even though the securities meet all enumerated criteria for initial or continued listing on the ASMX.

Rule 9.1.0 – Use of Discretionary Authority

To further the understanding of this Rule, the ASMXhas adopted this Rule (Rule 9.1.0) as a non-exclusive description of the circumstances in which the Rule is generally invoked.

The ASMXmay use its Authority to deny initial or continued listings to a Company when an individual with a history of regulatory misconduct is associated with the Company. Such individuals are typically an officer, director, substantial shareholder, or consultant to the company. In making this determination, the ASMXwill consider a variety of factors, including (but not limited to):

•         The nature and severity of the conduct, taken in conjunction with the length of time since the conduct occurred;

•         Whether the conduct involved fraud or dishonesty;

•         Whether the conduct was securities related;

•         Whether the investing public was involved;

•         How the individual has been employed since the violative conduct;

•         Whether there are continuing sanctions (either criminal or civil) against the individual

•         Whether the individual made restitution;

•         Whether the Company has taken effective remedial action; and

•         The totality of the individual’s relationship to the Company, giving consideration to:

o   The individual’s current or proposed position;

o   The individual’s current or proposed scope of authority;

o   The extent to which the individual has responsibility for financial accounting or reporting; and

o   The individual’s equity interest.

Based on this review, the ASMXmay determine that the regulatory history rises to the level of a public interest concern, but may also consider whether remedial measures proposed by the Company, if taken, would allay that concern. Examples of such remedial measures could include any or all of the following, as appropriate:

•         The individual’s resignation from officer or directors position, and/or other employment with the company;

•         Divestiture of stock holdings;

•         Termination of contractual arrangements between the company and the individual; or

•         The establishment of a voting trust surrounding the individual’s shares.

The ASMXis willing to discuss with companies, on a “case-by-case” basis, what remedial measures may be appropriate to address public interest concerns, and for how long such remedial measures would be required. Alternatively, the ASMXmay conclude that a public interest concern is so serious that no remedial measure would be sufficient to alleviate it. In the event that the ASMXstaff denies initial or continued listing based on such public interest considerations, the company may seek review of that determination through the filing of an appeal to the Board of Directors of the ASMX. On consideration of such appeal, the Board of Directors of the ASMXmay accept, reject or modify the Staff’s recommendations by imposing conditions.

Requests for Appeals are required to be in writing, and submitted to the ASMX Board of Directors by:

By Email:

                                                Legal@AlternativeSecuritiesMarket.com

                                                By Mail:

                                                Alternative Securities Market Exchange, Inc.

                                                Attn: Appeals

                                                4136 Del Rey Avenue

                                                Marina Del Rey, California 90292

Appeals submitted to the Board of Directors will be reviewed by all members of the Board of Directors, and a decision will be issued within 30 days of receipt of the request for consideration.

The ASMX may also use its discretionary authority, for example, when a company files for protection under any provision of the Federal Bankruptcy Laws or comparable foreign laws, or when financial statements do not contain a required certification.

Although the ASMX has broad discretion under this Rule to impose additional or more stringent criteria, this Rule does not provide a basis for the ASMX to grant exemptions or exceptions from the enumerated criteria for initial or continued listing, which may be granted solely pursuant to rules explicitly providing such authority.

9.2.0 – Obligation for Companies to Provide Information to the Alternative Securities Market Exchange

The ASMX may request information or documentation, public or non-public, deemed necessary to make a determination regarding a company’s initial or continued listing, including, but not limited to:

•         Any material provided or received from the Commission or other Regulatory Authority;

•         Financial Statements; or

•         Corporate Governance Documents

A company may be denied initial or continued listing if it fails to provide such information within a reasonable period of time, or if a communication to the ASMX contains a material misrepresentation or omits material information necessary to make the communication to the ASMX not misleading. The company shall provide full and prompt responses to requests by the ASMX for information related to unusual market activity or events that may have material impact on trading of its securities on the ASMX.

A company must provide the ASMX with prompt notification of certain Corporate actions.

1.       Executive Officer Leaves the Company

2.       All Dividends

3.       Stock Splits

4.       New Stock Issues

5.       Reverse Splits

6.       Names Changes

7.       Mergers

8.       Acquisitions

9.       Dissolutions

10.   Bankruptcies

11.   Liquidations

Rule 9.3.0 – Obligation to File Periodic Reports

                A Company shall file all required periodic reports with the ASMX as required:

Three Mandatory Investor Reporting Requirement Categories of the ASMX:

1)      Full Investor Reporting:

a.       Quarterly Un-audited Financial Statements on SEC Form 1-SA to be emailed to Legal@AlternativeSecuritiesMarket.com within 120 days of the close of each business quarter. Company un-audited financial statements shall be privately distributed to all company investors (not for public view or distribution). All un-audited financial statements will be signed as “true and accurate” by the Chief Executive Officer and/or the Chief Financial Officer.

b.      Annual Audited Financial Statement on SEC Form 1-K to be emailed to Legal@AlternativeSecuritiesMarket.com within 60 days of the close of each business fiscal year. Company audited financial statements shall be privately distributed to all company investors (not for public view or distribution).

c.       Corporate Actions: Certain corporate actions must be disclosed to all Investors no less than TEN calendar days prior to record date. All Corporate Actions will be published on the Company’s Page on the ASMX (www.ASMX.CO and /or www.AlternativeSecuritiesMarket.com):

                                                                                       i.      All Dividends

                                                                                     ii.      Stock Splits

                                                                                    iii.      New Stock Issues

                                                                                   iv.      Reverse Splits

                                                                                     v.      Name Changes

                                                                                   vi.      Mergers

                                                                                  vii.      Acquisitions

                                                                                viii.      Dissolutions

                                                                                   ix.      Bankruptcies

                                                                                     x.      Liquidations

2)      Limited Investor Reporting:

a.       Quarterly Un-audited Financial Statements on SEC Form 1-SA to be emailed to Legal@AlternativeSecuritiesMarket.com within 30 days of the close of each business quarter. Company un-audited financial statements shall be privately distributed to all company investors (not for public view or distribution). All un-audited financial statements will be signed as “true and accurate” by the Chief Executive Officer and/or the Chief Financial Officer.

b.      Corporate Actions: Certain corporate actions must be disclosed to all Investors no less than TEN calendar days prior to record date. All Corporate Actions will be published on the Company’s Page on the ASMX (www.ASMX.CO and/or www.AlternativeSecuritiesMarket.com):

                                                                                       i.      All Dividends

                                                                                     ii.      Stock Splits

                                                                                    iii.      New Stock Issues

                                                                                   iv.      Reverse Splits

                                                                                     v.      Name Changes

                                                                                   vi.      Mergers

                                                                                  vii.      Acquisitions

                                                                                viii.      Dissolutions

                                                                                   ix.      Bankruptcies

                                                                                     x.      Liquidations

3)      Non-Investor Reporting: (limited to Residential Real Estate Clearinghouse, Commercial Mortgage Clearinghouse and Life Settlement Fund Market transactions where securities are issued as “asset backed / secured debt note transactions).

a.       Monthly Status of the Company Report to be mailed by the Company to all Shareholders each Calendar Month. The “State of the Company Letter” shall detail the current operational status of the Company (or investment), detail information that the CEO feel is necessary for investors to know as it pertains to the future developments of the Company or the investor holdings.

b.      Corporate Actions: Certain corporate actions must be disclosed to all Investors no less than TEN calendar days prior to record date. All Corporate Actions will be published on the Company’s Page on the ASMX (www.ASMX.CO and/or www.AlternativeSecuritiesMarket.com):

                                                                                       i.      All Dividends

                                                                                     ii.      Stock Splits

                                                                                    iii.      New Stock Issues

                                                                                   iv.      Reverse Splits

                                                                                     v.      Name Changes

                                                                                   vi.      Mergers

                                                                                  vii.      Acquisitions

                                                                                viii.      Dissolutions

                                                                                   ix.      Bankruptcies

                                                                                     x.      Liquidations

All companies will supply the ASMX with:

•         Two (2) copies of all reports required, if submitted by mail; or

•         A single electronic  copy of each report required, if submitted electronically by email to LEGAL@ALTERNATIVESECURITIESMARKET.COM

All required reports must be filed with the ASMX on or before the date they are required to be published on the Company’s page on the ASMX.

Rule 9.4.0 – Listing Issuers of Companies whose Business Plan is to Complete One or More Acquisitions

Generally, the ASMX will not permit the initial or continued listing of a company that has no specific business plan or that has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

However, in the case of a company whose business plan is to complete an initial public offering and engage in a merger or acquisition with one or more unidentified companies within a specific period of time, the ASMX will permit the listing if the company meets all applicable initial listing requirements, as well as the conditions described below.

1.       At least 90% of the gross proceeds from the initial public offering be deposited in a trust account maintained by an independent trustee, an escrow account maintained by an “insured depository institution”, as that term is defined in Section 3(c)(2) of the Federal Deposit Insurance Act or in a separate bank account established by a registered broker or dealer (collectively, a “deposit account”).

2.       Within 36 months of the effectiveness of its initial public offering registration statement, or such shorter period that the company specifies in its registration statement or offering memorandum, the company must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the deposit account (excluding any deferred underwriters fees and taxes payable on the income earned on the deposit account) at the time of the agreement to enter into the initial combination.

3.       Until the company has satisfied the condition in paragraph 2 above, each business combination must be approved by a majority of the company’s directors.

4.       Until the company has satisfied the condition in paragraph 2 above, each business combination must be approved by a majority of the shares of common stock voting at the meeting at which the combination is being considered.

5.       Until the company has satisfied the condition in paragraph 2 above, shareholders voting against a business combination must have the right to convert their shares of common stock into a pro rata share of the aggregate amount then in the deposit account (net of taxes and amounts distributed to management for working capital purposes) if the business combination is approved and consummated. A company may establish (set no lower than 10% of the shares sold in the initial offering) as to the maximum number of shares with respect to which shareholder, together with any affiliate of such shareholder or any person with whom such shareholder is acting as a “group” (as such term is used in Sections 13(d) and 14(d) of the Act), may exercise such conversion rights. For purposes of this paragraph (5), shareholders excludes officers and directors of the company, the founding shareholders of the company, and family members or affiliates of any of the foregoing persons.

Until the company completes a business combination where all conditions in paragraph 2 above are met, the company must notify the ASMX about each proposed business combination. Following each business combination, the combined company must meet the requirements for initial listing. If the company does not meet the requirements for initial listing following a business combination or does not comply with one of the requirements set forth above, the ASMX will issue a Delisting Determination and delist the company’s securities.

9.5.0 – Business Combination with Non-Alternative Securities Market Exchange Entities Resulting in a Change of Control

A company must apply for initial listing in connection with a transaction whereby the company combines with a non- ASMX listed company, resulting in a change of control of the company and potentially allowing the non- ASMX company to obtain an ASMX Listing. In determining whether a change of control has occurred, the ASMX shall consider all relevant factors including, but not limited to:

•         Changes in the Management;

•         Changes to the Board of Directors;

•         Changes in voting power;

•         Changes in ownership; and

•         The financial structure of the company

The ASMX shall also consider the nature of the business and the relative size of the ASMX listed company and the non- ASMX company. The company must submit an application for the post-transaction entity with sufficient time to allow the ASMX to complete its review before the transaction is completed. If the company’s application for initial listing has not been approved prior to consummation of the transaction, the ASMX will issue a Delisting Determination and Delist the company’s securities.

9.6.0 – Bankruptcy and Liquidation

The ASMX may use its discretionary authority to suspend or terminate the listing of a company that has filed for protection under any provision of the Federal Bankruptcy Laws or comparable foreign laws, or has announced that liquidation has been authorized by its board of directors and that it is committed to proceed, even though the company’s securities otherwise meet all enumerated criteria for continued listing on the ASMX. In the event that the ASMX determines to continue the listing of such a company during a bankruptcy reorganization, the company shall nevertheless be required to satisfy all requirements for initial listing, upon emerging from bankruptcy proceedings.

9.7.0 – Code of Conduct

Each company shall adopt a code of conduct applicable to all directors, officers and employees, which shall be publicly available on the company’s page on the ASMX (http://www.ASMX.CO and/or http://www.AlternativeSecuritiesMarket.com). A code of conduct satisfying this Rule must comply with the definition of a “Code of Ethics” set out in Section 406(c) of the Sarbanes-Oxley Act of 2002 (“the Sarbanes-Oxley Act”) and any regulations promulgated thereunder. In addition, the code must provide for an enforcement mechanism. Any waivers of the code for directors or executive officers must be approved by the company’s board of directors. Companies shall disclose such waivers within four business days by filing and distributing a Press Release through the ASMG DISCLOSURE & NEWS SERVICE.

Ethical behavior is required and expected of every corporate officer, director and employee of a listed company, whether or not a formal code of conduct exists. The requirement of a publicly available code of conduct applicable to all directors, officers and employees of a company is intended to demonstrate to investors that the Board of Directors and Management of the ASMX has carefully considered the requirements of ethical dealing of a company, and to ensure that each company has put in place a system to ensure that they become aware of and take prompt action against any questionable behavior. For company personnel, a code of conduct with enforcement provisions provides assurance that reporting of questionable behavior is protected and encouraged, and fosters an atmosphere of self-awareness and prudent conduct.

Rule 9.7.0 requires companies to adopt a code of conduct complying with the definition of a “code of ethics” under Section 406(c) of the Sarbanes-Oxley Act of 2002 (“the Sarbanes-Oxley Act”) and any regulations promulgated thereunder by the Commission. Thus, the code must include such standards as are reasonably necessary to promote the ethical handling of conflicts of interest, full and fair disclosure, and compliance with laws, rules and regulations, as specified by the Sarbanes-Oxley Act. However, the code of conduct required by Rule 9.7.0 must apply to all directors, officers and employees. Companies can satisfy this obligation by adopting  one or more codes of conduct, such that all directors, officers and employees are subject to a code that satisfies the definition of a “code of ethics”.

As the Sarbanes-Oxley Act recognizes, investors are harmed when real or perceived private interest of a director, officer or employee is in conflict with the interests of the company, as when the individual receives improper personal benefits as a result of his or her position with the company, or when the individual has other duties, responsibilities or obligations that run counter to his or her duty to the company. Also, the disclosures a company makes to the ASMX are the essential source of information about the company for regulators and investors – there can be no question about the duty to make them fairly, accurately and timely.

Finally, illegal action must be dealt with swiftly and the violators reported to the appropriate authorities. Each code of conduct must require that any waiver of the code for executive officers or directors may be made only by the board of directors, and must be disclosed to shareholders, along with the reasons for the waiver. Any waivers of the code for directors or executive officers must be approved by the company’s board of directors. Companies shall disclose such waivers within four business days by filing and distributing a Press Release through the ASMG DISCLOSURE & NEWS SERVICE. This disclosure requirement provides investors the comfort that waivers are not granted except where they are necessary and warranted, and that they are limited and qualified so as to protect the company and its shareholders to the greatest extent possible.

Each code of conduct must also contain an enforcement mechanism that ensures prompt and consistent enforcement of the code, protection for persons reporting questionable behavior, clear and objective standards for compliance, and a fair process by which to determine violations.

9.10.0 – Failure to Meet Listing Standards

Securities of a company that does not meet the listing standards set for forth in this Rule Book are subject to Delisting from, or denial of initial listing on the ASMX. The ASMX is responsible for identifying deficiencies that may lead to Delisting or Denial of a listing application; notifying the company of the deficiency or denial; and issuing Delisting Determinations.

When the ASMX determines that a Company does not meet a Listing Standard as set forth in this Rule Book, it will immediately notify the company of the deficiency. As explained below in more detail, deficiency notifications are three types:

•         Alternative Securities Market Exchange Delisting Determination – which are notifications of deficiencies, and unless appealed, are subject the company’s immediate suspension and delisting;

o   Inform the company of the factual bases for the ASMX’s determination of delisting, and the quantitative standard the company has failed to satisfy;

o   Provides the company with instruction regarding its obligation to disclose the deficiency under Alternative Securities Market Exchange Rules; and

o   Inform the company:

▪  In the case of a Delisting Determination, the Company’s securities will be suspended as of the date certain; the company has a right to appeal the Delisting Determination to the Board of Directors of the ASMX, and that a request for appeal must be received by the ASMX in writing within Seven Calendar Days. The Company’s securities will remain suspended from all trading pending the appeal process.

o   A company that receives a notification of Delisting is required to make a public announcement disclosing receipt of the notification and the Rule(s) upon which the deficiency is based.

•         Alternative Securities Market Exchange Notifications of Deficiencies (Type I)– allows a company to submit a plan of compliance for review by the Chief Executive Officer of the ASMX. A decision for Delisting has not been made;

o   Inform the company of the factual bases for the ASMX’s determination of Deficiency, and the quantitative standard the company has failed to satisfy;

o   Provides the company with instruction regarding its obligation to disclose the deficiency under Alternative Securities Market Exchange Rules; and

o   Inform the company:

▪  In the case of a Notice of Deficiency (Type I), the company may submit a plan of compliance for review by the Chief Executive Officer of the ASMX.

▪  The deadline by which a plan must be submitted

▪  That if the required plan of compliance is not received by the required deadline, the company’s securities may be subject to immediate suspension of trading and consideration for Delisting.

o   A company that receives a notification of Deficiency is required to make a public announcement disclosing receipt of the notification and the Rule(s) upon which the deficiency is based. A company that receives a notification of deficiency related to the failure to file an Investor Reporting Document on the date in which the report was due is required to make the public announcement by issuing a press release disclosing receipt of the notification and the Rule(s)  upon which the Deficiency is based, in addition to filing any required Investor Reporting items, OR providing a date that is within 30 days of the press release, when the report will be available to the public, and the reasons for such delay.

•         Alternative Securities Market Exchange Notifications of Deficiencies (Type II) – a notice that allows for an automatic cure or compliance period. ASMX Notifications of Deficiencies generally allow for submission or a compliance plan, or an automatic cure, or compliance period may result, after review by the ASMX of the compliance plan or, expiration of the cure, or compliance period.

o   Inform the company of the factual bases for the ASMX’s determination of Deficiency, and the quantitative standard the company has failed to satisfy;

o   Provides the company with instruction regarding its obligation to disclose the deficiency under Alternative Securities Market Exchange Rules; and

o   Inform the company:

▪  In the case of a Notice of Deficiency (Type II), of the compliance items required to be received or cured for the automatic cure, and details on the compliance period, and expiration date of the compliance period.

▪  The deadline by which a compliance items are required.

▪  That if the required information is not received by the required deadline, the company’s securities may be subject to immediate suspension of trading and consideration for Delisting.

o   A company that receives a notification of Deficiency is required to make a public announcement disclosing receipt of the notification and the Rule(s) upon which the deficiency is based. A company that receives a notification of deficiency related to the failure to file an Investor reporting document on the date in which the report was due is required to make the public announcement by issuing a press release disclosing receipt of the notification and the Rule(s)  upon which the Deficiency is based, in addition to filing any required Investor Reporting items, OR providing a date that is within 30 days of the press release, when the report will be available to the public, and the reasons for such delay.

For items requiring a review, after compiling all responses from a company to which notice has been served regarding an ASMX Notification of Deficiency, the information will be presented to the Chief Executive Officer of the ASMX, who will review all information, and make any determination about Continued Listing, Delisting or Denial of a Listing Application.

Should the Chief Executive Officer of the ASMX find just cause for the company to be Delisted, the company will be served notice of the Delisting order, and the Delisting process will begin immediately.

➢  Appeal: Delisting Decisions may be appealed to the Board of Directors of the ASMX for reconsideration. Requests for Appeals are required to be in writing, and submitted to the ASMX Board of Directors by:

By Email:

                                                Legal@AlternativeSecuritiesMarket.com

                                                By Mail:

                                                Alternative Securities Market Exchange, Inc.

                                                Attn: Appeals

                                                4136 Del Rey Avenue

                                                Marina Del Rey, California 90292

Appeals submitted to the Board of Directors of the ASMX will be reviewed by all members of the Board of Directors, and a decision will be issued within 30 days of receipt of the request for Appeal.

Rule 9.11.0 – Re-Listing of a Company

A company that has been the subject of a Delisting must comply with the requirements for initial listing to be considered for re-listing. A company that has been suspended, but that has not been subject to a Delisting, shall be required to meet all compliance issues resulting in any suspension from trading, once all compliance items have been satisfied, the company will be allowed to continue trading.

Rule 9.12.0 – Voluntary Termination of Rights as an Issuer:

A Listed Issuer of the ASMX may voluntarily terminate its rights as a Listed Issuer only by a written “Voluntary Delisting Request” addressed to the ASMX’s Secretary.

By Email:

                                                Legal@AlternativeSecuritiesMarket.com

                                                By Mail:

                                                Alternative Securities Market Exchange, Inc.

                                                Attn: Delisting

                                                4136 Del Rey Avenue

                                                Marina Del Rey, California 90292

Such Voluntary Delisting Request shall immediately take effect following the receipt of such written Voluntary Delisting Request.

Any Voluntary Delisting Request as a Listed Issuer does not relive the Listed Issuer from:

•         Any and all indebtedness due the ASMX (Alternative Securities Market Exchange, Inc), Alternative Securities Market, LLC or Alternative Securities Markets Group Corporation;

•         Any ASMX investigation or disciplinary action brought against the Listed Issuer; and

•         Any examination of such Listed Issuer that may be process.

CHAPTER X

FEES & CHARGES

Rule 10.1.0 – Authority to Charge Fees and Other Charges

The ASMXmay prescribe such reasonable fees or other charges as it may, in its discretion, deem appropriate. Such fees and charges may include, but are not limited to:

o   Initial Application Fees;

o   Market Transaction Fees;

o   Monthly Listed Issuer Fees;

o   Filing Fees;

o   And other fees as the ASMXmay determine.

ALL SUCH FEES AND CHARGES SHALL BE EQUITABLY ALLOCATED AMONG ALL MEMBERS, LISTED ISSUERS AND MARKET PROFESSIONALS.

Rule 10.2.0 – Regulatory Transaction Fee

The ASMXmay be required to pay certain fees to the Commission. To help fund the ASMX’santicipated operating expenses and any obligations to the Commission, the ASMXhas incorporated a “Transaction Fee” to all investment transactions facilitated on the ASMX.

Each transaction engaged on the ASMXwill be subject to a Transaction Fee of:

•         1/10th of 1% of the gross purchase of any securities.

This amount is required to be paid by the party that sold the securities in the transaction. This Fee is subject to change at any time without notice.

Rule 10.3.0 – Schedule of Fees

The ASMXwill provide all Members, Listed Issuers and Market Professionals with notice of all relevant fees and charges of the ASMX. Such notice may be made available to Members, Listed Issuers and Market Professionals on the ASMXwebsites at http://www.AlternativeSecuritiesMarket.comand/or http://www.ASMX.CO

CHAPTER XI

BUSINESS CONDUCT

Rule 11.1.0 – Adherence to Law

No Member, Listed Issuer or Market Professional shall engage in conduct in violation of the Securities Act, the Exchange Act, the Rules of the ASMX, or the rules of any Clearing Corporation insofar as they relate to the reporting or clearance of any securities transaction, or any written interpretation thereof.

Every Member, Listed Issuer or Market Professional shall supervise any “associated person” with that Member, Listed Issuer or Market Professional is associated, as to assure the associated person’s compliance therewith.

Rule 11.2.0 – Rumors

No Member, Listed Issuer, Market Professional or Associated Person associated with the ASMXshall circulate, in any manner, rumors of a character which might affect market conditions in any security; provided, however that this rule shall not prohibit discussion of unsubstantiated information, so long as its source and unverified nature are disclosed.

Rule 11.3.0 – Prevention of the Misuse of Material Non-Public Information

A.      Every Member, Listed Issuer and Market Professional shall establish, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of the Member, Listed Issuer or Market Professional’s business, to prevent the misuse of material non-public information by a Member, Listed Issuer or Market Professional, or by an associated person that is associated with a Member, Listed Issuer or Market Professional, that is in violation of the Federal Securities Laws or the Rules of the Alternative Securities Market Exchange.

B.      Misuse of material non-public information includes, but is not limited to:

a.       Trading in any securities by a corporation, or in any related securities, while in possession of material non-public information concerning that corporation;

b.      Trading in an underlying security while in possession of material non-public information concerning imminent transactions in the underlying security or related securities; and

c.       Disclosing to another person any material non-public information involving a corporation whose shares are traded on the ASMX, or another Over-the-Counter Securities Market or Regulated Market, or disclosing an imminent transaction in an underlying security, or related securities for the purpose of facilitating the possible misuse of such material non-public information.

C.      Each Member, Listed Issuer and Market Professional shall establish, maintain and enforce the following policies and procedures as appropriate for the nature of the Member, Listed Issuer or Market Professional’s business:

a.       All associated persons must be advised in writing of the prohibition against the misuse of material non-public information.

b.      Signed attestations from the Member, Listed Issuer, Market Maker and all associated persons affirming each person’s awareness of, and agreement by, the aforementioned prohibitions must be maintained for at least three (3) years, the first two (2) years in an easily accessible place.

D.      ANY MEMBER, LISTED ISSUER, MARKET PROFESSIONAL OR ASSOCIATED PESON WHO BECOMES AWARE OF ANY POSSIBLE MISUSE OF MATERIAL NON-PUBLIC INFORMATION MUST PROMPTLY NOTIFY THE ALTERNATIVE SECURITIES MARKET EXCHANGE.

Rule 11.4.0 – Regulatory Cooperation

A.      The ASMXmay enter into agreements that provide for the exchange of information and other forms of mutual assistance for market surveillance, investigative enforcement and other regulatory purposes, which domestic and foreign self-regulatory organization, as well as associations and contract markets and the regulators of such markets.

B.      No Member, Listed Issuer, Market Professional or Associated Person subject to the jurisdiction of the ASMXshall refuse to appear and testify before the any self-regulatory organization in connection with a regulator investigative, examination or disciplinary proceeding, or refuse to furnish documentary materials, or other information, or otherwise impede or delay such investigation, examination or disciplinary proceeding if the ASMX, or a self-regulatory organization requests such information or testimony in connection with an inquiry resulting from an agreement entered into by the ASMXpursuant to paragraph (a) of this Rule. The requirements of this paragraph B shall apply regardless whether the ASMXhas itself initiated an investigation or disciplinary proceeding.

C.      ALTERNATIVE SECURITIES MARKET, LLC – BROKER DEALER BUSINESS

•         The Alternative Securities Market, LLC, a California Limited Liability Company, is a wholly owned subsidiary of the Alternative Securities Markets Group Corporation, and is a California Registered Broker Dealer. A copy of the Company’s SEC Form BD as filed with the State of California is attached as an Exhibit to this Registration Statement, along with the Chief Executive Officer’s Securities Licenses.

•         The Company filed as a Broker Dealer with the States of California and New York in August of 2015. The Company expects to register as a Broker-Dealer in all 50 states, as well as the District of Columbia, Puerto Rico and the Virgin Islands during the year of 2015.

•         The Alternative Securities Market, LLC is the Exclusive Broker-Dealer for all Primary Market Issuers on the Alternative Securities Market. The Alternative Securities Market, LLC receives a 5% to 10% cash commission for sales of all securities by Alternative Securities Market Issuers on the Primary Market of the Alternative Securities Market.

•         The Alternative Securities Market, LLC anticipates having more than 1,000 Public Offerings for Issuers on the Primary Market of the Alternative Securities Market for which it is the Primary Broker Dealer. The average offering size is anticipated to be $2,500,000 USD ($2,500,000,000 total offerings) with a commissionable potential income of $250,000,000.

•         Anticipated Costs (use of the 10% Commissionable Income):

o    5% of all Offering Proceeds paid to Alternative Securities Market, LLC Brokers

o    1% Cost of Operations (Office)

o    1% Cost of Marketing and Advertising

o    1% Management Fees

o    2% Net Profit

•         If the Alternative Securities Market, LLC does 1,000 Initial Public Offerings per year for Issuers on the Alternative Securities Market with an average Offering of $2,500,000 each.

o    $125,000,000          Commissions paid out to Alternative Securities Market, LLC Brokers

o    $25,000,000            Total Costs of Operations

o    $25,000,000            Costs of Marketing and Advertising all Public Offerings

o    $25,000,000            Management Fees and Performance Bonuses

o    $50,000,000            Net Profit

•         The Alternative Securities Market expects to average 100 qualified Regulation A Securities Offerings (along with Regulation D and Select Intra-State Offerings) becoming available on the Alternative Securities Market in each month starting in September of 2015, with an average offering amount of $2,500,000.

Alternative Securities Market, LLC Business Strategy

Increase Number of Stock Brokers:The Company intends to expand its distribution network by recruiting high quality candidates to be Stock Brokers. The Company’s current objective is to employ and train more than 150 total stock brokers in 2015 and 2016, and increase that number to 500 stock brokers by the end of 2017. After reaching the goal of 500 stock brokers, the Company plans to continue its growth at a rate of a minimum of 25% per annum.

Bridge Income Program:The “Alternative Securities Market Bridge Income Program”, is a program that will provide newly recruited Alternative Securities Market Stock Brokers with a source of earnings until they can develop the skills and client base necessary to earn a stable income from commissions. The Company believes this program, which is currently estimated to provide between $2,500 and $4,000 per month for up to six months, will be critical in increasing the number of new “quality” stock brokers, improving retention, and increasing average first-year sales production.

Expand Geographic Scope: The Alternative Securities Market, LLC intends to pursue and aggressive geographic expansion of its sales force. In larger communities, the Alternative Securities Market, LLC intends to begin establishing new division offices within 18-24 months, that will accommodate up to 20 Stock Brokers, and in smaller communities or suburban areas the Alternative Securities Market, LLC intends to open offices with facilities to accommodate a smaller group of Alternative Securities Market Stock Brokers.

D.      TERMS AND CONDITIONS

The following is a summary of the certain principal terms of Stock Ownership in Alternative Securities Market, LLC.

The Issuer	Alternative Securities Market, LLCis a California Limited Liability Company.
Company Managers	Biography for the Company’s Managing Member, can be found starting on Page 125 of this Offering.

Minimum Capital Commitment	Each investor will be required to make an investment of a minimum of one Secured Investment Certificate
Securities Offered	$20,000,000 in aggregate principal amount of Secured Investment Certificates
Term of the Offering

The Offering will begin when this Offering is qualified by the Commission and will terminate on the earlier to occur: (1) the date is not more than one year after this Offering Circular is qualified by the Commission, and (ii) the date on which $20,000,000 of Certificates qualified hereunder have been sold. The Certificates are being offered on an ongoing and continuous basis.

Interest Rate

The Interest Rate for each Secured Investment Certificate will be based on the formula set forth in this Offering Circular and varies according to the term of the Certificate. The Minimum and the Maximum Fixed Interest Rates which are offered will change from time to time in response to changes to the current Wall Street Journal’s Prime Rate data obtained from the Wall Street Journal, or a similar credible source. The Interest Rates for new Certificates are set on the First Monday of each month at the start of business based on the Wall Street Journal’s Prime Rate on that day. Such Rates are paid on all Certificates issued between the start of business on that Monday and the close of business on the last day prior to the First Monday of the next month. Interest is calculated and accrues daily. To determine the current rates, prospective Investors in the Secured Investment Certificates should call the Company at (800) 366-0908, or consult the web pages: http://www.ASMX.CO or  http://www.AlternativeSecuritiesMarket.com.

Maturity Date	The Secured Investment Certificates will be offered in maturities of 6 to 18 months from the date issued, with a Fixed Interest Rate depending on the term.
Rollover at Maturity Interest Payment Dates Optional Prepayment Use of Proceeds Collateral Guarantees Ranking Risk Factors Governing Law

When a Certificate matures, unless the Holder notifies the Company ten business days before the maturity date that it does not wish to let the Certificate rollover and presents the Certificate for payment, the Company otherwise elects, it is automatically rolled-over into a new Certificate at the Interest Rate then being offered by the Company. The rolled-over Certificate will bear interest at the then current Interest Rate for newly Issued Certificates, based on the same term as originally elected by the Holder.

The Company will pay Interest on Secured Investment Certificates quarterly, Semi-annually or at Maturity, at the Holder’s option.

The Company may prepay some or all of the Secured Investment Certificates at the Company’s option without premium or penalty.

The net proceeds from this Offering will be used to Fund the ongoing operations of the ALTERNATIVE SECURITIES MARKET

The Alternative Securities Markets Group Corporation holds senior debt notes and minority stock equity positions in each of the Company’s listed on the ALTERNATIVE SECURITIES MARKET as detailed at: http://www.AlternativeSecuritiesMarket.com and/or http://www.ASMX.CO. These debt notes and equity stocks in each of these companies are the “Assets” that are the collateral for all Investment Certificates. Investors of the Company’s Secured Investment Certificates will have a Senior Lien Position on all “Assets” of the Company and this Senior Lien shall serve as the Collateral for all Company issued Secured Investment Certificates.

The Secured Investment Certificates are guaranteed by the Company

.

The Secured Investment Certificates will:

•         Rank equally with all of the Company’s existing and future secured debt indebtedness, if any, and;

•         Rank senior to all of the Company’s future subordinated indebtedness, if any.

See “Risk Factors” for a discussion of certain factors that you should carefully consider before investing in the Certificates

California

.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

ITEM 7.  DESCRIPTION OF PROPERTY.

The Company does not own any real estate. The Company currently rents office spaces at 4136 Del Rey Avenue, Marina Del Rey, California 90292.

ITEM 8. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

(a)  Directors and Executive Officers.

A. Directors and Executive Officers.  The current officer and director will serve for one year or until his respective successor(s) are elected and qualified.

Name                                                                       Position

Mr. Koorosh Rahimi                                               Senior Managing Member                                                          Age: 56

Mr. Koorosh Rahimi, is a Managing Member of Alternative Securities Market, LLC and is the President of Asset Management for Alternative Securities Markets Group Corporation.

In July of 2015, Mr. Koorosh Rahimi joined Alternative Securities Markets Group Corporation as the Firm’s President of Asset Management. Mr. Rahimi is responsible for the day-to-day operations of the Firm’s Investment Advisory and Broker Dealer Operations. Licenses: Series 7, Series 66, Series 6, Series 31, Series 63, Real Estate and Life Insurance.

Mr. Rahimi started his career in Investment Banking in March of 2009 as a Financial Advisor & Registered Investment Advisor with MassMutual Financial Group, where he provided High Net Worth Clients Financial Advice on matters such as: Investments, Retirement Planning and Estate Planning.

In mid 2011, Mr. Rahimi advanced his career path in the Financial Services Industry by joining Wells Fargo as a Licensed Banker. For just over two and one half years, Mr. Rahimi provided clients with an array of solutions to Wells Fargo Bank customers, from FDIC Insured products, business banking products and services, merchant services and Financial Advisor services.

In early 2013, Mr. Rahimi joined Bank of America’s Merrill Edge, where he served as Assistant Vice President of Investments and Preferred Banking. Mr. Rahimi’s primary function was Financial Planning & Retirement Planning, Financial Advice for: Investments, Financial Securities, Stocks, Bonds, and Mutual Funds.

Mr. David Dobkin                                                   Managing Member                                                                      Age:36

David Dobkin, is a Managing Member of Alternative Securities Market, LLC and is the President of Investment Banking for Alternative Securities Markets Group Corporation.

David has been working with the New Zealand government regarding investment attraction over the last 4 years in various capacities in Auckland, Dubai and the US.  (2010 - Current)

Prior to joining ASMG, David was the Regional Investment Director for the New Zealand government based in Dubai. David opened the Dubai investment office to better align New Zealand with Middle East investment with the goal of securing strategic foreign direct investment.

Prior to arriving in Dubai, David Dobkin ran the Emirates Team New Zealand America’s Cup Investment leveraging activities in San Francisco, culminating in an investor showcase for Silicon Valley venture capital and private equity investors.  He has been instrumental in securing investment for New Zealand companies in the Healthcare, High Value Manufacturing, Aerospace and ICT sectors, including establishing the $40mm Valar Early Stage Fund, run by Peter Thiel and Proliant’s $100mm Bovine Plasma greenfield investment.

Prior to working for New Zealand in October 2010, David worked for Lazard Frères, one of the world's preeminent financial advisory and asset management firms, where he facilitated and advised on cross-border mergers and acquisitions transactions in excess of $3 billion for Nike, Lockheed Martin, Quiksilver, Wynn Resorts, Morgans Hotels, Arrow International, CBS, Cryocore, Gyrocam Systems and others. David was also an investment banker in the Healthcare group for Wasserstein Perella in New York. He has founded, advised and led several start-up companies, including Aegix Performance Apparel, revitaPOP and DealProvider.com. David received a Master of Science, Biomedical Engineering, from the University of Southern California and Bachelor of Science, Biomedical Engineering, from Columbia University.

Mr. Weslie W. Jonson                                             Managing Member                                                  Age: 60

Mr. Weslie W. Johnson grew up in a heavy construction family, frequently moving with the family throughout California and Arizona to various road, bridge and dam job sites. It was very important to his father to keep the family together while traveling to the many job sites, thereby instilling in Mr. Johnson a very family orientated lifestyle.

Mr. Johnson attended high school in Arroyo Grande, California and attended college at Cal Poly, San Luis Obispo, California studying animal science and business. After college, Mr. Johnson entered the family construction business and received his California General Building Contractor’s License, later adding a General Engineering Contractor’s License. Mr. Johnson built numerous projects in San Luis Obispo and Santa Barbara Counties, including single family homes, multi-family housing projects, commercial retail and industrial properties, schools and medical buildings. The next step was investing in real estate development projects in California and numerous other States.

After a move to Austin, Texas, Mr. Johnson became involved in developing and building Single Family Residents and Multi-Family projects as well as land development and multi-family investments. While in Texas, Mr. Johnson was introduced to the Texas Oil Business through a real estate associate and began investing in oil production and re-work projects. As one point, Mr. Johnson was working on an acquisition of several abandoned wells in Oklahoma when oil prices went down to $12-$15 per barrel. The oil holdings were liquidated.

After a few years of passively observing the oil industry, Mr. Johnson began searching for the right opportunity in the Oil Industry. Two years later, after looking in Texas, Oklahoma, Ohio and Kansas, the oil project in Pennsylvania was presented and deemed to be a great opportunity. The project is in a proven oil field with existing production from several major oil companies and a proven drilling and operating company with whom the Company can partner. Mr. Johnson formed Remington Energy Group Corporation and proceeded to acquire the lease to develop 100+ oil wells in the Northwest part of Pennsylvania.

Mr. Johnson lives with his Wife in Incline Village, Nevada on the shore of beautiful Lake Tahoe. He has a daughter and her family in San Diego, California and a Son and his family residing in Portland, Oregon.

Mr. Johnson’s Employment History includes being the Owner, Managing Member and President of the companies listed below:

•         Pinnacle Financial Services, LLC                            Five Years

•         Remington Energy Group Corp                              One Year

Mr. Johnson is the founder and CEO of Remington Energy Group Corporation as well as being Chairman of the Board. His experience in negotiating real estate transactions has and will be valuable in negotiating the leases and drilling sites. With Mr. Johnson’s experience and oil contacts, the company will greatly benefit in locating the best drilling areas and his construction knowledge will be helpful in locating sites that have great access. Familiarity in all aspects of getting a site ready to drill, running utilities to the site, and actual drilling is brought to the company through Mr. Johnson. Actively  managing previous companies will ensure expert leadership for the corporation.

Mr. Johnson joined Alternative Securities Markets Group Corporation as Chief Executive Officer in June of 2015.

Mr. Steven Joseph Muehler                                   Chief Financial Officer                                           Age: 39

Mr. Steven Muehler is the Chief Financial Officer for Alternative Securities Market, LLC, and the Founder and Chief Financial Officer of the Alternative Securities Markets Group Corporation.

A true pioneer in the private equity investments industry, Mr. Muehler has led the Alternative Securities Markets Group Corporation in its growth into one of the leading CrowdFunding Markets, a multi-state Registered Investment Advisory Firm and a leading global alternative securities investment management firm. Mr. Muehler is actively involved in managing the firm’s day-to-day operations and serves on each of the Market Tiers Portfolio Management Committees.

Mr. Muehler has more than fifteen years in Investment Banking and Corporate Finance, holding senior financial management and business development positions in both regional banks and international finance companies. Mr. Muehler has extensive experience in structuring business plans, private and public securities offerings, and fund raising efforts for early stage to mid-cap companies. His areas of expertise are in Commercial and Residential Real Estate Development, Energy, BioFuels, Mining & Mineral Rights, Oil & Natural Gas, Medical Device and Pharmacy and New Technology.

Prior to founding of the Alternative Securities Markets Group in the Fall of 2014, Mr. Muehler was a private capitalization consultant from 2008 to 2014. Mr. Muehler served four years in the United States Marine Corps (1995 to 1999) before attending college in South Carolina. After college, Mr. Muehler held positions in the Finance Departments of Riverview Community Bank, WCI Communities and Allied Capital Corporation. It was with these companies that Mr. Muehler worked extensively with multinational finance and investment firms in syndicating fund raising and has guided dozens of companies in the capital formation process. Mr. Muehler has also served  as a business consultant to a variety of midmarket companies providing strategic and financial modeling, business development training, and management assessment.

 Mr. Muehler lives in Los Angeles, California with his wife and Two Daughters.

B. Significant Employees.   All Members of Alternative Securities Market, LLC as listed above are each considered "Significant Employees", and are each "Executive Officers" of the Company. The Company would be materially adversely affected if it were to lose the services of any member of Alternative Securities Market, LLC listed above as each he has provided significant leadership and direction to the Company.

C. Family Relationships. None

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past five years.

E. Legal proceedings.  There are not presently any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

ITEM 9.   EXECUTIVE COMPENSATION.

In July of 2015, the Company adopted a compensation program for Company Management. Accordingly, Management of Alternative Securities Market, LLC. will be entitled to receive an annual salary of:

                Mr. Koorosh Rahimi, Senior Managing Member                                   $75,000.00

                Mr. David Dobkin, Managing Member                                                  $75,000.00

                Mr. Wes Johnson, Managing Member                                                   $75,000.00

                Mr. Steven J. Muehler, CFO                                                                  $75,000.00

Officer Compensation

The Company does not currently pay any cash fees to any Officer of the Company beyond those listed above.

Directors and Advisors Compensation

The Company does not currently pay any cash fees to any Director or Advisor of the Company or any member or employee of the Company beyond those listed above.

Significant Employees

The Company has no significant employees other than the Company Managers named in this prospectus.

ITEM 10. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this Registration Statement, the number of Equity Membership Units owned of record and beneficially by executive  officers,  directors  and  persons  who  hold  5% or  more of the outstanding Common Stock of the Company.  Also included are the shares held by all executive officers and directors as a group.

Name and Address of Record Owner	Membership Units of Record Owned	% of Membership Units of Record Owned
Alternative Securities Markets Group Corporation (1) (2) (3) (4) (5) (6) (7) (8) (9) (10) (11) (12)	750 Equity Membership Units	75%
Mr. Koorosh Rahimi (7) (8) (9)	125 Equity Membership Units	12.5%
Mr. David Dobkin (4) (5) (6)	125 Equity Membership Units	12.5%

(1)     Mr. Wes Johnson is the Chief Executive Officer and Board of Directors Member of Alternative Securities Markets Group Corporation (30% voting rights)

(2)     Mr. Wes Johnson a Managing Member of Alternative Securities Market, LLC

(3)     Mailing Address: Alternative Securities Markets Group Corporation, 4136 Del Rey Avenue, Marina Del Rey, California 90292

(4)     Mr. David Dobkin is the President of Investment Banking and Board of Directors Member of Alternative Securities Markets Group Corporation (5% voting rights)

(5)     Mr. David Dobkin is a Managing Member of Alternative Securities Market, LLC

(6)     Mailing Address: Alternative Securities Markets Group Corporation, 4136 Del Rey Avenue, Marina Del Rey, California 90292

(7)     Mr. Koorosh Rahimi is the President of Asset Management and Board of Directors Member for Alternative Securities Markets Group Corporation  (5% voting rights)

(8)     Mr. Koorosh Rahimi is the Senior Managing Member of Alternative Securities Market, LLC

(9)     Mailing Address: Alternative Securities Markets Group Corporation, 4136 Del Rey Avenue, Marina Del Rey, California 90292

(10)  Mr. Steven J. Muehler is the Founder, Chief Financial Officer and Board of Directors Member for Alternative Securities Markets Group Corporation (30% voting rights)

(11)  Mr. Steven J. Muehler is the Chief Financial Officer for Alternative Securities Market, LLC

(12)  Mailing Address: Alternative Securities Markets Group Corporation, 4136 Del Rey Avenue, Marina Del Rey, California 90292

ITEM 11. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS.

Related Party Transactions

As of July 15th, 2015 the Alternative Securities Markets Group Corporation owned 75% of the Company’s outstanding Equity Membership Units, and Mr. Koorosh Rahimi and Mr. David Dobkin each owned 12.5% of the Company’s outstanding Equity Membership Units.

Mr. Wes Johnson, a Managing Member of Alternative Securities Market, LLC, is also the Chief Executive Officer of Alternative Securities Markets Group Corporation, and currently holds 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. Steven J. Muehler, the Chief Financial Officer of Alternative Securities Market, LLC, is also the Chief Financial Officer of Alternative Securities Markets Group Corporation, and currently holds 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. Koorosh Rahimi, the Senior Managing Member of Alternative Securities Market, LLC, is also the President of Asset Management of Alternative Securities Markets Group Corporation, and currently holds 5% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. David Dobkin, a Managing Member of Alternative Securities Market, LLC, is also the President of Investment Banking of Alternative Securities Markets Group Corporation, and currently holds 5% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Consequently, these shareholders control the operations of the Company and will have the ability to control all matters submitted to Shareholders for approval, including:

•         Election of the board of directors;

•         Removal of any directors;

•         Amendment of the Company’s certificate of formation or bylaws;   and

•         Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Mr. Rahimi, Mr. Dobkin, Mr. Johnson and Mr. Muehler will thus have complete control over the Company’s management and affairs.  Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer to purchase the Company. This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 11 of Form 1-A, Model B.

ITEM 12. SECURITIES BEING OFFERED.

Secured Investment Certificates

A maximum of FIVE HUNDRED THOUSAND Secured Investment Certificates are being offered to the public at $100.00 per Secured Investment Certificate. There is no minimum. A maximum of $50,000,000 will be received from the offering. All Secured Investment Certificates are being offered by the Company and no Secured Investment Certificates are being offered by any selling shareholders. The Company will receive all proceeds from the sale of its Secured Investment Certificates.

Description of the Secured Investment Certificates:

The following description is a summary of the material provisions of the Secured Investment Certificates. It does not restate the terms and material provisions of the Secured Investment Certificates in their entirety. The Company urges you to read the Secured Investment Certificates because they, and not this description, will define your rights as a Holder of these Secured Investment Certificates. A copy of the proposed form of the Secured Investment Certificates is available to you upon request.

Brief Description of the Secured Investment Certificates:

The Secured Investment Certificates will be our secured obligations and will:

•         Rank equally with all of the Company’s existing and future secured debt indebtedness, if any, and;

•         Rank senior to all of the Company’s future subordinated indebtedness, if any.

Principal, Maturity and Interest:

The Secured Investment Certificates will be issued in the minimum amount of $100, and in multiples of $100. The Secured Investment Certificates will be offered at maturities of 6 to 18 months from the date issued, with a Fixed Interest Rate. The Company will typically issue Secured Investment Certificates on the same day or next day, after deposit by the Company of the subscriber’s payment check and the check is collected by the Company’s Bank.

The Interest Rate for each Secured Investment Certificate will be based on the formula set forth below and varies according to the term of the Secured Investment Certificate. The minimum and the maximum Fixed Interest Rates which are offered will change from time to time in response to changes in the current Wall Street Journal’s Prime Rate data obtained from the Wall Street Journal, or a similar credible source. The Interest Rates for new Certificates are set on the First Monday of each month at the start of business based on the Wall Street Journal’s Prime Rate that day. Such rates are paid on all Secured Investment Certificates issued between the start of business on that Monday and the close of business on the last day prior to the First Monday of the next month. Interest is calculated and accrues daily based upon a 30-day month and a 360-day year. To determine the current rates, prospective investors in the Certificates should call the Company at (800) 366-0908, or consult the web pages: http://www.AlternativeSecuritiesMarket.com or http://www.ASMX.CO.

The Interest Rates for each Certificate is based on the following formula and varies according to the term of the Certificates as follows:

TERM	WALL STREET JOURNAL’S PRIME RATE	INTEREST RATES AS OF AUGUST 3rd, 2015
6 MONTHS	Prime Plus 1.0%	4.25%
9 MONTHS	Prime Plus 2.0%	5.25%
12 MONTHS	Prime Plus 2.5%	5.75%
15 MONTHS	Prime Plus 3.0%	6.25%
18 MONTHS	Prime Plus 3.5%	6.75%

The “Prime Rate”, as reported by the Wall Street Journal’s Bank Survey, is among the most widely used benchmark in setting home equity lines of credit and credit card rates. It is in turn based on the Federal Funds Rate, which is set by the Federal Reserve.

The Company will pay interest on Secured Investment Certificates quarterly, semi-annually or at maturity, at the Holder’s option.

For Example, if you invested $1,000 on August 3rd, 2016:

1.        The Wall Street Journal’s Prime Rate that would be used would be the rate posted by the Wall Street Journal on Monday, August 3rd, 2015.

2.        The total Interest Rate that you would receive would be based on the term that you selected as set forth below; and

3.        Your Interest Payments would be paid at maturity, for loans of TWELVE MONTHS OR LESS, or annually for loans of 15 months or 18 months as set forth below.

TERM	WALL STREET JOURNAL’S PRIME RATE	INTEREST RATES AS OF AUGUST 3rd, 2015	INTEREST PAYMENTS AND PAYMENT DATES
6 MONTHS	Prime Plus 1.0%	4.25%	$21.25 on February 3rd, 2015
9 MONTHS	Prime Plus 2.0%	5.25%	$39.38 on April 3rd, 2015
12 MONTHS	Prime Plus 2.5%	5.75%	$57.50 on August 3rd, 2016
15 MONTHS	Prime Plus 3.0%	6.25%	$57.50 on August 3rd, 2016 $10.63 on November 3rd, 2016
18 MONTHS	Prime Plus 3.5%	6.75%	$57.50 on August 3rd, 2016 $21.25 on February 3rd, 2017

If you invested $1,000, then interest would be payable, calculated on the higher principal amount, on the dates set forth above, at your option, quarterly on each of November 3rd, February 3rd, May 3rd and August 3rd until Maturity.

Optional Prepayment:

The Secured Investment Certificates maybe prepaid in whole or in part at any time prior to their respective Maturity dates without premium or penalty.

Events of Default:

The Secured Investment Certificates provide that each of the following constitutes an “Event of Default” with respect to the Secured Investment Certificates:

1.        The failure to make a payment when due under the Certificates (i) of any interest payment within five (5) business days of when the interest payment is due, or (ii) of the entire outstanding balance of principal and interest on the maturity date; or

2.        If the Company voluntarily files a petition under the Federal Bankruptcy Code, or under any similar or successor Federal Statute relating to Bankruptcy, Insolvency Arrangements, or Reorganizations; of if the Company fails to obtain a vacation or stay of Involuntary Proceedings brought for the Reorganization, Dissolution or Liquidation of the Company; or if the Company is adjudged a Bankrupt, or upon the Company’s Dissolution, Business Failure or Discontinuance as a going concern business; or if a trustee or receive shall be appointed for the Company’s property; or if there is an attachment, execution or other judicial seizure of any portion of the Company’s assets, and such seizure is not discharged within ten (10) days.

In any Event of Default occurs and is continuing, at the option of the Holders, the entire outstanding principal balance due under the Secured Investment Certificates and all accrued and unpaid Interest on the Secured Investment Certificates will become immediately due and payable by the Company without further action or notice at the option of the Holders.

Form of Certificates:

All Secured Investment Certificates will be issued in fully registered form. The Company is entitled to treat the Registered Holder shown on its records as the owner of the Secured Investment Certificate for all purposes. Ownership of a Secured Investment Certificate may be registered in the name of any two or more named persons as joint tenants with right of survivorship, as tenants in common or as tenants by the entireties, and payment of principal and interest on any Secured Investment Certificates so registered will be made to the person or persons entitled to receive such payment as their interests may appear.

Payment or Rollover at Maturity:

The Secured Investment Certificates will be subject to automatic rollover. Fifteen business days before the Maturity Date of the Secured Investment Certificate, the Company will send a notice to the Holder by First Class Mail at the Holder’s address that the Secured Investment Certificate is going to mature and request whether the Holder wishes to let the Certificate rollover, or to be repaid. The Company will repay Holders who notify in TEN BUSINESS DAYS BEFORE THE MATURITY DATE that they wish to be repaid. Unless the Holder notifies the Company TEN BUSINESS DAYS BEFORE THE MATURITY date that it does not wish to let the Secured Investment Certificate rollover and presents the Secured Investment Certificate for payment, or the Company otherwise elects to repay the Secured Investment Certificate, the Secured Investment Certificate will be automatically rolled-over into a new Secured Investment Certificate at the Interest Rate then being offered by the Company based on the same term as the original Secured Investment Certificate. The Holder may elect to rollover all, or a portion of, the Secured Investment Certificates it owns. To determine the Interest Rate applicable to the rolled-over Secured Investment Certificates, Holders should call the Company at (800) 366-0908, or consult the web pages: http://www.ASMX.CO or http://www.AlternativeSecuritiesMarket.com. The rolled-over Certificate will bear interest at the then current Interest Rate for newly issued Secured Investment Certificates, based on the formula described above, the maturity date will be extended for an additional term of identical length as the original Secured Investment Certificate, and the frequency and Interest Payments will be identical to the frequency of the original Secured Investment Certificate.

Due to automatic rollover, Investors will not receive payment of principal at Maturity or subsequent payment dates unless the Investor complies with the procedures for notification and delivery of Secured Investment Certificates. In order to receive payment of principal upon maturity, the Holder must notify the Company TEN BUSINESS DAYS before the Secured Investment Certificate’s Maturity Date that it elects not to let the Secured Investment Certificate rollover and it must present the Secured Investment Certificate to the Company for payment. Notification and delivery of the Secured Investment Certificate must be made to the Company’s office located at 4136 Del Rey, Marina Del Rey, California 90292, Attention: Investor Services, or by Email to: LEGAL@ALTERNATIVESECURITIESMARKET.COM, by the Secured Investment Certificate’s Maturity Date. In order to be effective, such notification must be received at the Company’s office, or by Email, by the Maturity Date. If the Company does not receive the notification by such time, the Secured Investment Certificate(s) will be rolled-over.

For example, if your original Secured Investment Certificate had a term of 15 months, and you elected to be paid interest quarterly, the rolled-over Secured Investment Certificate would also have a term of 15 months, interest would be paid quarterly and the Interest Rate would be based on the above formula for new Secured Investment Certificates with a term of 15 months. If you have any questions regarding the rollover of Secured Investment Certificates, please call the Company at (213) 407-4386.

Lost, Stolen or Destroyed Secured Investment Certificates: Issuance of New Secured Investment Certificates:

If a Holder loses his or her Secured Investment Certificate is stolen or destroyed, the Company will issue a new Secured Investment Certificate in the place of the lost, stolen or destroyed Secured Investment Certificate if the Holder gives the Company a bond sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss, theft or destruction of any Secured Investment Certificate or the issuance of a new Secured Investment Certificate.

Lack of Public Market

There is no public market for the Secured Investment Certificates, and none is expected to develop for their purchase or sale.

Financial Information Provided to Investors:

Beginning with the 2016 fiscal year end, in addition to the financial information provided in this Offering Circular, the Company will provide a copy of its financial statements to all Holders of Certificates within 120 days after the end of each fiscal year.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material U.S. Federal Income Tax considerations relating to the acquisition, ownership and disposition of the Secured Investment Certificates. The summary is based on the Internal Revenue Code (the “Code”), and Treasury regulations, rulings and judicial decisions as of the date hereof, all of which may be repealed, revoked or modified with possible retroactive effect. This summary applies to you only if you acquire the Secured Investment Certificates for cash in this Offering at the initial Offering price and hold the Secured Investment Certificates as capital assets within the meaning of Section 1221 of the Code. This summary is for general information only and does not address all aspects of the U.S. Federal Income Taxation that may be important to you in light of your particular circumstances, and it does not address state, local, foreign, alternative minimum or non-income tax considerations that may be applicable to you. Further, this summary does not deal with Holders that may be subject to special tax rules, including, but not limited to, insurance companies, tax-exempt organizations, financial institutions, dealers in securities or currencies, U.S. Holders (as described below) whose functional currency is not the U.S. Dollar, certain U.S. expatriates or Holders who hold the Secured Investment Certificates as a hedge against currency risks or as part of a straddle, synthetic security, conversion transaction or other integrated transaction for U.S. Federal Tax purposes. You should consult your own tax advisor as to the particular tax consequences to your of acquiring, holding or disposing of the Secured Investment Certificates.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of a Secured Investment Certificate that, for U.S. Federal Income Tax purposes, is: (a) an individual citizen or resident of the United States; (b) a corporation (or other business entity treated as a corporation) created or organized in or under the Laws of the United States or any State thereof (including the District of Columbia); (c) an estate the income of which is subject to U.S. Federal Income Taxation regardless of its source; or (d) a trust if (i) such trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person, or (ii) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all substantial decisions of the trust.

For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of a Secured Investment Certificate that is neither a U.S. Holder nor a partnership or any entity or arrangement treated as a partnership for U.S. Federal Income Tax purposes. If a partnership (or other entity or arrangement treated as a partnership for U.S. Federal Income Tax purposes) holds Secured Investment Certificates, then the U.S. Federal Income Tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership that holds Secured Investment Certificates of a partner in such a partnership, you should consult your own tax advisor as to the particular U.S. Federal Income Tax consequences applicable to you.

U.S. Holders

Interest

We anticipate that the Secured Investment Certificates will not be issued with original discount for U.S. Federal Income Tax purposes. In such case, if you are a U.S. Holder, interest on a Secured Investment Certificate will generally be taxable to you as ordinary interest income as it accrues or is received by you in accordance with your usual method of accounting for U.S. Federal Income Tax purposes.

Sale, Exchange or Other Taxable Dispositions of Secured Investment Certificates

If you are a U.S. Holder, upon the sale, exchange, redemption, retirement or other taxable disposition of a Secured Investment Certificate, you will generally recognize gain or loss for U.S. Federal Income Tax purposes in an amount equal to the difference, if any, between (i) the amount of the cash and the fair market value of any property you receive on the sale or other taxable disposition (less an amount attributable to any accrued but unpaid interest, which will be taxable as ordinary interest income to the extent not previously taken into income), and (ii) your adjusted tax basis in the Secured Investment Certificate. Your adjusted tax basis in a Secured Investment Certificate will generally be equal to your cost of the Secured Investment Certificate, reduced by the principal payments you have previously received in respect of the Secured Investment Certificate. Such gain or loss will generally be treated as capital gain or loss and will be treated as long-term capital gain or loss if your holding period in the Secured Investment Certificate exceeds on year at the time of the disposition. Long-term capital gains of non-corporate taxpayers are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitation.

Backup Withholding and Information Reporting

U.S. Federal Backup Withholding may apply to payments on the Secured Investment Certificates and proceeds from the sale or other disposition of the Secured Investment Certificates if you are a non-corporate U.S. Holder and fail to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a U.S. Holder’s U.S. Federal Income Tax liability and may entitle such Holder to a refund, provided the required information is timely furnished to the Internal Revenue Service (the “IRS”).

A U.S. Holder will also be subject to information reporting with respect to payments on the Secured Investment Certificates and proceeds from the sale or other disposition of the Secured Investment Certificates, unless such U.S. Holder is an exempt recipient and appropriately establishes that exemption.

Non-U.S. Holders

Interest

Subject to the discussion of Backup Withholding and information reporting below, if you are a Non-U.S. Holder, payments of interest on the Secured Investment Certificates to you will not be subject to U.S. Federal Income Tax (including branch profits or withholding tax), provided that:

•         You do not, directly or indirectly, actually or constructively, own 10% or more of the voting power of the stock of ALTERNATIVE SECURITIES MARKET, LLC;

•         You are not a bank receiving interest on an extension of credit pursuant to a loan agreement entered into in the ordinary course of your trade or business;

•         You are not a controlled foreign corporation for U.S. Federal Income Tax purposes that is, actually or constructively, related to the Company (as provided in the Code);

•         The interest payments are not effectively connected with your conduct of a trade or business within the United States; and

•         You meet certification requirements.

You will satisfy these certification requirements if you certify on IRS Form W-8BEN, or a substantially similar substitute form, under penalties of perjury, that you are not a United States person with the meaning of the Code, provide your name and address and file such form with the withholding agent. If you hold the Secured Investment Certificate through a foreign partnership or intermediary must satisfy certification requirements of applicable Treasury regulations.

Even if the requirements listed above are not satisfied, you will be entitled to an exemption from or reduction in U.S. Withholding Tax provided that:

•         You are entitled to an exemption from or reduction in Withholding Tax or interest under a tax treaty between the United States and your country of residence. To claim this exemption or reduction, you must generally complete IRS Form W-8BEN and claim this exemption or reduction on the form. In some cases, you must instead be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files; or

•         The interest income on the Secured Investment Certificates is effectively connected with the conduct of your trade or business in the United States. To claim this exemption, you must complete IRS Form W-8ECI.

You may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange or Other Taxable Dispositions of Secured Investment Certificates

Subject to the discussion below regarding Backup Withholding and information reporting, if you are a Non-U.S. Holder, you will not be subject to U.S. Federal Income Tax (including branch profits tax) on the gain you realize on any sale, exchange, redemption, retirement or other taxable disposition of a Secured Investment Certificate.

•         The gain is effectively connected with your conduct of a trade or business within the United States and, if required by an applicable treaty (and you comply with a applicable certification and other requirements to claim treaty benefits), is generally attributable to a U.S. “permanent establishment”;

•         You are an individual and have been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met; or

•         A portion of the gain represents accrued but unpaid interest, in which case the U.S. Federal Income Tax rules for interest would apply to such portion.

U.S. Trade or Business

If interest on a Secured Investment Certificate or gain from a disposition of the Secured Investment Certificate if effectively connected with your conduct of a U.S. trade or business, and, if required by an applicable treaty, you maintain a U.S. “permanent establishment” to which the interest or gain is attributable, you will generally be subject to U.S. Federal Income Tax on the interest or gain on a net basis in the same manner as if you were a U.S. Holder. If you are a foreign corporation, you may also be subject to a branch profits tax of 30% of your effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless you qualify for a lower rate under an applicable income tax treaty.

Backup Withholding and Information Reporting

Under current U.S. Federal Income Tax, Backup Withholding and information reporting may apply to payments made by the Company (including the Company’s paying agents) to you in respect of the Secured Investment Certificates, unless you provide an IRS Form W-8BEN or otherwise meet documentary evidence requirements for establishing that you are a Non-U.S. Holder or otherwise establish an exemption. The Company (or its paying agents) may, however, report payments of interest on the Secured Investment Certificates.

The gross proceeds from the disposition of your Secured Investment Certificates may be subject to information reporting and Backup Withholding Tax at the applicable rate. If you sell your Secured Investment Certificates outside the United States through a foreign office of a foreign broker and the sales proceeds are paid to you outside the United States, then the Backup Withholding and information reporting requirements will generally not apply to that payment. However, information reporting, but not Backup Withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your Secured Investment Certificates through the foreign office of a foreign broker that is, for U.S. Federal Income Tax purposes:

•         A United States person (within the meaning of the Code);

•         A controlled foreign corporation;

•         A foreign person 50% of more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period; or

•         A foreign partnership with certain connections to the United States

Unless such broker has in its records documentary evidence that you are not a United States person and certain other conditions are met, or you otherwise establish an exemption. In addition, Backup Withholding may apply to any payment that the broker is required to report if the broker has actual knowledge that you are a United States person.

You should consult your own tax advisor regarding the application of information reporting and Backup Withholding in your particular situation, the availability of an exemption from Backup Withholding and the procedure for obtaining such an exemption, if available. Backup Withholding is not an additional tax. Any amounts withheld under the Backup Withholding rules may be allowed as a credit against your U.S. Federal Income Tax liability and may entitle you to a refund, provided the required information is timely furnished to the IRS.

The U.S. Federal Tax discussion set forth above is included for general information only and may not be applicable depending on the Holder’s particular situation. Holders should consult their tax advisors with respect to the tax consequences to them of the beneficial ownership and disposition of the Secured Investment Certificates, including the tax consequences under State, Local, Foreign, and other tax laws and the possible effects of changes in U.S. Federal and other Tax Laws.

(d)     Description of Company Equity Membership Units

The Company is authorized by its Certificate of Formation to issue an aggregate of 1,000,000 shares of Equity Membership Units, $0.001 par value per share (the “Membership Unit”). As of July 15th, 2015 – 1,000 Equity Membership Units were issued and outstanding.

All outstanding shares of Equity Membership Units are of the same class and have equal rights and attributes.  The holders of Equity Membership Units are entitled to one vote per share on all matters submitted to a vote of Shareholders of the Company. All Shareholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Equity Membership Units are entitled to share ratably in all assets remaining after payment of all liabilities.  The stockholders do not have cumulative or preemptive rights.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 1-A. No Equity Membership Units are being offered in the Offering Circular.

(b) Background Information on other Equity Membership Unit Classes. None

© Other Debt Securities.     None.

(d) Other Securities to Be Registered.     None.

Security Holders

As of July 15th, 2015, there were ONE THOUSANDshares of our Equity Membership Units outstanding, which were held of record by THREE stockholders, not including persons or entities that hold the stock in nominee or “street” name through various brokerage firms.

Indemnification of Directors and Officers:

The Company is formed under the laws of California. California General Corporation Law provides that a company may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts  paid in  settlement  in  connection  with  various  actions,  suits  or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the company, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a company’s certificate of formation, bylaws, agreement, and a vote of shareholders or disinterested directors or otherwise.

The Company’s Certificate of formation provides that it will indemnify and hold harmless, to the fullest extent permitted by California’s General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

California’s General Corporation Law permits a company to provide in its certificate of formation that a director of the company shall not be personally liable to the company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•         any breach of the director’s duty of loyalty to the company or  its shareholders;
•         acts or omissions not in good faith or which involve intentional  misconduct or a knowing violation of law;
•         payments of unlawful dividends or unlawful stock repurchases or redemptions; or
•         any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Formation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

FINANCIAL STATEMENTS SECTION:

Alternative Securities Market, LLC
(A Development Stage Company)
UN-AUDITED BALANCE SHEET
August 3rd, 2015

ASSETS

Current Assets

•         Cash

$1,000

•         Accounts Receivable (Capitalization Commitment)

$0.00

•         Inventory

$0.00

•         Prepaid Expenses

$0.00

•         Short-term Investments

$0.00

Total Current Assets

$1,000

Fixed (Long-Term)Assets

•         Long-Term Investments

$0.00

•         Property & Equipment

$0.00

(Less Accumulated Depreciation)

$0.00

•         Intangible Assets

Total Fixed Assets

$0.00

Other Assets

•         Deferred Income Tax

$0.00

•         Other

$0.00

Total Fixed Assets

$0.00

TOTAL ASSETS

$1,000

LIABILITIES & OWNER’S EQUITY

Current Liabilities

$0.00

•         Accounts Payable

$0.00

•         Short-term Loans

$0.00

•         Income Taxes Payable

$0.00

•         Accrued Salaries & Wages

$0.00

•         Unearned Revenue

$0.00

•         Current Portion of Long-term Debt

$0.00

Total Current Liabilities

$0.00

Long-Term Liabilities

•         Long-Term Debt

$0.00

•         Deferred Income Tax

$0.00

•         Other

$0.00

Total Long-term Liabilities

$0.00

Owner’s Equity

•         Owner’s Investment

$1,000

•         Accounts Receivable

$0.00

Total Owner’s Equity

$0.00

TOTAL LIABILITIES & OWNER’S EQUITY

$1,000

SEE NOTES TO FINANCIAL STATEMENTS

Alternative Securities Market, LLC
(A Development Stage Company)
UN-AUDITED STATEMENTS OF REVENUE AND EXPENSES
November 26th, 2014 (inception) to August 1st, 2015

REVENUE

November 26th, 2014 to
August 1st, 2015

•         Total Revenues

$0.00

TOTAL REVENUES

$0.00

EXPENSES

•         Accounting

$0.00

•         Legal

$0.00

•         Taxes, other

$0.00

•         Organization Costs

$0.00

TOTAL EXPENSES

$0.00

NET LOSS

($0.00)

SEE NOTES TO FINANCIAL STATEMENTS

Alternative Securities Market, LLC
(A Development Stage Company)
UN-AUDITED STATEMENT OF SHAREHOLDERS’ EQUITY
For the period for
November 26th, 2014 (inception) to August 1st, 2015

Founding Shareholder

Total

Founding Contribution

$1,000

$1,000

All Costs

$0.00

$0.00

Net Loss

($0.00)

($0.00)

BALANCE, August 1st, 2015

$1,000

$1,000

SEE NOTES TO FINANCIAL STATEMENTS

Samba Brazilian Gourmet Pizza Corporation
(A Development Stage Company)
UN-AUDITED STATEMENT OF CASH FLOWS
For the period for
November 26th, 2014 (inception) to August 1st, 2015

CASH FLOWS FROM OPERATING ACTIVITIES

November 26th, 2014 (Inception)
To August 1st, 2015

•         Net Loss

($0.00)

•         Other

$0.00

CASH FLOWS FROM INVESTING ACTIVITIES

November 26th, 2014 (Inception)
To August 1st, 2015

•         All Investing Activities

$0.00

CASH FLOWS FROM FINANCING ACTIVITIES

November 26th, 2014 (Inception)
To August 1st, 2015

•         All Financing Activities

$0.00

NET INCREASE IN CASH

$0.00

Cash, Beginning of year

$1,000

Cash, End of Year

$1,000

SEE NOTES TO FINANCIAL STATEMENTS

Alternative Securities Market, LLC
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION

The Company was formed as a California Stock Corporation in November of 2014. In June of 2015, the Company issued ONE MILLION SHARES (100% of the Company’s Issued and Outstanding Shares of Common Stock) to “Alternative Securities Markets Group Corporation” under Section 4(a)(2) of the Securities Act of 1933, as amended.

The Company was initially capitalized through the sale of One Million Shares of Corporate Stock (100% of the Issued Common Stock Shares) to Alternative Securities Markets Group Corporation for a price of $0.001 per share.

On July 15th, 2015, the Company sold ONE HUNDRED TWENTY-FIVE EQUITY MEMBERSHIP UNITS to Mr. Koorosh Rahimi for a price of $1.00 USD per Equity Membership Unit ($125 USD Total).

On July 15th, 2015, the Company sold ONE HUNDRED TWENTY-FIVE EQUITY MEMBERSHIP UNITS to Mr. David Dobkin for a price of $1.00 USD per Equity Membership Unit ($125 USD Total).

NOTE 2. BASIS OF ACCOUNTING:

The Financial Statements of the Company have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

SIGNATURES

The Issuer has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Alternative Securities Market, LLC:

By: Mr. Koorosh Rahimi

By: ________________________________________

Name: Mr. Koorosh Rahimi

Title: Senior Managing Member

______________________________________________________________________________

By: Mr. David Dobkin

By: ________________________________________

Name: Mr. David Dobkin

Title: Managing Member

______________________________________________________________________________

By: Mr. Steven J. Muehler

By: ________________________________________

Name: Mr. Steven J. Muehler

Title: Chief Financial Officer

Alternative Securities Market, LLC:

By: Mr. Weslie W. Johnson

By: ________________________________________

Name: Mr. Weslie W. Johnson

Title: Chief Executive Officer

          30% Owner of “Alternative Securities Markets Group Corporation”

______________________________________________________________________________

By: Mr. Steven J. Muhler

By: ________________________________________

Name: Mr. Steven J. Muehler

Title: Founder and Financial Officer

          30% Owner of “Alternative Securities Markets Group Corporation”